UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §.240.14a-12

CHESAPEAKE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Chesapeake ENERGY

Notice of 2014 Annual Meeting of Shareholders

Including Governance Highlights and Proxy Statement

Dear Fellow Shareholder,

On behalf of the entire Board of Directors, I would like to start by saying we appreciate the trust you have placed in us to act as stewards of your Company. 2013 was a transformational year for Chesapeake and one that will be remembered as a turning point in the Company's history. After an exhaustive search, the Board appointed Doug Lawler as the Company's new President and Chief Executive Officer. Doug's insistence on integrity, financial discipline, operational efficiency and environmental, health and safety excellence aligns with the Board's vision for Chesapeake and he has moved forward rapidly on all of these fronts.

As Chairman, I am proud to lead a Board that is dedicated to serving the Company's shareholders and does not hesitate to make tough decisions that are in the best interests of the Company. I would like to emphasize the Board's commitment to maintaining best-in-class corporate governance practices that reflect the Board's focus on accountability, oversight, risk management and shareholder value.

I would like to emphasize the Board's commitment to maintaining best-in-class corporate governance practices that reflect the Board's focus on accountability, oversight, risk management and shareholder value.

BOARD ACCOUNTABILITY

The Board continues to hold itself accountable to shareholders. Last year, shareholders had the opportunity to vote on all directors despite the fact that only three directors were required to be elected under the Company's charter. This year you will see that each director is again standing for election and will only be elected if he receives approval from a majority of the votes cast. In addition, the Nominating, Governance and Social Responsibility Committee, led by Brad Martin, and the Board have determined that it is in the best interest of shareholders to declassify the Board, implement proxy access and remove supermajority voting requirements from the Company's governing documents, and we have submitted proposals to do so.

OVERSIGHT AND RISK MANAGEMENT

The Board continues to hold management accountable. The Board held 11 meetings in 2013 and worked informally with management on a regular basis to ensure that management is executing the Company's strategy. In addition, the Board continues to focus on risk oversight. In 2013, the Board demonstrated this by appointing Louis Raspino as Audit Committee chairman and Patrick Craine as Chief Compliance Officer, a position that reports directly to the Audit Committee. Additionally, environmental, health and safety matters remain a priority for the Board and comprise the first agenda item of each quarterly Board meeting.

SHAREHOLDER VALUE

The Board continues to incentivize management to create shareholder value. The Board implemented an executive compensation program in 2013 that utilized objective metrics that it believed would drive shareholder value in 2013. The Company's performance in 2013 was exceptional, delivering strong operational and financial results that resulted in total shareholder return of sixty-six percent. I am proud of the substantial improvements that our Compensation Committee, led by Pete Miller, has made to the Company's executive compensation program to ensure that executive pay and Company performance are appropriately aligned.

I appreciate the opportunity to provide you with a glimpse of your Board's actions in 2013 and encourage you to read the proxy statement carefully for more information. However, I do not believe communication begins and ends with the annual meeting. I and the other directors have appreciated the opportunity to interact with many of you through our engagement and outreach efforts in 2013 and we look forward to continuing our dialogue in the future. Thank you for your investment in Chesapeake and your support.

Archie W. Dunham
Chairman of the Board

HOW TO COMMUNICATE WITH THE BOARD

LEAVE A MESSAGE:
Director Access Line
1-866-291-3401

SEND AN EMAIL:
Visit www.chk.com/contact and complete the form

WRITE TO:
Chesapeake Energy Corporation Board of Directors
c/o James R. Webb, Executive Vice President – General Counsel and Corporate Secretary
P.O. Box 18496
Oklahoma City, OK 73154

Notice of 2014 Annual Meeting of Shareholders

Dear Shareholders,

You are invited to attend Chesapeake Energy Corporation's 2014 Annual Meeting of Shareholders for the following purposes:

1. **To elect directors;**
2. **To vote on a proposal to declassify our Board;**
3. **To vote on a proposal to increase the maximum size of the Board;**
4. **To vote on a proposal to implement proxy access;**
5. **To vote on a proposal to eliminate supermajority voting requirements;**
6. **To approve our named executive officer compensation;**
7. **To vote on a proposal to adopt a new Long Term Incentive Plan; and**
8. **To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.**

Shareholders will also transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

If you plan to attend the meeting, please follow the advance registration instructions under "Attending the Annual Meeting" on page 66 to obtain an admission ticket. To enter the meeting, you must present the ticket along with photo identification.

If you are unable to attend the meeting, please view the live webcast from our Investor Relations website at www.chk.com/investors.

By Order of the Board of Directors

James R. Webb
Executive Vice President – General Counsel
and Corporate Secretary
May 2, 2014
Oklahoma City, Oklahoma

MEETING INFORMATION

DATE:	June 13, 2014
TIME:	10:00 a.m., local time
LOCATION:	Chesapeake Energy Corporation 6100 North Western Avenue Oklahoma City, Oklahoma

HOW TO VOTE

Your vote is important. You are eligible to vote if you were a shareholder of record at the close of business on April 14, 2014. Even if you plan to attend our annual meeting in person, please read this proxy statement with care and vote right away using any of the following methods. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET USING YOUR COMPUTER
Visit 24/7
www.proxyvote.com

BY INTERNET USING YOUR TABLET OR SMARTPHONE
Scan this QR code 24/7 to vote with your mobile device (may require free software)

BY TELEPHONE
Dial toll-free 24/7
1-800-690-6903

BY MAIL
Cast your ballot, sign your proxy card and send by free post

ONLINE ACCESS TO PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 13, 2014:

The proxy statement is available at www.proxydocs.com/CHK

The annual report is available at www.chk.com/media/publications

Please visit the website or scan the QR codes above with your mobile device to view our proxy and annual report. If you received a Notice of Internet Availability of Proxy Materials, please see page 64 for more information.

NOTICE OF ANNUAL MEETING 1

Governance Highlights

CHESAPEAKE BOARD NOMINEES AND COMMITTEE MEMBERS

Archie W. Dunham
Chairman of the Board
Former Chairman
ConocoPhillips
Houston, Texas

R. Brad Martin
Chairman
RBM Venture Company
Former Chairman and Chief Executive Officer
Saks Incorporated
Memphis, Tennessee

COMPENSATION COMMITTEE*
Chair: Mr. Miller
6 Meetings in 2013

Merrill A. "Pete" Miller, Jr.
Executive Chairman
National Oilwell Varco, Inc.
Houston, Texas

Frederic M. Poses
Chief Executive Officer
Ascend Performance Materials
New York, New York

NOMINATING, GOVERNANCE AND SOCIAL RESPONSIBILITY COMMITTEE
Chair: Mr. Martin
6 Meetings in 2013

Vincent J. Intrieri
Senior Managing Director
Icahn Capital LP
New York, New York

John J. "Jack" Lipinski
President and Chief Executive Officer
CVR Energy, Inc.
Sugar Land, Texas

Louis A. Raspino
Former President and Chief Executive Officer
Pride International, Inc.
Houston, Texas

AUDIT COMMITTEE
Chair: Mr. Raspino
10 Meetings in 2013

Thomas L. Ryan
President and Chief Executive Officer
Service Corporation International
Houston, Texas

EXPERIENCE
- Public Company CEO
- Energy Company Executive/Director
- Corporate Governance
- Government Public Policy
- International

QUALIFICATIONS
- Business Leadership
- Financial Expertise
- Risk Management
- Technology
- Independent

TENURE

< 1 year
> 5 years
1
1
7
1 – 5 years

2013 MEETING ATTENDANCE

100%
100%
100%
97%
# of meetings
0
1
2
3
4
5
6
7
8
9
10
11
BOARD
COMPENSATION
AUDIT
NOMINATING
Average Attendance % for Independent Directors

CORPORATE GOVERNANCE SNAPSHOT

Shareholder Rights
- Election of all directors in 2014 (**Proposal 1**)
- Board declassification (**Proposal 2**)
- Majority voting in director elections
- Proxy access (**Proposal 4**)
- Simple majority voting rights (**Proposal 5**)
- Active shareholder engagement program

Boardroom Culture
- Near perfect meeting attendance
- Robust discussion
- Disciplined decision making
- Challenged opinions
- Focus on Company risks
- Difficult questions asked to management

Independence
- Separate Chairman & CEO
- Eight independent directors
- All committees consist entirely of independent directors
- Executive sessions at nearly all Board and Committee meetings
- No perquisites for independent directors

2 CHESAPEAKE ENERGY CORPORATION

CREATING SHAREHOLDER VALUE

CHK
66%

DELIVERING TOP TOTAL SHAREHOLDER RETURN

Chesapeake finished 2013 with a TSR of 66%, which propelled the Company to the top performance among its compensation peer group. Thanks to this focused effort, the Company was able to reach a number of its 2013 goals.

Finishing the year with best-in-class TSR is helping set the tone for 2014. Chesapeake continues its focus on production growth and reduction in overall leverage, while generating higher margins per barrel of oil equivalent and improving safety metrics.

CHESAPEAKE'S BUSINESS STRATEGIES

Financial Discipline

- > Balance capital expenditures with cash flow from operations
- > Implement competitive capital allocation process to ensure highest quality projects are funded
- > Divest noncore assets and affiliates
- > Reduce financial and operational risk and complexity
- > Achieve investment grade metrics

Profitable and Efficient Growth from Captured Resources

- > Develop our world-class inventory
- > Target top-quartile operating and financial metrics
- > Aggressively benchmark and post appraise our performance
- > Pursue continuous improvement
- > Drive value leakage out of our operations

FINANCIAL AND OPERATIONAL HIGHLIGHTS

11%
PRODUCTION
CAPEX
50%

ADJUSTED TOTAL PRODUCTION UP 11% YEAR OVER YEAR WITH 50% LESS CAPITAL EMPLOYED

112,600
BBL/D

OIL PRODUCTION UP 32% YEAR OVER YEAR AND 17% OF TOTAL PRODUCTION

34%

ADJUSTED EBITDA INCREASED YEAR OVER YEAR TO $5.016 BILLION

$225
MILLION

COMBINED 2013 PER UNIT PRODUCTION AND G&A EXPENSES DECLINED 15%

GOVERNANCE HIGHLIGHTS 3

Governance Highlights

ALIGNING PAY AND PERFORMANCE

Response to 2013 "Say on Pay" Vote

At our 2013 annual meeting, approximately 84% of shares cast voted in favor of our named executive officer compensation. This was a marked difference from 2012 when we received only 20% support. The 2013 vote told us that most shareholders agree that the Company's redesigned executive compensation program better aligns with shareholder objectives and is responsive to shareholder concerns voiced over the past two years. The Compensation Committee has continued to refine the Company's executive compensation program since the 2013 annual meeting. Adhering to its philosophy of targeting compensation at the median of our peer group, the Committee continued its methodical reduction of target total direct compensation for executive officers in 2014. The Company is also proposing a 2014 long-term incentive plan that eliminates "single-trigger" equity acceleration upon a change of control.

New Chief Executive Officer Compensation

In 2013, the Company entered into an employment agreement with Mr. Lawler, the Company's new CEO, which provided for annualized target compensation that ranks slightly below the median of our peers according to benchmarking data provided by Frederic W. Cook & Co. Inc., the Compensation Committee's independent compensation consultant. The agreement provided for annualized 2013 total target compensation that is 20% lower than the total target compensation of the Company's former CEO. For 2014, the Compensation Committee maintained Mr. Lawler's compensation at 2013 levels.

Our new CEO's target compensation package ranks slightly below the median of our compensation peer group.

KEY FEATURES OF OUR COMPENSATION SYSTEM

What We Do

- ✔ Award annual incentive compensation and 50% of long-term compensation subject to achievement of objective pre-established performance goals tied to financial, operational and strategic objectives
- ✔ Award incentive compensation intended to qualify as performance-based compensation under Section 162(m)
- ✔ Apply enhanced minimum stock ownership guidelines
- ✔ Maintain a clawback policy to recapture unearned incentive payments
- ✔ Use a representative and relevant peer group
- ✔ Use an independent compensation consultant

What We Don't Do

- ✘ No tax gross ups for executive officers
- ✘ No cash payments upon death or disability
- ✘ No "single-trigger" change-of-control cash payments
- ✘ No repricing of underwater stock options
- ✘ No margining, derivative or speculative transactions, such as hedges, pledges and margin accounts, by executive officers
- ✘ No excessive perquisites

4 CHESAPEAKE ENERGY CORPORATION

2013 Compensation Program

[1] In addition to AIP awards, individual performance bonuses were also utilized by the Committee for 2013 in instances where performance was based on select individual criteria or was well in excess of what was expected of the executive.

2013 TARGET CEO TOTAL COMPENSATION MIX* | **2013 TARGET ALL OTHER NEO TOTAL COMPENSATION MIX***

2%
9%
13%
38%
38%
Aligned with shareholder interests
At risk
Base Salary
AIP Award
PSU Award
Stock Options
Restricted Stock
All Other Comp
5%
12%
13%
17.5%
17.5%
35%
Aligned with shareholder interests
At risk

* Reflects target annualized compensation as of the date of award, other than all other compensation which is based on actual amounts reported in Summary Compensation Table. 2013 target annual incentive award as reported in Grants of Plan-Based Awards for 2013 table. Does not include special stock or bonus awards.

GOVERNANCE HIGHLIGHTS 5

Governance Highlights

ROAD MAP OF VOTING ITEMS

VOTING ITEM	BOARD RECOMMENDATION
Item 1. Election of Director Nominees (page 5) We are asking shareholders to vote on each director nominee to the Board. The Board and Nominating, Governance and Social Responsibility Committee believe that the director nominees have the qualifications, experience and skills necessary to represent shareholder interests through service on the Board. The Board believes that Mr. Lipinski, the new director nominee standing for election, has the qualifications, including service as Chairman and CEO of a public company, to be a valuable member of the Board.	FOR
Item 2. Declassify Board (page 9) We are asking shareholders to amend our Certificate of Incorporation to allow directors to be elected by shareholders on an annual basis. The Board and Nominating Committee believe that this additional shareholder right is in the best interest of shareholders as it enhances accountability of the Board to shareholders.	FOR
Item 3. Increase Maximum Size of Board (page 10) We are asking shareholders to approve an amendment to our Certificate of Incorporation to increase the maximum number of directors that may constitute our Board. The Board believes an increase in its size will provide the opportunity, consistent with our Corporate Governance Principles and the considerations mandated by the charter of the Nominating Committee, to continue to build a board with diverse talents and perspectives, as well as demonstrated experience and expertise.	FOR
Item 4. Implement Proxy Access (page 11) We are asking shareholders to amend our Bylaws to allow shareholder-nominated director candidates in our proxy materials. The Board and Nominating Committee believe that this additional shareholder right is in the best interest of shareholders as it enhances accountability of the Board to shareholders.	FOR
Item 5. Eliminate Supermajority Voting Requirements (page 13) We are asking shareholders to amend our Certificate of Incorporation to allow for certain corporate governance changes to be made with a simple majority vote. The Board and Nominating Committee believe that this additional shareholder right is in the best interest of shareholders as it allows for shareholders to effect change where there is significant consensus.	FOR
Item 6. Shareholder Advisory Vote to Approve Named Executive Officer Compensation (page 53) The Company has designed its executive compensation program to attract and retain high-performing executives and align executive pay with Company performance and the long-term interests of our shareholders. The Company seeks a nonbinding advisory vote from its shareholders to approve the compensation of its named executive officers as described in this proxy statement. The Board values shareholders' opinions and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.	FOR
Item 7. Adoption of New Long Term Incentive Plan (page 55) We are asking shareholders to approve our 2014 Long Term Incentive Plan, which the Board has adopted subject to shareholder approval, to enable the Company to continue making equity awards to directors, executives and other employees. The plan is an important part of our pay-for-performance philosophy as it allows the Company to award compensation that is tied to performance and aligned with the interests of our shareholders. The plan demonstrates the Company's commitment to best compensation practices through use of a "fungible" share reserve with no liberal share recycling provisions and elimination of "single-trigger" equity acceleration upon a change of control.	FOR
Item 8. Ratification of Appointment of Independent Registered Public Accounting Firm (page 62) The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers to serve as the independent auditor is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee's selection of PricewaterhouseCoopers.	FOR

HOW TO VOTE

BY INTERNET USING YOUR COMPUTER

Visit 24/7
www.proxyvote.com

BY TELEPHONE

Dial toll-free 24/7
1-800-690-6903

BY INTERNET USING YOUR TABLET OR SMARTPHONE

Scan this QR code
24/7 to vote with your
mobile device
(may require free software)

BY MAIL

Cast your ballot,
sign your proxy card
and send by free post

6 CHESAPEAKE ENERGY CORPORATION

Proxy Statement

WELCOME TO THE CHESAPEAKE ANNUAL MEETING

Our Board of Directors is soliciting your proxy to vote your shares at our 2014 annual meeting of shareholders. In connection with this solicitation, we are providing you with a Notice of Internet Availability of Proxy Materials and access to these proxy materials, which include this 2014 proxy statement, the proxy card for the meeting and our 2013 annual report. For general information regarding the annual meeting, including information related to Internet access to materials, voting and attending the annual meeting, see “Meeting Information” on page 64. Unless the context otherwise requires, the terms “we”, “our”, “us”, the “Company” or “Chesapeake” as used in this proxy statement refer to Chesapeake Energy Corporation.

CORPORATE GOVERNANCE

The Company’s Board of Directors has adopted Corporate Governance Principles, which include information regarding the Board’s role and responsibilities, director qualifications and determination of director independence and other guidelines, and charters for each of the Board committees. The Board has also adopted a Code of Business Conduct applicable to all directors, officers and employees of the Company, including our principal executive officer, principal financial officer and principal accounting officer. These documents, along with the Company’s Certificate of Incorporation and Bylaws, provide the framework for the functioning of the Board. The Corporate Governance Principles, as well as the Code of Business Conduct and all committee charters, are available on the Company’s website at www.chk.com in the Corporate Governance sub-section of the section entitled “About”. Waivers of provisions of the Code of Business Conduct as to any director or executive officer are typically evaluated by the Nominating, Governance and Social Responsibility Committee or the Board and amendments to the Code of Business Conduct must be approved by the Board. We will post required disclosure about any such waiver or amendment on our website within four business days of such approval.

Board of Directors

The Board is elected by the shareholders to oversee their interest in the long-term health and the overall success of the Company’s business and its financial strength. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

The Board is led by Archie W. Dunham, the independent, non-executive Chairman, and is comprised of seven other independent members and the Company’s Chief Executive Officer. The directors are skilled and experienced leaders in business, education, government and public policy. They currently serve or have served as chief executives and members of senior management of Fortune 1000 companies, investment banking firms and private for-profit and nonprofit organizations and are well-equipped to promote the long-term success of the Company and to provide effective oversight of, and advice and counsel to, the CEO and other members of senior management.

Board Culture and Focus

The Board has established a boardroom dynamic that results in informed decisions through meaningful and robust discussion, where views are readily challenged based on each director’s diverse background and opinions. The directors are expected to, and do, ask hard questions of management. Each member of the Board is committed to maximizing shareholder value and promoting shareholder interests. The Board’s key areas of focus are on the Company’s strategy and vision, enhancing financial and management oversight, Board accountability and risk management. The Board has demonstrated its focus through the following actions: (i) redevelopment of a corporate strategy focused on financial discipline and profitable and efficient growth from captured resources; (ii) re-submission of proposals to implement leading corporate governance practices related to Board accountability, including Board declassification, proxy access and removal of supermajority voting provisions (see “Voting Item 2: Proposal to Declassify our Board”, “Voting Item 4: Proposal to Implement Proxy Access” and “Voting Item 5: Proposal to Eliminate Supermajority Voting Requirements”); (iii) development of an executive compensation program that appropriately ties executive pay to Company performance (see “Executive Compensation—Compensation Discussion and Analysis”); (iv) hiring of a Chief Compliance Officer who reports to the Chairman of the Audit Committee; and (v) full Board evaluation of significant Company risks at each regular meeting, including commodity price and environmental, health and safety risks (see “—Board Role in Risk Oversight”).

CORPORATE GOVERNANCE	1

Board Leadership Structure and Oversight

The Company separated the Chairman and CEO roles in 2012 and the Board appointed Mr. Dunham as its independent, non-executive Chairman. The Chairman presides at all meetings of the Board, as well as executive sessions of non-employee directors and, in consultation with the CEO, non-employee directors and management, establishes the agenda for each Board meeting. The Board has also delegated certain matters to its three committees, each of which is chaired by an independent director. The Board believes that this leadership structure provides an effective governance framework for the Company at this time.

The chart below details the purpose of each level of hierarchy in the Company’s leadership structure and provides additional detail on composition, meetings and 2013 activities of the Board. More detail with regard to the composition, meetings and 2013 activities of each of the committees can be found below under “—Board Committees”.

In 2013, the Board also formed a Finance Subcommittee of the Audit Committee. The purpose of the Finance Subcommittee is to provide assistance to the Board in overseeing the financing strategy, financial policies and financial condition of the Company. In 2013, the Finance Subcommittee worked closely with management to develop the Company’s 2014 budget, assisted with the enhancement of the Company’s policies and procedures related to its commodity hedging program and evaluated with management certain opportunities to reduce the Company’s leverage and financial complexity. The Finance Subcommittee is chaired by Vincent J. Intrieri and also consists of Louis A. Raspino, R. Brad Martin, Frederic M. Poses and Thomas L. Ryan as voting members and Domenic J. Dell’Osso, the Company’s Chief Financial Officer, as a non-voting member.

Outside of formal Board and committee meetings, management frequently discusses matters with directors on an informal basis. Non-employee directors meet without management at each regularly scheduled Board meeting. Mr. Dunham presides over meetings of the non-employee directors.

Each director attended, either in person or by telephone conference, at least 75% of the Board and committee meetings held while serving as a director or committee member in 2013. The Company expects all serving directors to attend annual meetings of shareholders. All directors serving at the time of the 2013 annual meeting attended the meeting.

2	CHESAPEAKE ENERGY CORPORATION

Board Committees

The Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating, Governance and Social Responsibility Committee, or Nominating Committee. Each committee has a charter which can be found on our website at www.chk.com in the Corporate Governance sub-section of the section entitled “About”. A biographical overview of the members of our committees can be found beginning on page 6.

AUDIT COMMITTEE	Members: 3 Independent: 3 Audit Committee Financial Experts: 3 2013 Meetings: 4 in person, 6 telephonic

Chairman: Louis A. Raspino Members: Vincent J. Intrieri Thomas L. Ryan

Responsibilities:

• Oversee the integrity of the Company’s financial statements and financial disclosure

• Oversee the Company’s compliance with legal and regulatory requirements

• Oversee the Company’s internal audit function

• Oversee the Company’s Chief Compliance Officer

• Appoint and oversee the independent audit firm

• Oversee the Company’s enterprise risk management program

• Oversee the employee and vendor hotline for anonymous reporting of questionable activity

Significant 2013 Events:

• Established a Finance Subcommittee to provide assistance to the Board in overseeing the financing strategy, financial policies and financial condition of the Company

• Oversaw implementation of Chief Compliance Officer role, which reports directly to the Audit Committee

• Oversaw management of high volume of legal matters and regulatory inquiries

COMPENSATION COMMITTEE	Members: 3 Independent: 3 2013 Meetings: 5 in person, 1 telephonic

Chairman: Merrill A. (“Pete”) Miller, Jr. Members: Bob G. Alexander R. Brad Martin

Responsibilities:

• Establish compensation policies that effectively attract, retain and motivate executive officers

• Establish goals and objectives relevant to CEO compensation, evaluate CEO performance and set CEO compensation levels

• Evaluate and recommend to the Board compensation of directors

• Evaluate and approve compensation of named executive officers

• Oversee and administer the Company’s compensation plans

• Establish and monitor compliance with stock ownership guidelines

Significant 2013 Events:

• Negotiated new CEO target compensation slightly below the median of our peer group

• Implemented a new Annual Incentive Plan and based annual incentive opportunities on the Company’s performance relative to eleven pre-established, objective operational and financial goals

• Held named executive officer base salaries and target annual incentive opportunities substantially flat for 2013 and reduced target long-term incentive opportunities by an average of over 10% compared to 2012 levels

NOMINATING COMMITTEE	Members: 4 Independent: 4 2013 Meetings: 5 in person, 1 telephonic

Chairman: R. Brad Martin Members: Archie W. Dunham Vincent J. Intrieri Frederic M. Poses

Responsibilities:

• Establish criteria for Board and committee membership and selection of new directors

• Evaluate and recommend nominees for Board service

• Periodically assess and advise the Board on sufficiency of the size and diversity of the Board

• Oversee compliance with, and periodically evaluate, the Company’s Corporate Governance Principles

• Evaluate and make recommendations to the Board on corporate governance matters

• Monitor the Company’s charitable contributions, political spending and lobbying activities

• Oversee policies, programs and practices with regard to corporate social responsibility

Significant 2013 Events:

• Successfully recruited two highly-regarded directors, Louis A. Raspino and Thomas L. Ryan, to the Board

• Oversaw shareholder engagement program whereby the Company engaged with over 50% of its shareholder base on various topics

• Evaluated and recommended realignment of Committee membership

• Oversaw publication of the Company’s second corporate responsibility report

CORPORATE GOVERNANCE	3

Board Independence

The Board, through its Nominating Committee, evaluates the independence of each director in accordance with the NYSE corporate governance standards. The Committee has considered transactions and relationships between the Company (and/or any of its executive officers) and each director or any member of his or her immediate family. Based on this review, the Committee affirmatively determined that all currently serving directors, other than the CEO, are independent.

In assessing director independence, the Committee considered the business the Company conducted in 2011, 2012 and 2013 with the companies below that had affiliations with our directors. The Committee determined that all transactions and relationships it considered during its review were not material transactions or relationships with the Company and did not impair the independence of any of the independent directors.

Director	Organization	Relationship	Transactions	Size for Each of Last Three Years
Mr. Dunham	Union Pacific Corporation	Director	Sales to CHK	<1% of UP revenues
Mr. Miller	National Oilwell Varco, Inc.	Executive Chairman and former CEO	Purchases from CHK Sales to CHK	<1% of NOV revenues <1% of NOV revenues
Mr. Martin	FedEx Corporation	Director	Sales to CHK	<1% of FedEX revenues
	Pilot Travel Centers LLC	Member of Board of Managers	Sales to CHK	<1% of Pilot revenues

Board Role in Risk Oversight

The Board has primary responsibility for risk oversight. The Board believes it is appropriate for the full Board to determine the Company’s risk profile and risk tolerance for significant risks, such as risks related to commodity price fluctuations and environmental, health and safety matters. This allows the full Board to analyze the Company’s material risks and influence the Company’s business strategies in light of such risks. Certain matters related to risks inherent in their respective areas of oversight are delegated to the various Board committees, with each committee reporting to the Board at each regular Board meeting. The Audit Committee, in addition to overseeing the integrity of our financial statements and compliance with legal and regulatory requirements and risks related thereto, is primarily responsible for overseeing the Company’s enterprise risk management process, which oversight includes meetings with management, internal audit and independent auditors that focus on risks facing the Company, as well as monitoring the employee and vendor hotline for anonymous reporting of questionable activity. The Compensation Committee oversees risks related to our compensation programs and management retention and development. The Nominating Committee oversees risks related to Board composition and the

Company’s leadership structure and corporate governance, reputational and social responsibility risks. A number of other processes at the Board level support our risk management efforts, including Board reviews of our long-term strategic plans, capital budget and certain capital projects, hedging policy and strategy, succession planning, significant acquisitions and divestitures and capital markets transactions, together with oversight of management in carrying out their risk management responsibilities. In 2013, the Board requested that the Finance Subcommittee review Company policies and procedures related to the Company’s commodity hedging program, although the Board retained decision-making authority for any changes to such policies and procedures.

Fostering a culture of risk management is a Company priority. Management evaluates the enterprise risk process across the Company on a regular basis to ensure consistency of risk consideration in making business decisions. Internal risk committees, comprised of senior management and subject matter experts, have been formed and are meeting regularly to review and assess the Company’s risk management processes and discuss significant risk exposures.

Communications to the Board

Shareholders and other interested parties may communicate with the Board, either individually or as a group, through one of the processes outlined on the Company’s website at www.chk.com in the Corporate Governance sub-section of the section entitled “About”.

4	CHESAPEAKE ENERGY CORPORATION

Director Criteria, Qualifications and Experience

The Nominating Committee periodically assesses the skills and experience needed for the Board to properly oversee the business and affairs of the Company. The Committee then compares those skills to the skills of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process. The Committee looks for its current and potential directors collectively to have a diverse mix of skills, qualifications and experience, some of which are described below:

•business leadership	•government/public policy
•corporate governance	•international
•energy exploration and production	•legal
•energy services	•risk management
•financial expertise	•technology

The Nominating Committee seeks a mix of directors with the qualities that will achieve the ultimate goal of a well-rounded, diverse Board that thinks critically yet functions effectively by reaching informed decisions. Pursuant to its charter, the Committee ensures that diverse candidates are included in all director searches, taking into account race, gender, age, culture, thought, leadership and geography. The Committee and the Board believe that a boardroom with a wide array of talents and perspectives leads to innovation, critical thinking and enhanced discussion. Additionally, the Committee expects each of the Company’s directors to have proven leadership, sound judgment, integrity and a commitment to the success of the Company.

In evaluating director candidates and considering incumbent directors for nomination to the Board, the Nominating Committee considers a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on the Board and contributions to their respective committees. Along with each director’s biography, we have included below an assessment of the skills and experience of such director. The Committee has used third-party consultants to assist in identifying potential director nominees. The Committee considers and, in the past, has nominated appropriate candidates recommended by shareholders.

Bob A. Alexander will retire at the 2014 annual meeting. John J. Lipinski was nominated to the Board on March 7, 2014, to fill the resulting vacancy. Potential candidates were solicited from significant shareholders, directors and a third-party search firm. The Board interviewed several candidates who were evaluated based on the established criteria for persons to be nominated. The Board believes Mr. Lipinski meets the established criteria and is well qualified for election to the Board. Mr. Lipinski is a new nominee for election to the Board this year. His nomination was recommended by the Nominating Committee and approved by the Board.

Voting Item 1:	Election of Directors

Pursuant to provisions of the Company’s Certificate of Incorporation and Bylaws, the Board has fixed the maximum number of directors at nine, subject to the rights of the holders of our preferred stock to nominate and elect two additional directors in circumstances that are not anticipated to apply. Our Certificate of Incorporation and Bylaws currently provide for three classes of directors serving staggered three-year terms, each to hold office until a successor is elected and qualified or until the director’s earlier resignation or removal. Our Board is recommending that shareholders approve the declassification of our Board. See “Voting Item 2: Proposal to Declassify our Board”. The outcome of that vote will determine whether we declassify the Board and provide for annual elections of directors beginning with the 2015 annual meeting or continue to have a classified Board.

The terms of Vincent J. Intrieri, Robert D. Lawler and Frederic M. Poses, each a member of Class II, expire at the meeting. In addition, due to the Company’s mandatory retirement policy, Bob A. Alexander’s term will end at the 2014 annual meeting, and the Board is proposing the election of John J. Lipinski to fill the vacancy created by Mr. Alexander’s retirement. The Board has nominated each of Messrs. Intrieri, Lawler, Lipinski and Poses to serve for a one-year term if shareholders approve declassification of the Board or, alternatively, for a three-year term expiring in 2017 if shareholders do not approve declassification of the Board.

The directors currently serving in Class III and Class I have indicated their support for the elimination of the Company’s classified board structure and have agreed to allow shareholders to vote on their continued service on the Board. The Class III directors consist of Archie W. Dunham, R. Brad Martin and Louis A. Raspino, whose terms expire in 2015. Any director serving in Class III who receives a majority of votes cast in favor of his continued service on the Board will continue to serve as a director for the remainder of his term, or one year. The Class I directors consist of Merrill A. Miller, Jr. and Thomas L. Ryan, whose terms expire in 2016. If declassification is approved by shareholders, any director serving in Class I who receives a majority of votes cast in favor of his continued service on the Board will serve for an additional year and his term will expire at the 2015 annual meeting, in accordance with the proposed amendment to our Certificate of Incorporation. If declassification is not approved by shareholders, any director serving in Class I who receives a majority of votes cast in favor of his continued service on the Board will serve the remainder of his term, or until 2016.

Whether or not declassification of our Board is approved by shareholders, the Company’s Bylaws provide that any incumbent director, which includes all nominees, who does not receive a majority of votes cast in favor of his election, or a Majority Against Vote, will, following the certification of the shareholder vote by the inspector of elections, promptly comply with the resignation procedures established under the Company’s Corporate Governance Principles. The Class III and Class I directors have agreed that they will comply with these procedures if their continued service on the Board is not approved by a majority of the votes cast with respect to such director.

It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of the nominees. The Board expects that all of the nominees will be available for election but, if any of the nominees is not available, proxies received will be voted for substitute nominees to be designated by the Board or, if no such designation is made, proxies will be voted for a lesser number of nominees.

CORPORATE GOVERNANCE	5

Director Nominees

Vincent J. Intrieri

Independent Director Nominee

Age: 57

Director since: 2012

Board Committee: Audit, Nominating

Other current public directorships: CVR Energy, Inc., CVR Refining, LP, Forest Laboratories, Inc. and Navistar International Corporation

Vincent J. Intrieri has been a member of our Board of Directors since June 2012. Mr. Intrieri has been employed by Icahn related entities since October 1998 in various investment related capacities. Since January 2008, Mr. Intrieri has served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds. In addition, since November 2004, Mr. Intrieri has been a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP, entities through which Mr. Icahn invests in securities. Mr. Intrieri has been a director of Forest Laboratories, Inc. (NYSE:FRX), a supplier of pharmaceutical products, since June 2013; CVR Refining GP, LLC, the general partner of CVR Refining, LP (NYSE:CVRR), an independent downstream energy limited partnership, since January 2013; Navistar International Corporation (NYSE:NAV), a truck and engine manufacturer, since October 2012; and CVR Energy, Inc. (NYSE:CVI), a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since May 2012. Mr. Intrieri was previously a director of Federal–Mogul Corporation (NYSE:FDML), a supplier of automotive powertrain and safety components, from December 2007 to June 2013; a director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. (NASDAQ:IEP), a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, from July 2006 to September 2012, and was Senior Vice President of Icahn Enterprises G.P. Inc. from October 2011 to September 2012; a director of Dynegy Inc. (NYSE:DYN), a company primarily engaged in the production and sale of electric energy, capacity and ancillary services, from March 2011 to September 2012; Chairman of the Board and a director of PSC Metals Inc., a metal recycling company, from December 2007 to April 2012; a director of Motorola Solutions, Inc. (NYSE:MSI), a provider of communication products and services, from January 2011 to March 2012; a director of XO Holdings, a competitive provider of telecom services, from February 2006 to August 2011; a director of National Energy Group, Inc., a company that was engaged in the business of managing the exploration, production and operations of natural gas and oil properties, from December 2006 to June 2011; a director of American Railcar Industries, Inc. (NASDAQ:AEII), a railcar manufacturing company, from August 2005 until March 2011, and was a Senior Vice President, the Treasurer and the Secretary of American Railcar Industries from March 2005 to December 2005; a director of WestPoint Home LLC, a home textiles manufacturer, from November 2005 to March 2011; Chairman of the Board and a director of Viskase Companies, Inc., a meat casing company, from April 2003 to March 2011; a director of WCI Communities, Inc., a homebuilding company, from August 2008 to September 2009; a director of Lear Corporation (NYSE:LEA), a global supplier of automotive seating and electrical power management systems and components, from November 2006 to November 2008; and President and Chief Executive Officer of Philip Services Corporation, an industrial services company, from April 2005 to September 2008. CVR Refining, CVR Energy, Federal–Mogul, Icahn Enterprises, PSC Metals, XO Holdings, National Energy Group, American Railcar Industries, WestPoint Home, Viskase Companies and Philip Services each are or previously were indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a non–controlling interest in Forest Laboratories, Navistar, Chesapeake, Dynegy, Motorola Solutions, WCI Communities and Lear through the ownership of securities. Mr. Intrieri was a certified public accountant. The Board believes Mr. Intrieri’s vast executive experience and service on multiple public company boards qualifies him to serve on the Board.

Robert D. (“Doug”) Lawler

Director Nominee

Age: 47

Director since: 2013

Board Committees: None

Other current public directorships: None

Robert D. (“Doug”) Lawler has been a member of our Board of Directors and served as President and Chief Executive Officer since June 2013. Before joining Chesapeake, Mr. Lawler served in multiple engineering and leadership positions at Anadarko Petroleum Corporation. His positions at Anadarko included Senior Vice President, International and Deepwater Operations and member of Anadarko’s Executive Committee from July 2012 to May 2013; Vice President, International Operations from December 2011 to July 2012; Vice President, Operations for the Southern and Appalachia Region from March 2009 to July 2012; and Vice President, Corporate Planning from August 2008 to March 2009. Mr. Lawler began his career with Kerr-McGee Corporation in 1988 and joined Anadarko following its acquisition of Kerr-McGee in 2006. With over 25 years experience in the oil and gas industry, including serving as Chief Executive Officer of the Company and in various leadership positions at Anadarko, the Board believes Mr. Lawler is well qualified to serve on the Board.

6	CHESAPEAKE ENERGY CORPORATION

John J. (“Jack”) Lipinski

Independent Director Nominee

Age: 63

Nominated: March 2014

Board Committees: None

Other current public directorships: CVR Energy, Inc. and CVR Refining, LP

John J. (“Jack”) Lipinski has served as Chief Executive Officer, President and a member of the Board of Directors of CVR Energy, Inc. (NYSE:CVI) since September 2006 and served as Chairman of the Board of CVI from October 2007 until May 2012. In addition, Mr. Lipinski has served as Executive Chairman of the general partner of CVR Partners, LP since June 2011. He has been a director of the general partner of CVR Partners, LP since October 2007 and was Chief Executive Officer and President from October 2007 to June 2011. In addition, Mr. Lipinski has served as the Chief Executive Officer, President, and a member of the Board of the general partner of CVR Refining, LP (NYSE:CVRR) since its inception in September 2012. Mr. Lipinski has over 40 years of experience in the petroleum refining and nitrogen fertilizer industries. With more than 40 years experience in the energy industry, including serving as Chief Executive Officer and a director of the CVR entities, the Board believes Mr. Lipinski is well qualified to serve on the Board.

Frederic M. Poses

Independent Director Nominee

Age: 71

Director since: 2012

Board Committee: Nominating

Other current public directorships: TE Connectivity Ltd.

Frederic M. Poses has been a member of our Board of Directors since June 2012. Mr. Poses is the Chief Executive Officer of Ascend Performance Materials, a private company. Previously, he was Chairman and Chief Executive Officer of Trane Inc. (formerly American Standard Companies, Inc.) from 2000 until its acquisition by Ingersoll-Rand plc (NYSE:IR) in 2008. He previously spent 30 years at AlliedSignal, Inc. and predecessor companies from 1969 to 1999, most recently as President and Chief Operating Officer. He currently serves as lead independent director of the Board of Directors of TE Connectivity Ltd. (NYSE:TEL). He is a former director of Raytheon Company (NYSE:RTN), Centex Corporation (now a part of PulteGroup, Inc. (NYSE:PHM)) and WABCO Holdings Inc. (NYSE:WBC). The Board believes Mr. Poses’ experience as Chief Executive Officer of publicly traded and private companies and service on multiple public company boards qualifies him to serve on the Board.

Archie W. Dunham

Independent Director Nominee

Age: 75

Director since: 2012

Board Committee: Nominating

Other current public directorships: Union Pacific Corporation and Louisiana-Pacific Corporation

Archie W. Dunham has been the non-executive Chairman of our Board of Directors since June 2012 and served as a member of the Company’s three-person Office of the Chairman from March 2013 to June 2013. Mr. Dunham served as Chairman of ConocoPhillips (NYSE:COP) from 2002 until his retirement in 2004. Prior to that, he served as Chairman, President and Chief Executive Officer of Conoco Inc. from 1999 to 2002, after being elected President and Chief Executive Officer in 1996. Mr. Dunham currently serves on the Board of Directors of Union Pacific Corporation (NYSE:UNP) and Louisiana-Pacific Corporation (NYSE:LPX). Mr. Dunham was a director of Phelps Dodge Corporation from 1998 to 2007 and Pride International, Inc. from 2005 until May 2011. Mr. Dunham is currently a member of DeutscheBank’s Americas Advisory Board and is the past Chairman of the National Association of Manufacturers, the United States Energy Association and the National Petroleum Council. The Board believes Mr. Dunham’s experience as Chief Executive Officer of Conoco Inc. and Chairman of ConocoPhillips, in addition to his service on multiple public company boards, qualifies him to serve on the Board.

R. Brad Martin

Independent Director Nominee

Age: 62

Director since: 2012

Board Committee: Nominating (Chair), Compensation

Other current public directorships: FedEx Corporation and First Horizon National Corporation

R. Brad Martin has been a member of our Board of Directors since June 2012. Mr. Martin is the Chairman of RBM Venture Company, a private investment company, and has been interim president of the University of Memphis since July 2013. He was Chairman and Chief Executive Officer of Saks Incorporated (NYSE:SKS) from 1989 to 2006, and remained Chairman until his retirement in 2007. Mr. Martin currently serves as a director of FedEx Corporation (NYSE:FDX) and First Horizon National Corporation (NYSE:FHN). He was previously a director of Dillard’s Inc. (NYSE:DDS), Caesars Entertainment Corporation (NASDAQ:CZR) (formerly Harrah’s Entertainment, Inc.), lululemon athletica inc. (NASDAQ:LULU), Gaylord Entertainment Company (now Ryman Hospitality Properties, Inc. (NYSE:RHP)) and Ruby Tuesday, Inc. (NYSE:RT). The Board believes Mr. Martin’s experience as Chief Executive Officer of a publicly traded company for nearly 20 years and service on multiple public company boards qualifies him to serve on the Board.

CORPORATE GOVERNANCE	7

Louis A. Raspino

Independent Director Nominee

Age: 61

Director since: 2013

Board Committee: Audit (Chair)

Other current public directorships: Dresser-Rand Group, Inc. and Forum Energy Technologies

Louis A. Raspino has been a member of our Board of Directors since March 2013. Mr. Raspino was President and Chief Executive Officer of Pride International Inc., an international provider of contract drilling and related services to oil and natural gas companies, from 2005 until the sale of the company in May 2011. He was the Executive Vice President and Chief Financial Officer of Pride International Inc. from 2003 until 2005. Before joining Pride International in 2003, he was Senior Vice President and Chief Financial Officer of Grant Prideco, Inc., a manufacturer of drilling and completion products supplying the energy industry, from 2001 until 2003. Previously, he was Vice President of Finance for Halliburton Company (NYSE:HAL), Senior Vice President and Chief Financial Officer of The Louisiana Land & Exploration Company and began his career with Ernst & Young. He has been a director of Dresser-Rand Group, Inc. (NYSE:DRC) since 2005 and a director of Forum Energy Technologies, Inc. (NYSE:FET) since 2012. Mr. Raspino is a certified public accountant. The Board believes Mr. Raspino’s over 35 years experience in the oil and gas industry, including serving as Chief Executive Officer of Pride International, Inc., Chief Financial Officer of three public companies and 20 years experience in the exploration and production industry, and service on multiple public company boards qualifies him to serve on the Board.

Merrill A. (“Pete”) Miller, Jr.

Independent Director Nominee

Age: 63

Director since: 2007

Board Committee: Compensation (Chair)

Other current public directorships: National Oilwell Varco, Inc.

Merrill A. (“Pete”) Miller, Jr. has been a member of our Board of Directors since 2007 and was our Lead Independent Director from March 2010 to June 2012. Mr. Miller is Executive Chairman of National Oilwell Varco, Inc. (NYSE:NOV), a supplier of oilfield services, equipment and components to the worldwide oil and natural gas industry, and previously served as Chairman and Chief Executive Officer of NOV. Mr. Miller joined NOV in 1996 as Vice President of Marketing, Drilling Systems and was promoted in 1997 to President of the company’s products and technology group. He was named President and Chief Operating Officer in 2000, elected President and Chief Executive Officer in 2001 and also elected Chairman of the Board in 2002. Mr. Miller served as President of Anadarko Drilling Company from 1995 to 1996. Prior to his service at Anadarko, Mr. Miller spent fifteen years at Helmerich & Payne International Drilling Company (NYSE:HP) in Tulsa, Oklahoma, serving in various senior management positions, including Vice President, U.S. Operations. Mr. Miller serves on the Board of Directors for the Offshore Energy Center, Petroleum Equipment Suppliers Association and Spindletop International, and is a member of the National Petroleum Council. The Board believes Mr. Miller’s more than 30 years of management and executive experience in the energy industry and service in multiple leadership positions for NOV and other companies qualifies him to serve on the Board.

Thomas L. Ryan

Independent Director Nominee

Age: 48

Director since: 2013

Board Committee: Audit

Other current public directorships: Service Corporation International and Weingarten Realty Investors

Also a member of the Board of Texas Industries, Inc. until its merger with a subsidiary of Martin Marietta Materials, Inc.

Thomas L. Ryan has been a member of our Board of Directors since May 2013. Mr. Ryan has been Chief Executive Officer of Service Corporation International (NYSE:SCI), a provider of deathcare products and services, since 2005 and has served as President of SCI since 2002. From 2002 to 2005, Mr. Ryan was Chief Operating Officer of SCI, and from 2000 to 2002 he was Chief Executive Officer of SCI European operations. From the time he joined SCI in 1996 to 2000, Mr. Ryan served in a variety of financial management roles. Before joining SCI, Mr. Ryan was a certified public accountant with Coopers & Lybrand LLP for eight years. Mr. Ryan is a member of the Board of Trust Managers of Weingarten Realty Investors (NYSE:WRI) and serves as a director of SCI and Texas Industries, Inc. (NYSE:TXI), a supplier of cement, aggregate and consumer product building materials. Mr. Ryan will cease to be a director of TXI upon its merger with a subsidiary of Martin Marietta Materials, Inc. which is expected to be completed in the second quarter of 2014. The Board believes Mr. Ryan’s experience as Chief Executive Officer of SCI, extensive financial and accounting expertise and service on multiple public company boards qualifies him to serve on the Board.

The Board of Directors recommends a vote “FOR” each of the nominees for election to the Board of Directors

8	CHESAPEAKE ENERGY CORPORATION

Voting Item 2:	Proposal to Declassify our Board

We are asking shareholders to approve an amendment to our Certificate of Incorporation to effect the declassification of our Board of Directors. Currently, our Certificate provides that our Board is divided into three classes, with members of each class holding office for staggered three-year terms. One class of directors, representing approximately one-third of our directors, stands for election at each annual meeting of shareholders.

Following our 2012 annual meeting, our Board performed a comprehensive review of the Company’s corporate governance practices, led by our

Nominating Committee, which included the solicitation of shareholder input in this area. Our Board considered the issue of board declassification in connection with the review and proposed declassification of the Board at the 2013 annual meeting of shareholders. Although the proposal did not receive the requisite shareholder approval at the 2013 annual meeting of shareholders, the Board believes that the significant support it did receive warrants proposing Board declassification at the 2014 annual meeting. As such, at its meeting on April 14, 2014, the Board approved an amendment to the Certificate to declassify the Board, subject to shareholder approval.

Proposed Amendment

A summary of the proposed amendment to the Certificate is set forth below. The description of the proposed amendment to the Certificate is qualified in its entirety by reference to the text of the proposed amendment, which is attached as Exhibit A to this proxy statement.

Amendment to Certificate

We are asking shareholders to approve an amendment to our Certificate that would eliminate the three-year classified terms of our directors and provide instead for the annual election of all directors elected at our 2015 annual meeting for one-year terms expiring at the next succeeding annual meeting, subject to a director’s earlier death, resignation, retirement, disqualification or removal from office. Further, in connection with the proposed declassification of the Board, we are also proposing to amend our Certificate so that a director elected or appointed by the Board to fill any vacancy on our Board will hold office for a term expiring at the annual meeting of shareholders following such appointment. If the proposed amendment to the Certificate is approved as set forth in this

Voting Item, all directors would be elected by shareholder vote at the 2015 annual meeting and would be elected for one-year terms to expire at the annual shareholders meeting in 2016. In addition, following the effectiveness of the amendment to the Certificate, any directors elected or appointed to fill any vacancies on the Board would be appointed for terms expiring at the annual meeting of shareholders following such appointment. The proposed amendment will thus have the effect of shortening the existing terms of certain directors whose terms extend beyond the 2015 annual meeting. See “Voting Item 1: Election of Directors” for a description of the terms of each class of our directors.

Conforming Amendment to Bylaws

In connection with the amendment to our Certificate to declassify the Board, our Board has approved a conforming amendment to our Amended and Restated Bylaws which will become effective immediately following the effectiveness of the counterpart amendment to our Certificate without further action by the shareholders; provided, however, that the amendment to the Bylaws is conditioned upon shareholder approval of the proposed amendment to the Certificate. In addition to the conforming changes made in accordance with the amendment to the Certificate described above, our Board has approved changes to the Bylaws to provide that, from and after the effectiveness of the declassification of the Board, a majority of shareholders may remove any director or the entire Board of Directors with or without cause. Under Oklahoma law, shareholders may remove directors of corporations with classified boards only for cause, while directors of corporations without classified boards may be removed with or without cause. Accordingly, the Board believes that it is appropriate to amend the Bylaws to confirm that, in accordance with Oklahoma law, from and after the effectiveness of the declassification, shareholders may remove a director with or without cause.

Effectiveness and Vote Required

If the proposed amendment to our Certificate to declassify the Board is approved, it will become effective upon the filing of such amendment with the Oklahoma Secretary of State, and the conforming changes to the Bylaws will become effective immediately following the effectiveness of the amendment to the Certificate. If the proposed amendment is not approved, the Board will continue to be divided into three classes of directors elected for three-year terms, and the shareholders will continue to be able to remove directors only for cause pursuant to the Bylaws. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding common stock of the Company is required to approve the amendment to our Certificate to declassify the Board.

The Board of Directors recommends a vote “FOR” amending our Certificate to declassify our Board

CORPORATE GOVERNANCE	9

Voting Item 3:	Proposal to Increase the Maximum Size
of our Board

We are asking shareholders to approve an amendment to our Certificate of Incorporation to increase the maximum number of directors that may constitute our Board. The Board believes an increase in its size will provide the opportunity, consistent with our Corporate Governance Principles and the considerations mandated by the Nominating Committee’s charter, to continue to build a board with diverse talents and perspectives, as well as demonstrated experience and expertise. The Board believes an increase in its size will serve to enhance the culture of innovation, critical thinking and thoughtful discussion in the boardroom. An increase in the Board’s size will also provide an additional resource to allow for appropriate staffing of the Board’s committees and provide flexibility to add more committees if the Board determines such an addition would enhance its governance structure. The Board, at its meeting on April 14, 2014, approved an amendment to the Certificate to increase the maximum size of the Board to ten, subject to shareholder approval.

Proposed Amendment

A summary of the proposed amendment to the Certificate is set forth below. The description of the proposed Certificate amendment set forth herein is qualified in its entirety by reference to the text of the proposed amendment, which is attached as Exhibit B to this proxy statement.

Amendment to Certificate

We are asking shareholders to approve an increase in the maximum number of directors that may constitute the Board. Currently, our Certificate provides that the number of directors that constitute the whole Board may not be less than three nor more than nine. We are asking shareholders to increase the maximum number of directors that may constitute the Board to ten.

Conforming Amendment to Bylaws

In connection with the amendment to our Certificate to increase the maximum size of the Board, our Board has approved a conforming amendment to our Bylaws, which will become effective immediately following the effectiveness of the counterpart amendment to our Certificate without further action by the shareholders; provided, however, that the amendment to the Bylaws is conditioned upon shareholder approval of the proposed amendment to the Certificate.

Effectiveness and Vote Required

If the proposed amendment to our Certificate to increase the maximum size of the Board is approved, it will become effective upon the filing of such amendment with the Oklahoma Secretary of State, and the conforming changes to the Bylaws will become effective immediately following the effectiveness of the amendment to the Certificate. If the proposed amendment is not approved, the number of directors that may constitute the Board will remain at not less than three or more than nine. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding common stock of the Company is required to approve the amendment to our Certificate to increase the number of directors that may constitute the Board.

The Board of Directors recommends a vote “FOR” amending

our Certificate to increase the maximum size of our Board

10	CHESAPEAKE ENERGY CORPORATION

Voting Item 4:	Proposal to Implement Proxy Access

We are asking shareholders to approve an amendment to our Bylaws to permit shareholder-nominated director candidates in our proxy materials. At our 2012 annual meeting, a similar shareholder-submitted proposal received the support of a majority of shareholders who cast votes at the meeting. Because it relates to the fundamental right of shareholders to elect directors, the Board submitted a proposal to implement proxy access at the 2013 annual meeting of shareholders.

Although the proposal to implement proxy access did not receive the requisite shareholder approval at the 2013 annual meeting of shareholders, the Board believes that the significant support it did receive warrants proposing proxy access at the 2014 annual meeting. As such, at its meeting on April 14, 2014, the Board determined to submit this proposal to amend the Bylaws to implement proxy access.

Proposed Amendment

A summary of the proposed amendment to the Bylaws is set forth below. The description of the proposed Bylaw amendment is qualified in its entirety by reference to the text of the proposed amendment, which is attached as Exhibit C to this proxy statement.

Shareholder Eligibility to Nominate

The proposed amendment to the Bylaws would permit any shareholder, or group of shareholders, owning 3% or more of our outstanding common stock continuously for at least the previous three years, to include a specified number of director nominees in the Company’s proxy statement for its annual meeting of shareholders.

Number of Shareholder-Nominated Candidates

The maximum number of shareholder-nominated candidates would be equal to 25% of the number of directors serving on the Board at the time the notice is required to be submitted to the Company. If the 25% calculation does not result in a whole number, the maximum number of shareholder-nominated candidates would be the closest whole number below 25%. Based on our current Board size of nine directors, the maximum number of shareholder-nominated candidates that we would be required to include in our proxy materials for an annual meeting is two. The number of permitted candidates would include nominees submitted under the proxy access procedures that are either later withdrawn or that the Board subsequently determines to include in that year’s proxy materials as Board-nominated candidates. If the number of shareholder-nominated candidates exceeds 25%, each nominating shareholder would select one nominee for inclusion in the Company’s proxy materials until the maximum number is reached. The order of selection would be determined by the amount of shares of Company common stock (largest to smallest) held by each nominating shareholder or group of shareholders.

Nominating Procedure

In order to provide adequate time to assess shareholder-nominated candidates, requests to include director nominees in the Company’s proxy materials must be received no later than the close of business on the 120th day, and no earlier than the close of business on the 150th day, prior to the first anniversary of the preceding year’s annual meeting.

Information Required; Representations and Undertakings

Each shareholder seeking to include a director nominee in the Company’s proxy materials would be required to provide certain information and make certain representations and undertakings at the time of nomination, including:

•	Proof that the nominating shareholder or group of shareholders has held the required number of shares for the requisite period;

•	The shareholder’s notice on Schedule 14N required to be filed with the SEC;

•	The written consent of the shareholder nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

CORPORATE GOVERNANCE	11

•

Representations and undertakings regarding the shareholder’s intent and compliance with applicable laws, including the lack of an intent to change or influence control of the Company and an undertaking to assume liability stemming from the information that the shareholder provides to the Company; and

•	Representations regarding the shareholder nominee’s intent and compliance with the Company’s policies and procedures.

In addition, each shareholder nominee would be required to submit completed and signed questionnaires required of the Company’s directors and officers and provide such additional information as necessary to permit the Board to determine if the shareholder nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of the Company is listed, any applicable rules of the SEC, or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s directors.

Calculation of Ownership

In order to ensure that the interests of shareholders seeking to include director nominees in the Company’s proxy materials are aligned with those of other shareholders, such shareholder would be considered to own only the shares for which the shareholder possesses the full voting and investment rights and the full economic interest (including the opportunity for profit and risk of loss). Under this provision, borrowed or hedged shares would not count as owned shares, but shares that are loaned may count as owned shares provided the shareholder has retained full economic and voting rights over the shares.

Independence of Shareholder Nominees

A shareholder nominee would not be eligible for inclusion if the Board determines that he or she is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Company is listed, any applicable rules of the SEC, or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s directors.

Supporting Statement

Shareholders would be permitted to include in the proxy statement a 500-word statement in support of their nominees; provided, however, that the Company may omit such statement from its proxy materials if it believes, in good faith, that the statement would be materially false or misleading, omits a material fact, or would violate any applicable law or regulation.

Re-Nomination of Shareholder Nominees

Shareholder nominees that are included in the Company’s proxy materials but subsequently withdraw from, or become ineligible or unavailable for, election at the annual meeting, or that have not received at least 25% of the votes cast at the annual meeting would be ineligible to be a nominee for the next two annual meetings. In addition, the Company would not be required to include shareholder-nominated candidates in the proxy materials for any annual meeting for which any shareholder has already nominated a director for election pursuant to the advance notice provisions of the Bylaws.

Qualifications of Shareholder Nominees

If the proposed Bylaw amendment to implement proxy access is approved, the Board intends to amend the Company’s Corporate Governance Principles to provide that any director or director nominee would not be qualified to be a director of the Company if he or she: (1) has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years; or (2) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years.

Effectiveness and Vote Required

If the proposed amendment to the Bylaws to implement proxy access is approved, it will become effective immediately and proxy access will be available for the next shareholder meeting at which directors are to be elected. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding common stock of the Company is required to approve the amendment to our Bylaws to implement proxy access.

The Board of Directors recommends a vote “FOR” amending

our Bylaws to implement proxy access

12	CHESAPEAKE ENERGY CORPORATION

Voting Item 5:	Proposal to Eliminate Supermajority
Voting Requirements

We are asking shareholders to approve an amendment to our Certificate of Incorporation to eliminate supermajority voting requirements. At our 2012 annual meeting, a shareholder-submitted proposal urging the Company to take all steps necessary to remove the supermajority vote requirement received the support of a majority of shareholders who cast votes at our meeting. Our Board considered this proposal and proposed the elimination of supermajority voting requirements at the 2013 annual meeting of shareholders. Although the proposal did not receive the requisite shareholder approval at the 2013 annual meeting of shareholders, the Board believes that the significant support it did receive warrants proposing the elimination of supermajority voting requirements at the 2014 annual meeting. As such, at its meeting on April 14, 2014, the Board approved an amendment to the Certificate to eliminate supermajority voting and implement a majority voting standard, subject to shareholder approval.

Proposed Amendment

A summary of the proposed amendment to the Certificate is set forth below. The description of the proposed Certificate amendment is qualified in its entirety by reference to the text of the proposed amendment, which is attached as Exhibit D to this proxy statement.

Amendment to Certificate

The Certificate currently requires the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote for shareholders to approve the following actions:

•	To change the number of directors that constitute the Company’s Board of Directors;

•	To amend, repeal or adopt any provision inconsistent with the following provisions contained in the Certificate:

–	Article V limiting director liability for breach of fiduciary duty;

–	Article VI relating to certain business combinations between the Company and Interested Shareholders, as such term is defined by the Oklahoma General Corporation Act;

–

Article VII relating to the management of the affairs of the Company by the Board, including the number of directors, the Company’s classified board structure and shareholder election thereof and the manner in which director vacancies may be filled;

–	Article VIII relating to indemnity to be provided by the Company to directors, officers, employees and agents of the Company;

–	Article IX relating to amending the Certificate or the Bylaws, applicability of the Oklahoma Control Shares Act and shareholder actions by written consent; and

•	To amend, repeal, alter or rescind the Bylaws.

The proposed amendment would reduce the voting requirements for these actions to require a vote of a majority of the outstanding shares entitled to vote in each circumstance described above. The Oklahoma General Corporation Act requires that certain business combinations between the Company and Interested Shareholders receive the affirmative vote of no less than 66 2/3% of the votes cast by holders, excluding the votes of the Interested Shareholders. Therefore, this provision of our Certificate will not be impacted by this Voting Item.

Conforming Amendment to Bylaws

In connection with the amendment to our Certificate to eliminate supermajority voting requirements, our Board has approved a conforming amendment to our Bylaws which will become effective immediately following the effectiveness of the counterpart amendment to our Certificate without further action by the shareholders; provided, however, that the amendment to the Bylaws is conditioned upon shareholder approval of the proposed amendment to the Certificate. The Bylaws currently require the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding common stock entitled to vote for shareholders to approve a change in the number of directors that constitute the Board. If the Certificate amendment described in this Voting Item is approved, the Bylaws will be amended to reflect the majority voting standard.

Effectiveness and Vote Required

If the proposed amendment to our Certificate to eliminate supermajority voting requirements is approved, it will become effective upon the filing of such amendment with the Oklahoma Secretary of State, and the conforming amendment to the Bylaws will become effective immediately following the effectiveness of the amendment to the Certificate. If the proposed amendment is not approved, the supermajority provisions described herein will remain in effect. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding common stock of the Company is required to approve the amendment to our Certificate to remove the supermajority provisions described herein.

The Board of Directors recommends a vote “FOR” amending our

Certificate to eliminate supermajority voting requirements

CORPORATE GOVERNANCE	13

Director Compensation

Our non-employee director compensation program consists of an annual cash retainer, a value-based equity grant for all non-employee directors and additional value-based equity grants for the Chairman of the Board and the Chairman of each Board committee. Details of our non-employee director compensation program are as follows:

•	An annual retainer of $100,000, payable in equal quarterly installments;

•	Quarterly grants of restricted stock units with an aggregate annual value of $250,000;

•

An annual grant of additional restricted stock units for the independent, non-executive Chairman of the Board with a value of $250,000 (increased to $1,000,000 for 2013 due to Mr. Dunham’s significant service to the Company during the CEO transition period and for his efforts in the CEO search);

•	An annual grant of additional restricted stock units for the Audit Committee Chairman with a value of $25,000; and

•	An annual grant of additional restricted stock units for other committee chairmen with a value of $15,000.

The Company began issuing restricted stock units in lieu of restricted stock in June 2013. Restricted stock unit grants to non-employee directors vest 25% immediately upon award and 75% ratably over the three years following the date of award. Grants of restricted stock units have been made pursuant to our Amended and Restated Long Term Incentive Plan, or 2005 LTIP, and we expect future grants will be made pursuant to our 2014 Long Term Incentive Plan if approved by shareholders (see page 55, “Voting Item 7: Proposal to Adopt 2014 Long Term Incentive Plan”). In 2013, quarterly equity awards were made on the dates of the regularly scheduled meetings of the Board on March 7, June 13, September 19 and December 13, 2013. For 2014, quarterly equity awards will be made along with retainer payments on the first day of each quarter to facilitate administration of director compensation. Directors are also reimbursed for travel and other expenses directly related to their service as directors.

Each new non-employee director receives an initial stock award upon appointment to the Board of up to 10,000 unrestricted shares pursuant to our 2003 Stock Award Plan for Non-Employee Directors. These awards have provided the Company with a valuable tool to ensure that the Board can recruit talented directors to serve on the Board and ensure that such directors’ interests are immediately aligned with shareholders. In 2013, our two new non-employee directors, Louis A. Raspino and Thomas L. Ryan, received 10,000 shares each under the 2003 Stock Award Plan.

In April 2013, the Compensation Committee approved a special grant of restricted stock to Mr. Dunham with a value of $250,000 in recognition of the significant time he devoted to the Company, including as a member of the Office of the Chairman. The grant vests 25% immediately and 75% ratably over the three years following the date of award.

Directors are eligible to defer any or all of their annual cash retainers through a deferred compensation plan of the Company on a tax-deferred basis. Messrs. Intrieri and Ryan have elected to defer their annual cash retainers into Company stock through the Chesapeake Deferred Compensation Plan for Non-Employee Directors. Deferrals into the plan are not matched or subsidized by the Company, nor are they eligible for above-market or preferential earnings. The Company has established a stock ownership guideline for non-employee directors to hold at least 15,000 shares of the Company’s common stock at all times while serving as a director. Newly appointed directors are generally given three years from the date of appointment to comply with this guideline. Failure to comply with this guideline or potential deferrals of the guideline due to hardship are addressed on a case-by-case basis by the Board. There were no failures or deferrals in 2013.

Director Compensation Table for 2013

Name	Fees Earned or Paid in Cash(a)	Stock Awards(b)	Option Awards(c)	All Other Compensation	Total

Bob G. Alexander	$100,000	$250,046	$—	$—	$350,046
Archie W. Dunham	100,000	1,500,073	—	—	1,600,073
Vincent J. Intrieri	100,000	250,046	—	—	350,046
R. Brad Martin	100,000	265,056	—	—	365,056
Merrill A. (“Pete”) Miller, Jr.	100,000	265,056	—	—	365,056
Frederic M. Poses	100,000	250,046	—	—	350,046
Louis A. Raspino	83,333	440,178	—	—	523,511
Thomas L. Ryan	65,935	373,506	—	—	439,441
V. Burns Hargis(d)	25,000	45,849	—	—	70,849
Louis A. Simpson(d)	50,000	62,508	—	—	112,508

(a)

Reflects annual retainer for all directors. Messrs. Intrieri and Ryan have elected to defer their annual cash retainers into Company stock through the Chesapeake Deferred Compensation Plan for Non-Employee Directors.

(b)

Reflects the aggregate grant date fair value of 2013 restricted stock and restricted stock unit awards determined pursuant to FASB Topic 718. The assumptions used by the Company in calculating these amounts are incorporated by reference to Note 9 to the consolidated financial statements in the Company’s Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 27, 2014. On March 7, 2013, June 13, 2013, September 19, 2013 and December 13, 2013, respectively, each serving non-employee director, other than Mr. Raspino with respect to his

14	CHESAPEAKE ENERGY CORPORATION

March award and Mr. Ryan with respect to his June award, received a regular quarterly award of 2,998, 2,977, 2,324 and 2,315 restricted stock units, or shares of restricted stock in the case of the March awards, with a grant date fair value of $62,508, $62,517, $62,515 and $62,505. For their service on the Board in the first quarter of 2013, Messrs. Hargis and Raspino received prorated regular quarterly awards of 2,199 and 1,000 shares of restricted stock, respectively, with a grant date fair value of $45,849 and $20,850. For his service on the Board in the second quarter of 2013, Mr. Ryan received a prorated regular quarterly award of 1,985 restricted stock units with a grant date fair value of $41,685.

For their additional responsibilities on the Board, on September 19, 2013 Messrs. Martin, Miller and Raspino received 558, 558 and 929 additional restricted stock units, respectively, with a grant date fair value of $15,010, $15,010 and $24,990, respectively, due to their service as committee chairmen. On April 30, 2013, Mr. Dunham received a special grant of 12,795 shares of restricted stock with a grant date fair value of $250,014 in recognition of the significant time he devoted to the Company, including his service as a member of the Office of the Chairman. On July 1, 2013, for his service as independent, non-executive Chairman, Mr. Dunham was also granted 48,147 restricted stock units with a grant date fair value of $1,000,013, which was increased from his annual grant of $250,000 due to his significant service to the Company during the CEO transition period and for his efforts in the Company’s CEO search. On June 14, 2013, Messrs. Raspino and Ryan received a new, non-employee director grant of 10,000 shares of common stock with a grant date fair value of $206,800.

As of December 31, 2013, the aggregate number of shares of unvested restricted stock or unvested restricted stock units, as applicable, held by each of the serving non-employee directors was as follows: Messrs. Alexander, Intrieri and Poses, 13,435; Mr. Dunham, 79,835; Mr. Martin, 13,853; Mr. Miller, 18,312; Mr. Raspino, 7,157; and Mr. Ryan, 4,967.

(c)	The Company granted no stock options to non-employee directors in 2013.

(d)

Messrs. Hargis and Simpson resigned from the Board effective March 7, 2013 and May 3, 2013, respectively. In accordance with their restricted stock award agreements, previously awarded restricted stock became fully vested upon their departures.

Transactions with Related Persons

The Company has adopted a written related party transaction policy with respect to any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000, (2) the Company is a participant and (3) any of its currently serving directors and executive officers, or those serving as such at any time since the beginning of the last fiscal year, or greater than 5% shareholders, or any of the immediate family members of the foregoing persons, has or will have a material direct or indirect interest. The Audit Committee reviews and approves all interested transactions, as defined above, subject to certain enumerated exceptions that the Audit Committee has determined do not present a “direct or indirect material interest” on behalf of the related party, consistent with the rules and regulations of the SEC. Such transactions are subject to the Company’s existing Code of Business Conduct. Certain transactions with former executive officers and directors that fall within the enumerated exceptions will be reviewed by the Audit Committee. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders. All transactions described below that do not fall within the enumerated exceptions described in the policy have been reviewed or approved by the Audit Committee.

SandRidge Energy, Inc.

David C. Lawler, who is the Executive Vice President and Chief Operating Officer of SandRidge Energy, Inc., is the brother of Robert D. Lawler, the Company’s CEO. The Company engages in transactions with SandRidge in the ordinary course of business and no such transaction has been determined to be a related party transaction under the Company’s Related Party Transactions Policy.

Employment of Family Members

Isaac Jacobson, son of Douglas J. Jacobson, Executive Vice President–Acquisitions and Divestitures, was an employee of the Company in 2013. Mr. Jacobson’s total cash and equity compensation for 2013 was $154,679. Andrew Kapchinske, son of John M. Kapchinske, Senior Vice President–Exploration and Subsurface Technology, has been an employee of the Company since September 2007. Mr. Kapchinske’s total cash and equity compensation for 2013 was $188,284. The Company is a significant employer in Oklahoma City. We seek to fill positions with qualified employees, whether or not they are related to our executive officers or directors. We compensate employees who have such relationships within what we believe to be the current market rate for their position and provide benefits consistent with our policies that apply to similarly situated employees. Compensation arrangements for family members of related parties are approved by the Compensation Committee.

Transactions with Former Chief Executive Officer

Oklahoma City Thunder

In 2011, Chesapeake entered into a license and naming rights agreement with The Professional Basketball Club, LLC, or the PBC, for an

arena in downtown Oklahoma City. PBC is the owner of the Oklahoma City Thunder, or the Thunder, basketball team, a National Basketball

CORPORATE GOVERNANCE	15

Association, or NBA, franchise and the arena’s primary tenant. Aubrey K. McClendon, the Company’s former CEO, has a 19.2% equity interest in PBC. Under the terms of the agreement, Chesapeake has committed to pay annual fees ranging from approximately $2.9 million, the amount paid for the 2011-2012 season, escalating ratably to approximately $4.2 million payable in 2023 for the arena naming rights and other associated benefits. The arena naming rights provide Chesapeake with enhanced public awareness through recognition locally, nationally and internationally. For the 2012-2013 and 2013-2014 seasons, Chesapeake paid fees of approximately $2.6 million and $3.2 million, respectively. The fee for the 2012-2013 season reflected a reduction of $480,000 as a result of the NBA lockout at the beginning of the 2011 season. Mr. McClendon made annual charitable contributions for the benefit of Oklahoma schools equal to his percentage ownership of the Thunder (19.2%) times the fees paid by the Company under the naming rights agreement for the first two seasons covered by the agreement.

In 2011, the Company also entered into a 12-year sponsorship agreement, committing to pay an average annual fee of approximately

$3.0 million for advertising, use of an arena suite and other benefits. For the 2012-2013 and 2013-2014 seasons, the Company paid fees of approximately $2.4 million and $2.5 million, respectively, pursuant to the sponsorship agreement. Chesapeake has been a founding sponsor of the Thunder since 2008.

For the 2012-2013 season, the Company reduced its regular season commitment for additional game tickets to a net amount of approximately $1.6 million, which gives effect to a refund of $1.2 million from PBC and $678,000 received by the Company for the sale of approximately 15% of its tickets to Company management, including the sale of season tickets to Mr. McClendon for approximately $140,000, and to Access Midstream Partners, L.P., in each case at the same price the Company paid to the PBC. The Company also paid approximately $328,000 for sponsorship, advertising and tickets for 2013 home playoff games. For the 2013-2014 season, the Company paid approximately $994,000 for additional tickets for regular season games and has committed to purchase a limited number of tickets and certain sponsorship benefits for any 2014 home playoff games, the total amount for which will depend on the number of home playoff games played by the Thunder.

Founder Well Participation Program

The Founder Well Participation Program, or FWPP, permits Mr. McClendon, the Company’s co-founder, to participate and invest as a working interest owner in new program wells drilled by the Company. In 2005, the FWPP was documented as a formal plan containing substantially the same terms as prior agreements with the Company’s two co-founders that had been in place since the Company’s initial public offering in 1993. Shareholders approved the FWPP on June 10, 2005 for a term ending on December 31, 2015. The participation of co-founder Tom L. Ward terminated following his separation from the Company in 2006. In April 2012, the Board and Mr. McClendon agreed to the early termination of the FWPP on June 30, 2014, 18 months before the end of its original expiration date. Mr. McClendon’s right to participate in new program wells drilled by the Company under the FWPP continues through the expiration of the FWPP on June 30, 2014 despite his separation from the Company on April 1, 2013. See “—Separation Arrangements” below for additional information on the terms of his separation.

The Compensation Committee of the Board of Directors administers and interprets the FWPP. Under the FWPP, Mr. McClendon has had the right to participate in either all or none of the wells spudded by or on behalf of the Company during each calendar year. Mr. McClendon has elected to participate in the FWPP through the expiration of the FWPP on June 30, 2014 at the maximum 2.5% working interest permitted, the same participation percentage he has elected every year since 2004. Mr. McClendon has participated in the FWPP through entities in which all equity interests are owned solely by Mr. McClendon and his immediate family members, as permitted by the terms of the FWPP subject to approval by the Compensation Committee. Prior to his separation, Mr. McClendon was required to pay all joint interest billings immediately on receipt of the Company’s invoice and to advance to the Company any amounts which the Company is required to prepay to third-party operators with respect to Mr. McClendon’s working interest to be assigned under the FWPP. Following his separation, Mr. McClendon pays joint interest billings from the Company in accordance with terms afforded to the Company’s significant joint venture partners and as set forth in applicable joint operating agreements.

The FWPP provides that the amount paid by Mr. McClendon for acreage assigned in connection with his participation in the FWPP is to be recomputed as of the first day of each calendar year and is equal to a fully-costed average per acre amount computed as follows: (i) direct costs capitalized in the appropriate accounting pool in accordance with the Company’s accounting procedures (including all capitalized interest, leasehold payments, acquisition costs, landman charges and seismic charges) divided by (ii) the acreage in the applicable pool at the time of computation. The annual computation has allowed the Company to give effect to the acreage and costs of newly acquired acreage, acreage sold by the Company and acreage that has expired. All other costs are billed in accordance with the Company’s accounting procedures applicable to third-party participants pursuant to any joint operating agreement or exploration agreement relating to a particular well, and such amounts paid by Mr. McClendon in connection with his participation in a well are on no better terms than the terms agreed to by unaffiliated third-party participants in connection with the participation in such well or similar wells operated by the Company.

The following table sets forth the revenue received from, and well costs paid to, the Company with respect to Mr. McClendon’s FWPP interests during the first quarter of 2014 and each of the three years in the period ended December 31, 2013:

	First Quarter

	2014	2013	2012	2011
Natural gas and oil revenues	$77,868,495	$287,465,640	$198,859,938	$184,270,948
Lease operating expenditures	(20,410,893)	(62,191,013)	(54,181,910)	(42,457,253)
Net cash flow	57,457,601	225,274,627	144,678,028	141,813,695
Capital expenditures	(50,337,117)	(269,242,032)	(434,263,113)	(457,151,007)
Net after capital expenditures	$7,120,484	$(43,967,404)	$(289,585,085)	$(315,337,312)

16	CHESAPEAKE ENERGY CORPORATION

The foregoing information has been derived solely from the Company’s records. Accordingly, it excludes revenues and expenses for some FWPP interests that are not operated by the Company, and it may include revenue and expenses for producing FWPP interests conveyed to others. For example, the foregoing amounts include revenue attributable to volumetric production payments (VPPs) owed to third parties under transactions that Mr. McClendon has entered into from time to time. Mr. McClendon pays the related lease operating expenses and disburses revenue to the VPP owners.

Mr. McClendon has advised us that the present value of the future net revenue (pretax) of the estimated proved developed producing reserves attributable to his FWPP interests at December 31, 2013, discounted at 10% per year and based on prices and costs under existing conditions at such date as prescribed by the SEC’s reserves reporting rules, was approximately $583 million. As indicated in the Company’s 2013 Form 10-K filed on February 27, 2014 and other filings that include estimates of the Company’s proved natural gas and oil reserves, any computation of proved producing reserves is an estimate, subject to a number of variables and not a reflection of fair market value. A portion of the leasehold owned by Mr. McClendon with respect to the FWPP consists of interests that are not categorized as proved developed producing reserves. The Company’s reservoir engineering staff provides data and analysis to Mr. McClendon’s affiliates with respect to reserves associated with FWPP interests using the engineering prepared for the Company’s interest in the same wells. In 2013, Mr. McClendon reimbursed the Company approximately $580,000 to cover the estimated cost of such services.

Mr. McClendon’s FWPP interests are his personal assets and are separate and distinct from the Company’s interest in its oil and gas properties and other assets. The FWPP does not restrict sales, other dispositions or financing transactions involving FWPP interests acquired from the Company. The Company has not extended loans to Mr. McClendon for participation in the FWPP or any other purposes, the Company has no obligation to repay loans Mr. McClendon may obtain from third parties, and no Company interests in any assets are exposed to such loans or the mortgages securing them. From time to time, Mr. McClendon through affiliates has sold FWPP interests separately and concurrently with sales by the Company of its interests in the same properties. In any concurrent sales, the proceeds related to the properties have been allocated between Mr. McClendon’s affiliates and the Company based on their respective ownership interests. From January 1, 2013 through March 31, 2014, Mr. McClendon’s affiliates realized approximately $4.7 million from such concurrent sales, and he paid $8,151 of deal costs. As described below, the terms of Mr. McClendon’s separation provide the Company a “drag” right and Mr. McClendon a “tag” right with respect to FWPP interests in connection with sales by the Company of its joint interests in an area or play.

Separation Arrangements

On April 1, 2013, Mr. McClendon ceased serving as President and CEO of the Company and resigned as a director of its Board. On April 18, 2013, the Company and Mr. McClendon entered into a Founder Separation and Services Agreement, which was effective as of January 29, 2013. See “Executive Compensation—Post-Employment Compensation—Former Named Executive Officer Separations—Aubrey K. McClendon” on page 48 for a discussion of the Founder Separation and Services Agreement.

Pursuant to the Founder Separation and Services Agreement, on April 18, 2013, the Company, Mr. McClendon and certain affiliates of Mr. McClendon, or the Founder Affiliates, entered into a Founder Joint Operating Services Agreement, or FJOSA, effective as of January 29, 2013, relating to the jointly developed oil and gas wells, increased density locations, leases and acreage jointly owned by the Company and the respective Founder Affiliates, or the Joint Interests. The FJOSA is intended to enable the parties to maintain and continue their previously developed methods and practices for access to and sharing of information essential for the efficient administration of their respective interests in the Joint Interests and to provide a framework for the continued efficient administration thereof. The Company developed certain search software to allow Mr. McClendon and the Founder Affiliates to access Joint Interest data for which Mr. McClendon paid the Company $75,000 for its cost. The Company will continue to provide reserve reports on Joint Interests through no later than December 31, 2016, and the Founder Affiliates are required to reimburse the Company for the costs of such services. In 2013, Mr. McClendon reimbursed the Company approximately $580,000 to cover the estimated cost of such services. Through June 30, 2014, the Company will provide Mr. McClendon and the Founder Affiliates data, licenses and services related to Joint Interests, as well as certain transition services. The Company will provide land services through December 31, 2016 or so long as is required under applicable joint operating or other agreements. In addition, the Company has agreed to continue to provide certain routine monthly services. Routine services relating to the preparation of schedules and exhibits to mortgages will be billed to the applicable Founder Affiliates at a monthly rate of $50,000 as part of the monthly joint interest billings beginning July 1, 2014, subject to termination or reduction in services as well as an annual adjustment. The Company recoups its costs of providing other routine services set forth in the FJOSA through standard overhead billings pursuant to the terms of any applicable joint operating agreements with the Founder Affiliates. The Company provides a monthly credit of $50,000 in the aggregate to reduce the marketing fees billed by the Company or its affiliates under the existing marketing fee arrangements between the Founder Affiliates and the Company or its affiliates beginning April 1, 2013, provided that the credit may not reduce the marketing fees below zero in any month. The FJOSA provides that overhead rates charged by the Company to a Founder Affiliate for Joint Interests will be the applicable rate paid by the Company’s significant joint venture partners, except that in the Barnett Shale play and in other areas where there is no such joint venture agreement, the Company’s standard overhead rate applies and will be on no better terms than those agreed to by unaffiliated third-party participants. The FJOSA also provides that if the Company agrees to sell all or a portion of the Company’s Joint Interests in an area or play, the Company or the applicable Founder Affiliate may elect to include the applicable Founder Affiliates’ Joint Interests in the sale transaction (in the same proportion as those being sold by the Company in the sale transaction), with the applicable Founder Affiliates to receive their respective portion of the sale proceeds from any such sale transaction. A portion of any third-party legal, accounting, advisory or other professional fees incurred by the Company in connection with a transaction is to be deducted from sale proceeds paid to a Founder Affiliate based on its proportionate share.

Copies of the Founder Separation and Services Agreement and FJOSA are filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed on April 19, 2013.

Rescission of Map Sale

On July 26, 2013, the Company and Mr. McClendon rescinded the December 2008 sale of an antique map collection pursuant to the terms of a settlement agreement terminating pending shareholder litigation that was approved by the District Court of Oklahoma County, Oklahoma on

January 30, 2012 and affirmed on appeal. The Company returned the subject maps to Mr. McClendon, and Mr. McClendon paid the Company $12.1 million plus interest.

CORPORATE GOVERNANCE	17

Sale of Suite at AT&T Stadium

Effective September 23, 2013, in an effort to reduce costs, the Company transferred its rights to a suite at AT&T Stadium (formerly, Dallas Cowboys Stadium) in Arlington, Texas to an affiliate of Mr. McClendon. Pursuant to the agreement, Mr. McClendon’s affiliate reimbursed the 2013 annual lease fee of $500,000, prorated for the number of football games remaining in the season at the time of the transaction, and assumed the Company’s remaining annual lease obligations of $7.5 million. The Company has no further obligations under the suite lease agreement.

Drilling Contracts

In October 2013 following a request for proposal process, the Company and American Energy–Utica, LLC, or AEU, entered into agreements whereby the Company would provide land drilling services to AEU in the Utica Shale. Mr. McClendon is an investor in AEU and AEU is managed by a subsidiary of American Energy Partners, LP, which is an affiliate of Mr. McClendon. On October 16, 2013, the Company and AEU entered into a drilling contract for a term of six months with an operating dayrate of $23,500. On October 31, 2013, the Company and AEU entered into separate drilling contracts in respect of six other drilling rigs for terms of two years with operating dayrates of $26,000 each. The transactions were negotiated on an arms-length basis based on prevailing market rates for similar services in the area.

Beneficial Ownership

The table below sets forth (i) the name and address and beneficial ownership of each person known by management to own beneficially more than 5% of our outstanding common stock, and (ii) the beneficial ownership of common stock of our nominees, directors and named executive officers and all directors and executive officers of the Company as a group. Unless otherwise noted, information is given as of April 14, 2014, the record date, and the persons named below have sole voting and/or investment power with respect to such shares.

	Common Stock
Beneficial Owner	Outstanding Shares		Share Equivalents		Total Ownership		Percent of Class
Southeastern Asset Management, Inc. 6410 Poplar Ave., Suite 900 Memphis, TN 38119	68,676,612		4,513,189		73,189,801	(a)	10.9%
Carl C. Icahn c/o Icahn Associates Corp. 767 Fifth Avenue, 47th Floor New York, NY 10153	66,450,000		—		66,450,000	(b)	9.9%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	38,340,000		2,855,808		41,195,808	(c)	6.1%
Robert D. (“Doug”) Lawler	356,465	(d)	—		356,465		*
Domenic J. (“Nick”) Dell’Osso, Jr.	240,265	(d)(e)	64,754	(f)	305,019		*
Douglas J. Jacobson	711,120	(d)(e)	59,122	(f)	770,242		*
M. Christopher Doyle	—		—		—		*
Mikell J. (“Jason”) Pigott	215		—		215		*
Bob G. Alexander	18,560	(d)	—		18,560		*
Archie W. Dunham	1,043,089	(d)	—		1,043,089		*
Vincent J. Intrieri	24,897	(d)(g)	—		24,897		*
John J. (“Jack”) Lipinski	30,000		—		30,000		*
R. Brad Martin	148,450	(d)(h)	—		148,450		*
Merrill A. (“Pete”) Miller, Jr.	166,957	(d)	—		166,957		*
Frederic M. Poses	687,842	(d)	—		687,842		*
Louis A. Raspino	65,067	(d)	—		65,067		*
Thomas L. Ryan	51,375	(g)	—		51,375		*
Aubrey K. McClendon	2,795,140	(d)(i)(j)	—		2,795,140		*
Steven C. Dixon	1,046,644	(i)(k)	417,011	(f)	1,463,655		*
Jeffrey A. Fisher	288,002	(i)	277,450	(f)	565,452		*
All directors and executive officers as a group	4,391,530	(l)	222,417		4,613,947		*
*	Less than 1%.

(a)

This information is as of December 31, 2013, as reported in a Schedule 13G/A filed jointly by Southeastern Asset Management, Inc. and O. Mason Hawkins on February 10, 2014. The Schedule 13G/A includes 4,513,189 shares of common stock underlying convertible preferred shares. The

18	CHESAPEAKE ENERGY CORPORATION

Schedule 13G/A reports (i) sole power to vote or to direct the vote of 41,209,685 shares; (ii) shared power to vote or direct the vote of 22,509,124 shares with Longleaf Partners Fund and Longleaf Partners Global Fund; (iii) no power to vote 9,470,992 shares; (iv) sole power to dispose or to direct the disposition of 50,680,677 shares; and (v) shared power to dispose or to direct the disposition of 22,509,124 shares with Longleaf Partners Fund and Longleaf Partners Global Fund.

(b)

This information is as of August 16, 2013, as reported in a Schedule 13D/A filed jointly by High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Carl C. Icahn. The principal business address of each of (i) High River, Hopper, Barberry, Icahn Offshore, Icahn Partners, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue Suite 1210, White Plains, NY 10601, (ii) Icahn Master, Icahn Master II and Icahn Master III is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands, and (iii) Mr. Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, NY 10153.

According to the filing, High River has sole voting power and sole dispositive power with regard to 13,290,002 shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Master has sole voting power and sole dispositive power with regard to 21,601,307 shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Master II has sole voting power and sole dispositive power with regard to 7,712,372 shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Master III has sole voting power and sole dispositive power with regard to 3,395,407 shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Partners has sole voting power and sole dispositive power with regard to 20,450,912 shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares.

According to the filing, each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to each of Icahn Master, Icahn Master II and Icahn Master III, may be deemed to indirectly beneficially own the shares which each of Icahn Master, Icahn Master II and Icahn Master III directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes.

(c)

This information is as of December 31, 2013, as reported in a Schedule 13G filed by Capital World Investors on February 13, 2014. The Schedule 13G includes 2,855,808 shares of common stock underlying convertible preferred shares.

(d)	Includes unvested shares of restricted stock granted after January 1, 2013 with respect to which executive officers and directors have voting power.

(e)

Includes vested shares of common stock held in the Company’s 401(k) plan (Mr. Dell’Osso, 4,596 shares; and Mr. Jacobson, 19,859 shares) and vested shares of common stock held in the Chesapeake Energy Corporation Deferred Compensation Plan (Mr. Dell’Osso, 7,733 shares; and Mr. Jacobson, 36,281 shares).

(f)	Represents shares of common stock which can be acquired through the exercise of stock options on the record date or within 60 days thereafter.

(g)

Includes 6,587 and 4,037 shares of common stock purchased on behalf of Messrs. Intrieri and Ryan, respectively, in the Chesapeake Energy Corporation Deferred Compensation Plan for Non-Employee Directors.

(h)	Includes 35,000 shares held by the R. Brad Martin Family Foundation, over which Mr. Martin has voting control.

(i)	Provided by Messrs. McClendon, Dixon and Fisher as of their respective separation dates.

(j)

Includes (i) 13,671 shares held by Chesapeake Investments, an Oklahoma limited partnership of which Mr. McClendon is sole general partner; and (ii) 1,095 shares held by Mr. McClendon’s son who shares the same household.

(k)	Includes 149,878 shares held by Mr. Dixon in trusts and 52,965 shares held by the Faretheewell Foundation, over which Mr. Dixon has voting control.

(l)	Does not include shares held by Mesrs. McClendon, Dixon or Fisher as they are no longer executive officers.

Section 16(a)     Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and subsequent changes with the SEC. Based only on a review of copies of such reports and written representations delivered to the Company by such persons, only Steven C. Dixon filed a late report under Section 16(a) during 2013. Mr. Dixon filed one late report which related to four gifts which were not timely reported.

CORPORATE GOVERNANCE	19

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for the Company’s named executive officers listed below, whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement.

Current Officers
Robert D. (“Doug”) Lawler	President and Chief Executive Officer, or CEO
Domenic J. (“Nick”) Dell’Osso, Jr.	Executive Vice President and Chief Financial Officer, or CFO
Douglas J. Jacobson	Executive Vice President–Acquisitions and Divestitures
M. Christopher Doyle	Senior Vice President, Operations–Northern Division
Mikell J. (“Jason”) Pigott	Senior Vice President, Operations–Southern Division
Former Officers
Aubrey K. McClendon	Former President and Chief Executive Officer
Steven C. Dixon	Former Acting Chief Executive Officer, or Acting CEO, and Executive Vice President–Operations and Geosciences and Chief Operating Officer
Jeffrey A. Fisher	Former Executive Vice President–Production

We present our Compensation Discussion and Analysis in the following sections:

1.   Say-on-Pay Response and Compensation Highlights. In this section, we discuss the response of the Compensation Committee of our Board to the 2013 shareholder advisory vote on named executive officer compensation and highlight aspects of our executive compensation program.

p. 20
2. Executive Compensation Program. In this section, we describe the Company’s executive compensation philosophy and the material components of our executive compensation program.	p. 22

3.   2013 Named Executive Officer Compensation. In this section, we detail the Company’s 2013 named executive officer compensation and explain how and why the Compensation Committee arrived at specific compensation decisions. We also provide details with regard to compensatory arrangements related to the separations of Messrs. McClendon, Dixon and Fisher from the Company.

p. 23

4.   Other Executive Compensation Matters. In this section, we provide a brief overview of policies related to minimum stock ownership, prohibition of margining and derivative or speculative transactions involving Company stock and executive compensation clawbacks. We also review the relationship between our compensation program and risk and accounting and tax treatment of compensation.

p. 33
5. Actions Related to 2014 Executive Compensation. In this section, we provide an overview of certain Compensation Committee executive compensation decisions for 2014.	p. 35

Say-on-Pay Response and Compensation Highlights

Response to 2013 Shareholder Advisory Vote on Named Executive Officer Compensation

At our 2013 annual meeting, approximately 84% of shares cast voted in favor of our named executive officer compensation. This was a marked difference from 2012 when we received only 20% support, which led the Compensation Committee to engage in a comprehensive review of the Company’s executive compensation program with the assistance of Frederic W. Cook & Co., Inc., or F.W. Cook, its independent compensation consultant. The goal of this review was to ensure that the Company’s compensation programs appropriately tie executive pay to Company performance. The 2013 vote told us that most shareholders agree that the Company’s redesigned executive compensation program better aligns with shareholder objectives and is responsive to shareholder concerns voiced over the past two years. This was also confirmed through discussions that took place before and after the 2013 annual meeting with shareholders representing nearly half of the Company’s outstanding shares.

The Compensation Committee continues to evaluate the executive compensation program in order to execute the Company’s compensation philosophy (see “—Executive Compensation Program—Philosophy and Objectives of our Executive Compensation Program” below). In 2013, the Compensation Committee made the following decisions with regard to the executive compensation program:

•	Maintained base salaries at 2012 levels for named executive officers serving in January 2013, although Mr. Dixon’s base salary was increased upon his appointment as Acting CEO.

20	CHESAPEAKE ENERGY CORPORATION

•

Implemented a new annual incentive program that based annual incentive opportunities on the Company’s performance relative to eleven pre-established objective operational and financial performance goals. Target annual incentive opportunities remained flat for current named executive officers who were serving in January 2013.

•

Adjusted the mix of 2013 long-term incentive program compensation types with less emphasis on time-based restricted stock awards and implemented a long-term performance plan circuit breaker which caps PSU payouts at 100% if the Company’s absolute TSR is negative at the conclusion of a performance period.

•	Reduced target long-term incentive awards for named executive officers serving in January 2013 by approximately 10% from 2012 target levels.

•

Entered into new executive employment agreements that contain substantial changes from the Company’s previous executive employment agreements, including the elimination of “single-trigger” change of control cash payments and cash payments upon death or disability.

•

Entered into an employment agreement with Mr. Lawler, the Company’s new CEO, which provides total target annual compensation that ranks slightly below the median of our peers according to benchmarking data provided by F.W. Cook and provided for annualized total target compensation that is approximately 15% lower than the total target compensation of the Company’s former CEO.

The Compensation Committee has continued to refine the Company’s executive compensation program through the implementation of the following changes for 2014:

•

Modified the 2014 annual incentive program to focus on the key metrics that the Compensation Committee believes will drive the Company’s 2014 performance, including the addition of a cash cost management multiplier to tie compensation to cost reduction.

•

Modified the 2014 performance share unit, or PSU, award performance goals to focus solely on total shareholder return, or TSR, which the Compensation Committee believes will complement the operational unit metrics in the annual incentive plan while focusing our executive officers on long-term shareholder return.

•	Reduced 2014 target total direct compensation for current named executive officers by approximately 15% from annualized 2013 target levels.

At the 2014 annual meeting, we will again hold an advisory vote on named executive officer compensation (see “Voting Item 6: Shareholder Advisory Vote to Approve Named Executive Officer Compensation” on page 53), in accordance with the shareholders’ advisory vote in 2011 in favor of annual advisory votes on executive compensation. The Compensation Committee will consider the results from this year’s and future advisory votes on executive compensation.

Compensation Highlights

Our executive compensation program has the following attributes:

Compensation Program Attributes	Description

Compensation philosophy	Formal compensation philosophy emphasizes pay for performance and targets peer median compensation levels
Representative peer group	The Compensation Committee worked with its independent compensation consultant to develop an appropriately-sized peer group that satisfies other important peer group criteria, such as comparable size and relevance to the Company’s industry
Objective annual incentive program with pre-determined performance measures	Annual incentive compensation based on achievement of pre-determined objective operational (including key safety goals) and financial performance goals
Objective long-term performance measures	50% of long-term compensation is subject to achievement of objective pre-determined performance goals tied to the creation of long-term shareholder value
Incentive plans intended to qualify for Section 162(m) tax deductibility	Annual Incentive Plan, stock option and PSU awards are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code
Minimal perquisites	Named executive officers receive minimal, competitively-benchmarked perquisites
No cash payments on death and disability	New employment agreements with our named executive officers eliminated lump sum payments of 52 weeks of base salary in the event of death and 26 weeks of base salary in the event of disability
Double trigger upon change of control	New employment agreements with our named executive officers eliminated “single-trigger” change of control cash payments
No tax gross-ups for executive officers	No tax gross-ups for executive officers
Minimum stock ownership guidelines	Enhanced minimum stock ownership guidelines for all named executive officers
Margining and speculative transactions prohibited	Full prohibition on margining, derivative or speculative transactions, such as hedges, pledges and margin accounts, by executive officers
Clawback policy	Compensation recovery policy recaptures unearned incentive payments in the event of material noncompliance with any financial reporting requirement under the law that leads to an accounting restatement

EXECUTIVE COMPENSATION	21

Executive Compensation Program

Philosophy and Objectives of our Executive Compensation Program

To guide compensation decisions, the Compensation Committee adopted a formal compensation philosophy in 2012. The philosophy reflects the Compensation Committee’s intent to generally set all elements of target compensation (e.g., base salary, target annual incentive award opportunity and target long-term incentive award opportunity) at the median of similarly situated executives among the Company’s peer group or other relevant industry benchmarks. The competitive positioning of target compensation levels for individuals may vary above or below the median based on executive-specific factors such as tenure, experience, proficiency in role or criticality to the organization. The Compensation Committee’s objective is to have a program that:

•	Attracts and retains high performing executives;

•	Pays for performance and thus has a meaningful portion of pay tied to business performance;

•	Aligns compensation with shareholder interests while rewarding long-term value creation;

•	Discourages excessive risk by rewarding both short-term and long-term performance;

•	Reinforces high ethical conduct, environmental awareness and safety; and

•	Maintains flexibility to better respond to the dynamic and cyclical energy industry.

Unlike target compensation levels, which are set by the Compensation Committee near the beginning of the year, actual compensation is a function of the Company’s operational, financial and stock price performance, as reflected through annual incentive payouts, performance share payouts and the value of all other long-term incentive awards at vesting. Actual compensation is intended to vary above or below target levels commensurate with Company performance.

Elements of our Executive Compensation Program

The purpose and key characteristics of each element of our 2013 executive compensation program are summarized below:

Element	Purpose	Key Characteristics

Base salary

Reflects each named executive officer’s level of responsibility, leadership, tenure, qualifications and contribution to the success and profitability of the Company and the competitive marketplace for executive talent specific to our industry

Fixed compensation that is reviewed annually and adjusted if and when deemed appropriate
Annual incentive award	Motivates named executive officers to achieve our short-term business objectives that drive performance while providing flexibility to respond to opportunities and changing market conditions	Variable performance-based annual cash award based on corporate performance compared to pre-established performance goals
Individual performance bonus	Reflects extraordinary performance of specified named executive officers in instances where performance is based on select individual criteria or is well in excess of what is expected of the officer

Cash payment that is awarded in rare circumstances where performance warrants an additional bonus in excess of the annual incentive award; three named executives received individual performance bonuses for 2013

PSU award

Motivates named executive officers to achieve our long-term business objectives by tying incentives to our financial and key operational metrics over the performance period while continuing to reinforce the link between the interests of our named executive officers and our shareholders

Variable performance-based long-term award; the ultimate number of units earned is based on the achievement of relative and absolute total shareholder return and production and proved reserve growth performance goals

Restricted stock award

Motivates named executive officers to achieve our business objectives by tying incentives to the performance of our common stock over the long term; reinforces the link between the interests of our named executive officers and our shareholders; motivates our named executive officers to remain with the Company by mitigating swings in incentive values during periods of high commodity price volatility

Long-term restricted stock (or restricted stock unit beginning in July 2013) award with a ratable vesting period over three years; the ultimate value realized varies with our common stock price
Stock option award

Motivates named executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock over the long term; reinforces the link between the interests of our named executive officers and our shareholders

Long-term option award with an exercise price equal to the fair market value on the date of grant and a ratable vesting period over three years; the ultimate value realized, if any, depends on the appreciation of our common stock price

Other compensation	Provides benefits that promote employee health and work-life balance, which assists in attracting and retaining our named executive officers	Indirect compensation element consisting of health and welfare plans and minimal perquisites

22	CHESAPEAKE ENERGY CORPORATION

2013 Named Executive Officer Compensation

2013 Process for Determining Executive Compensation

Role of the Compensation Committee

The Committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs of the Company. In determining compensation, the Compensation Committee makes an overall assessment of the performance of the named executive officer team and the role and relative contribution of each of its members on an annual basis. In 2013, the Compensation Committee’s approach consisted of both subjective consideration of each named executive officer’s performance and overall role in the organization and objective consideration of the Company’s performance relative to predetermined metrics as more fully described beginning on page 25 under “—2013 Named Executive Officer Compensation Elements”. In its assessment of the performance of each named executive officer in 2013, the Compensation Committee considered the following:

Individual Performance	Company Performance	Intangibles

•Named executive officer’s contributions to the development and execution of the Company’s business plans and strategies

• Performance of the named executive officer’s department or functional unit

•Level of responsibility

• Tenure with the Company

	•Financial and operational performance of the Company, including progress made with respect to predetermined metrics more fully described below	•Leadership ability •Demonstrated commitment to the Company • Motivational skills •Attitude •Work ethic

Role of the Compensation Consultant

Pursuant to its charter, the Compensation Committee may retain a compensation consultant, and shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant that it retains. The Compensation Committee has retained F.W. Cook as its independent compensation consultant to provide an objective analysis of, and counsel on, the Company’s executive compensation program. In addition, Pay Governance LLC provided consulting services to management in 2013 related to the Company’s executive compensation programs, policies and processes.

In 2013, F.W. Cook attended all Compensation Committee meetings. F.W. Cook provided the Committee with market analyses and advised the Committee on market trends and regulatory and governance developments and how they may impact our executive compensation programs. They also advised the Committee with regard to the design and structure of our executive compensation programs to ensure appropriate linkage between pay and performance, setting the pay for our CEO, and compensation for other executive officers in consultation with the CEO. From time to time Pay Governance may provide information and recommendations to the Committee with respect to executive compensation. F.W. Cook typically participates in these meetings and performs an independent, objective analysis of market and other data provided by Pay Governance and generally counsels the Committee as to the advice obtained from Pay Governance.

The Compensation Committee evaluated whether conflicts of interest were created by the retention of any of the advisors providing compensation consulting services in 2013 and evaluated their independence pursuant to the standards set forth in the New York Stock Exchange Listed Company Manual. As a result of this assessment, the Compensation Committee concluded that (i) no conflicts of interest exist with respect to F.W. Cook or Pay Governance; and (ii) Pay Governance is not independent from management given the reporting relationship with management, the responsibility of management for the oversight of Pay Governance’s work product and the services provided. The Compensation Committee concluded that any potential conflict posed by the Compensation Committee’s receipt of information and advice from Pay Governance was sufficiently mitigated by the direct involvement of its independent compensation consultant, F.W. Cook, and the Compensation Committee’s own examination and assessment of the objectivity of Pay Governance’s advice.

Benchmarking

The Compensation Committee uses benchmarking to compare the competitiveness of the named executive officers’ total direct compensation, consisting of base salary, annual incentive compensation and the value of long-term incentive awards, relative to our compensation peer group companies. For 2013, our compensation peer group consisted of eleven exploration and production peer companies (expanded from 5 companies in 2012) which are similar to the Company in size, scope and nature of business operations, and with whom we compete for talent, including:

•Anadarko Petroleum Corporation	•Marathon Oil Corporation
•Apache Corporation	•Murphy Oil Corporation
•Continental Resources, Inc.	•Noble Energy, Inc.
•Devon Energy Corporation	•Occidental Petroleum Corporation
•EOG Resources, Inc.	•SandRidge Energy, Inc.
•Hess Corporation

Our compensation peer group contains companies in our industry that are both larger and smaller in size and scope. With the exception of Hess and Murphy Oil, all of the peer companies are independent exploration and production companies. We considered companies that compete in our industry, but are significantly larger than we are, and companies that compete in unrelated industries within the energy sector such as the mining or coal industries but did not include such companies in our compensation peer group. We compete with the companies in our compensation peer group for talent, and the Compensation Committee believes the selected companies were the most appropriate for use in benchmarking 2013 executive compensation. The differences and similarities between us and the companies in our industry peer group are taken into consideration when referencing benchmarks for named executive officer compensation decisions.

The benchmarking analysis indicated that target total direct compensation for our former CEO was between the median and seventy-fifth percentile and each of the other named executive officers was above the seventy-

EXECUTIVE COMPENSATION	23

fifth percentile of benchmark data as compared to our peers. These results informed the Compensation Committee’s decisions with respect to setting 2013 executive compensation, including establishing the targets for the 2013 annual incentive plan award and PSU component of the Company’s long-term incentive program for named executive officers. As discussed above under “—Executive Compensation Program—Philosophy and Objectives of Our Executive Compensation Program”, the Compensation Committee intends to generally set all elements of target compensation at the median of similarly situated executives among the Company’s compensation peer group and may also consider other relevant industry benchmarks in making compensation decisions. The results of the benchmarking suggested higher competitive positioning of target long-term incentive grants. This data point became one factor in the Compensation Committee’s determination to reduce the long-term incentive by 10% in 2013 as detailed below under “—2013 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation”. It was also a factor in continuing reductions in target long-term incentive compensation for 2014 as detailed below under “—Actions Related to 2014 Executive Compensation”.

Chief Executive Officer and Management Role in Executive Compensation Process

The Company’s CEO has an active role in executive compensation, and typically makes recommendations to and participates in discussions with the Compensation Committee in order to provide information regarding the compensation of the other named executive officers. Following such recommendations, the Committee discusses the compensation of each named executive officer and approves the final named executive officer compensation amounts, subject to such modifications as it deems appropriate. The Committee discusses the compensation of the CEO in executive session with its independent compensation consultant and approves his final compensation amounts. Following such approvals, the Compensation Committee provides a report of its executive compensation decisions to the full Board of Directors for discussion and ratification. The CEO, not being a member of the Compensation Committee, does not vote at Compensation Committee meetings, and he does not participate in the Board’s vote on the acceptance and approval of the Compensation Committee’s recommendations or reports with respect to his compensation.

In addition to the participation of our CEO, other members of senior management typically provide the CEO and Compensation Committee and its advisors with detailed analyses and recommendations regarding each element of named executive officer compensation to facilitate the Compensation Committee’s annual review of named executive officer compensation.

2013 Corporate Performance Highlights

Chesapeake performed well in 2013. The Company ended 2013 as the second-largest producer of natural gas and the 11th largest producer of oil and natural gas liquids in the U.S. The Company delivered TSR of 66%, outperforming our compensation peer group. The TSR performance is a result of a sharp focus on executing our business strategy of financial discipline and profitable and efficient growth from captured resources, which led to strong operating and financial results. The Company once again delivered excellent year-over-year production growth of 11%, as adjusted for asset sales and purchases, and continued to grow liquids production to 25% of total production, all while employing half the capital than in 2012. The Company also focused on its costs in 2013, reducing per unit production and G&A expenses by 15%. These efficiency gains allowed the Company to deliver strong year-over-year adjusted EBITDA growth of 34%. Lastly, the Company executed its strategic 2013 asset sales program, selling $4.4 billion in noncore assets. To focus management on executing our 2013 strategic plan, these and other important metrics were used as performance goals under our 2013 annual incentive program. See “—2013 Named Executive Officer Compensation Elements—Performance-Based Annual Incentives—2013 Annual Incentive Program” below on page 25 for more information with regard to the metrics used in our 2013 annual incentive program.

24	CHESAPEAKE ENERGY CORPORATION

2013 Named Executive Officer Compensation Elements

In December 2011, the Compensation Committee adopted substantial changes to executive compensation which were reflected in our 2012 executive compensation program. For 2013, after considering the analyses and recommendations of F.W. Cook, the Company’s performance in 2012 and the competitive market, the Compensation Committee set base salaries, incentive compensation opportunities and performance measures for 2013.

As shown below, our 2013 program continued to utilize base salary, cash awards under our annual incentive plan, restricted stock awards and PSUs under our 2005 LTIP. However, in 2013 we began granting stock options to our named executive officers as part of their long-term incentive compensation. In addition, in June 2013 we began granting restricted stock units in lieu of shares of restricted stock.

Base Salary

Base salaries reflect each named executive officer’s level of responsibility, leadership, tenure and contribution to the success and profitability of the Company and the competitive marketplace for executive talent specific to our industry. In early 2013, the Compensation Committee maintained base salaries for the then-serving named executive officers at 2012 levels, except for Mr. Dixon, whose compensation was increased in connection with his appointment as Acting CEO effective April 1, 2013. For Messrs. Lawler, Doyle and Pigott, who were hired during 2013, the

Compensation Committee considered compensation levels for chief executive officers of peer group companies with respect to Mr. Lawler, and peer group executives with similar titles with respect to Messrs. Doyle and Pigott, in determining their base salaries. See “—2013 Named Executive Officer Compensation Decisions—2013 CEO Compensation” and “—2013 Named Executive Officer Compensation Decisions—2013 Other Current Named Executive Officer Compensation” below for more information.

Performance-Based Annual Incentives

2013 Annual Incentive Program. The annual incentive component of our executive compensation program is intended to motivate and reward named executive officers for achieving our short-term business objectives that we believe drive the overall performance of the Company over the long term. In January 2013, the Compensation Committee and the Board approved the Chesapeake Energy Corporation 2013 Annual Incentive Plan, a cash-based incentive plan utilizing pre-established performance goals. The plan was subject to shareholder approval at our 2013 annual meeting of shareholders and was overwhelmingly approved. For 2013, the Compensation Committee focused heavily on implementing an annual incentive program with a formulaic approach to awarding annual incentives based on an evaluation of the Company’s performance relative to eleven pre-established, objective operational and financial goals detailed below under “—Performance Goals and Calculation of Payout Factor”. The Committee felt that the number of goals was appropriate for 2013 as the Board’s objective was to ensure that management was focused on certain specific goals that were important to the Company in 2013, such as growth in production and proved reserves, asset sales, leasehold cost control and overhead reduction, while continuing to motivate management to focus on broader financial and operational metrics.

Calculating Annual Incentive Awards. The following formula was used to calculate the maximum payment that could be awarded to a named executive officer under the 2013 annual incentive program:

Base Salary            X             Target Percentage of Base Salary            X            Payout Factor (0 -  200%)

The Compensation Committee used the base salary in effect on the last day of 2013 in calculating the annual incentive payments. The Compensation Committee established the target percentage of base salary payable under the annual incentive program at 150% for the CEO, 125% for EVPs and 100% for SVPs (other than Messrs. Doyle and Pigott whose targets were set at 80%) to provide an annual incentive opportunity that is competitive with our peers. Following the end of 2013, the Compensation Committee determined the payout factor based on the Company’s achievement of pre-established threshold, target and maximum performance levels and the corresponding payout opportunities of 50%, 100% and 200% of the target percentage of base salary (using linear interpolation for performance levels falling between threshold and target and between target and maximum) with no payment for performance not achieving

EXECUTIVE COMPENSATION	25

the minimum 50% threshold performance level, as discussed below. The following chart shows the range of annual incentive award opportunities expressed as a percentage of salary for the named executive officers by title, based on the target percentage of base salary multiplied by the above-listed threshold, target and maximum payout opportunities.

Executive Level	Threshold	Target	Maximum

CEO	75%	150%	300%
EVP	62.5%	125%	250%
SVP (other than Doyle and Pigott)	50%	100%	200%
SVP (Doyle and Pigott)	40%	80%	160%

Final annual incentive program payouts for Messrs. Lawler, Doyle and Pigott were prorated in accordance with their employment agreements for the number of days that they were employed by the Company in 2013; provided, however, the annual incentive program payout for Messrs. Lawler, Doyle and Pigott were required to be at least $800,000, $400,000 and $200,000, respectively, to account for forfeited bonus amounts from their prior employer. See “—2013 Named Executive Officer Compensation Decisions—2013 CEO Compensation” and “—2013 Named Executive Officer Compensation Decisions—2013 Other Current Named Executive Officer Compensation” below for more information. Mr. McClendon did not receive an annual incentive award in 2013. Pursuant to the terms of the Annual Incentive Plan, the other named executive officers who separated from the Company in 2013 forfeited their annual incentive awards and therefore received no payouts under the 2013 annual incentive program.

Performance Goals and Calculation of Payout Factor. For the 2013 annual incentive program, the Compensation Committee established the performance goals detailed in the table below based on the annual incentive performance goals previously disclosed in the Company’s 2013 proxy statement, which it believed appropriately reflected factors that would positively impact shareholder value during 2013. The table below also details the Company’s level of achievement with respect to each performance goal and the final payout factor to be applied to each named executive officer’s target annual incentive award opportunity calculated using linear interpolation as described above.

A	B	C	D		E = D/C	F (a function of E)	G = F x B

Goal	Weighting	Performance Target	Actual Performance		Achievement Level	Individual Payout Factor	Weighted Payout Factor

Financial
Adjusted EBITDA	7.5%	$4.536 billion	$5.016 billion		111%	200%	15.0%
Long-term debt reduction	7.5%	$9.5 billion	$12.049 billion		79%	0%	0%
Adjusted net income	7.5%	$681 million	$896 million		132%	200%	15.0%
Drilling and completion costs	7.5%	$6.0 billion	$5.466 billion		110%	200%	15.0%
Leasehold costs	7.5%	$400 million	$205 million		195%	200%	15.0%
Non-employee overhead reduction	7.5%	$60 million	$156 million		260%	200%	15.0%
Operational
Production (bcfe)	15.0%	1,426 bcfe	1,513 bcfe	(a)	106%	200%	30.0%
Proved reserves organically added (tcfe)	15.0%	3.0 tcfe	3.14 tcfe	(b)	105%	158%	23.7%
Asset sales	15.0%	$5.0 billion	$4.397 billion		88%	70%	10.5%
Operational – Safety
Improvement in Total Recordable Incident Rate (expressed as a reduction)	5.0%	10%	23%		230%	200%	10.0%
Improvement in Lost Time Incident Rate (expressed as a reduction)	5.0%	10%	24%		240%	200%	10.0%

TOTAL WEIGHTED PAYOUT FACTOR:							159.2%

(a)	The production target is measured against full-year Company performance and adjusted for production gains/losses associated with asset sales and purchases.

(b)	The proved reserves growth target is an organic growth goal and adjusted for changes in proved reserves caused by one-time revisions and asset sales and purchases.

Please see Exhibit E for an explanation of the non-GAAP financial measures used in the table above.

26	CHESAPEAKE ENERGY CORPORATION

Summary of Targets and Payments for 2013. The annual incentive analysis under the 2013 annual incentive program yielded above-target payouts for all executives given the Company’s strong performance in 2013. The following table shows how the formula was applied and the actual amounts awarded under the 2013 annual incentive program.

Name	Base Salary(a)	Target Annual Incentive(b)	Target Value of Annual Incentive	Potential Payments at Grant Date	Payout Factor	2013 Actual Award

Robert D. (“Doug”) Lawler(c)	$1,250,000	150%	$1,017,123	$800,000 – 2,034,246	159.2%	$1,619,260
Domenic J. (“Nick”) Dell’Osso, Jr.	725,000	125	906,250	0 – 1,812,500	159.2	1,442,750
Douglas J. Jacobson	800,000	125	1,000,000	0 – 2,000,000	159.2	1,592,000
M. Christopher Doyle(c)	550,000	80	400,000	400,000	159.2	400,000
Mikell J. (“Jason”) Pigott(c)	500,000	80	200,000	200,000 – 306,849	159.2	244,252

(a)	As of December 31, 2013.

(b)	Reflected as a percentage of base salary.

(c)

Amounts prorated based on 2013 start dates pursuant to the named executive officers’ employment agreements. 2013 annual incentive program payouts for Messrs. Lawler, Doyle and Pigott were required to be at least $800,000, $400,000 and $200,000, respectively, in accordance with their respective employment agreements to account for forfeited bonus amounts from their prior employment.

The Compensation Committee has continued to refine the annual incentive program applicable to our named executive officers for 2014 as discussed in more detail under “—Actions Related to 2014 Executive Compensation” on page 35 below.

Individual Performance Bonus. The Compensation Committee may, in its judgment, award cash bonuses to executive officers in instances where performance is based on select individual criteria or is well in excess of what is expected of the officer, and warrants an additional bonus in excess of the annual incentive award payable under the Annual Incentive Plan. These awards are typically limited in amount and only granted in extraordinary circumstances. In 2013, in recognition of their contributions to the Company’s financial and operational performance, Messrs. Jacobson, Doyle and Pigott each received individual performance bonus awards. The bonus awards are described in detail in “—2013 Named Executive Officer Compensation Decisions—2013 Other Current Named Executive Officer Compensation” below.

Long-Term Incentive Compensation

Long-term incentive compensation aligns the interests of the named executive officers with our shareholders. Total target compensation is weighted heavily toward long-term incentive compensation, consistent with our goal of shareholder value creation. In 2012, the Compensation Committee and the Board approved significant modifications to our long-term incentive compensation program, incorporating PSU awards under the 2005 LTIP into the mix of long-term incentive compensation. For 2013, the Compensation Committee determined to grant long-term incentive awards, half of which consisted of PSUs and, except in the case of Mr. Lawler, half of which was equally divided between restricted stock (or restricted stock units) and stock options. This approach is intended to motivate our named executive officers to achieve our business objectives by tying incentives to the achievement of our key financial and operational performance objectives and continuing to reinforce the link between the interests of our named executive officers and our shareholders.

For named executive officers serving in January 2013, the Compensation Committee reduced the target 2013 long-term incentive opportunity by an average of over 10% compared to the 2012 long-term incentive opportunity, based on the results of the compensation peer group benchmark analysis conducted by F.W. Cook in late 2012. See “—2013 Process for Determining Executive Compensation—Benchmarking” above. Pursuant to the terms of their agreements, the named executive officers who separated in 2013 were eligible for pro rata and/or continued vesting of these awards. See “Post-Employment Compensation—Former Named Executive Officer Separations” on page 48 for more information. Mr. Lawler’s target annual long-term incentive compensation was more than 20% lower than Mr. McClendon’s target annual long-term incentive compensation and consisted of half PSUs and half stock options. See “—2013 Named Executive Officer Compensation Decisions—2013 CEO Compensation” below for a discussion of Mr. Lawler’s employment agreement and 2013 compensation.

2013 Restricted Stock (or Restricted Stock Units) and Stock Option Awards. Long-term incentive awards for named executive officers in 2013, other than Mr. Lawler, consisted of approximately 25% restricted stock or restricted stock units (the value of which was based on the closing price of the Company’s common stock on the grant date) and approximately 25% stock options (the value of which was determined using Black-Scholes option pricing on the grant date), each of which vest over a three-year period, which was reduced from four years based on a competitive analysis performed by F.W. Cook and to align with vesting periods of PSUs. Since 2004, the Company has provided long-term incentive compensation in the form of restricted stock granted under the 2005 LTIP. The Compensation Committee continues to believe that restricted stock grants to named executive officers play an important role in accomplishing the objectives of the executive compensation program, in particular, retention and alignment with shareholder interest. In June 2013, the Compensation Committee approved the granting of restricted stock units in lieu of shares of restricted stock, which consist of units representing the right to acquire shares of common stock on the vesting date. Holders of unvested restricted stock have full voting rights with regard to such stock and holders of unvested restricted stock and restricted stock units are entitled to receive dividends and dividend equivalents, respectively, on such stock and units. For 2013, the Compensation Committee added time-vested stock options as an element of long-term incentive compensation to further tie compensation to Company performance, given that stock options only have value if the Company’s stock price increases after the date of grant. The exercise price of the stock options is equal to the closing price of the Company’s common stock on the grant date.

2013 PSU Awards. Long-term incentive awards for named executive officers in 2013 consisted of approximately 50% cash-settled PSUs (the value of which was determined in part based on the closing price of the

EXECUTIVE COMPENSATION	27

Company’s common stock and in part by a Monte Carlo simulation, each on the grant date). The target PSUs vest ratably over the three-year period beginning on January 29, 2013; however, the final number and value of the PSUs paid to a named executive officer depend on the Company’s performance relative to objective performance goals during the three-year performance period ending on December 31, 2015. The Compensation

Committee established the performance goals in early 2013 based on performance measures enumerated in the 2005 LTIP and, if met, each PSU awarded entitles a named executive officer to a cash payment based on the price per share of the Company’s common stock. No dividend equivalents are paid on PSUs.

2013 Named Executive Officer PSU Grants. For 2013, the Compensation Committee granted PSUs in the following amounts:

Name	Total Target PSUs	Grant Date Fair Value of Award(a)

Robert D. (“Doug”) Lawler	210,337	$5,250,012
Domenic J. (“Nick”) Dell’Osso	138,290	2,875,049
Douglas J. Jacobson	126,265	2,625,049
M. Christopher Doyle	24,073	850,018
Mikell J. (“Jason”) Pigott	24,073	850,018
Aubrey K. McClendon(b)(c)	324,680	6,750,097
Steven C. Dixon(c)	162,340	3,375,049
Jeffrey A. Fisher(c)	78,165	1,625,050

(a)

Grant date value of PSU awards determined pursuant to FASB Topic 718. The assumptions used by the Company in calculating these amounts are provided in footnote (b) to the “Summary Compensation Table” on page 37. Such amounts represent approximately half of each named executive officer’s long-term incentive award.

(b)

On January 29, 2013, the Company announced that Mr. McClendon would retire from the Company effective April 1, 2013. The Committee granted Mr. McClendon long-term incentive awards in an effort to promote an orderly CEO transition and also maintain Mr. McClendon’s alignment with the Company’s interests.

(c)

Messrs. McClendon, Dixon and Fisher separated from the Company in 2013. PSU grants made to Messrs. Dixon and Fisher in 2013 were subject to pro rata accelerated vesting at target performance. Mr. McClendon’s 2013 PSUs were subject to continued vesting pursuant to his separation agreement. Because he had met the age- and service-related retirement qualifications, Mr. Dixon’s 2013 PSUs that remained unvested after prorated vesting were subject to continued vesting. All PSU awards will be subject to adjustment based upon actual performance at the end of the performance period. For more information on the treatment of 2013 awards made to Messrs. McClendon, Dixon and Fisher, see “Post-Employment Compensation—Former Named Executive Officer Separations” on page 48.

2013 PSU Performance Goals. The final number of PSUs awarded to named executive officers is determined at the end of the three-year performance period based on the Company’s performance against objective performance goals. The 2013 PSU performance goals consist of relative TSR, relative proved reserves growth and relative production growth goals measured over the three-year performance period as shown in the table below. The Committee chose all relative performance metrics for 2013 PSUs in order to motivate named executive officers to drive differential performance for the Company’s shareholders. The performance goals correlate to the

Company’s performance over the applicable performance period with modifiers expressed as a percentage, resulting in a combined range of 0 to 250% (subject to the maximum modifier described below). The Company’s performance respecting these goals will be measured against the Company’s 2013 compensation peer group consisting of Anadarko Petroleum Corporation, Apache Corporation, Continental Resources, Inc., Devon Energy Corporation, EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation, Murphy Oil Corporation, Noble Energy, Inc., Occidental Petroleum Corporation and SandRidge Energy, Inc.

3-Year Modifiers	<25th	25th	50th	75th	100th

Relative TSR over 3 Years	0.0%	25.0%	50.0%	75.0%	125.0%
Relative Proved Reserves Growth over 3 Years	0.0%	12.5%	25.0%	37.5%	62.5%
Relative Production Growth over 3 Years	0.0%	12.5%	25.0%	37.5%	62.5%

The final PSU modifier, which is the sum of relative total shareholder return, relative proved reserves growth and relative production growth modifiers described above, is subject to a 200% maximum that caps the award even if the aggregate modifier would be greater than 200%, a reduction of the maximum modifier of 250% used for 2012 awards. In addition, 2013 PSUs are subject to an absolute total shareholder return “circuit breaker” that caps payouts at 100% when absolute total shareholder return is negative over the performance period. The circuit breaker does not apply if the Company’s performance results in an aggregate modifier of less than 100%.

28	CHESAPEAKE ENERGY CORPORATION

2013 PSU Payouts. The ultimate cash payout earned by a named executive officer will be determined by multiplying the number of units, as modified above, by the average closing price per share of our common stock as reported on the New York Stock Exchange for the 20 trading days including and immediately preceding the last day of the three-year performance period. Cash awards under the PSU program are calculated as of the end of the performance period and delivered as follows:

FINAL NUMBER OF PSUs EARNED	FINAL VALUE OF PSUs

We believe the 2013 PSU awards granted by the Compensation Committee appropriately reflect our compensation philosophy by establishing a clear connection between the compensation of our named executive officers and the achievement of performance goals that are important for long-term value creation. The Compensation Committee determined that incorporating relative TSR performance measures with an absolute TSR circuit breaker correctly balanced accountability to shareholders for absolute TSR with the need for compensation incentives that reward named executive officers for outstanding achievement relative to our peers even when low commodity prices weigh on our stock price. Similarly, the Compensation Committee determined that, for the 2013 PSU awards, the operational performance goals balanced two of the most important factors that drive long-term value creation for our shareholders, production growth and proved reserves growth.

All 2013 PSU awards are intended to comply with Section 162(m) of the Internal Revenue Code, or the Code.

2012 Two-Year PSU Results. In 2012, the Compensation Committee granted PSUs to then-serving named executive officers in the following amounts:

Name	Total Target PSUs	Target 1-Year PSUs	Target 2-Year PSUs	Target 3-Year PSUs

Domenic J. (“Nick”) Dell’Osso	105,935	13,242	23,173	69,520
Douglas J. Jacobson	122,885	15,361	26,881	80,643
Aubrey K. McClendon	296,615	37,077	64,885	194,653
Steven C. Dixon	156,780	19,598	34,296	102,886
Jeffrey A. Fisher	65,681	8,210	14,368	43,103

In January 2014, the Compensation Committee certified the Company’s performance with respect to the 2012 two-year PSU awards, which had a two-year performance period that ended December 31, 2013. The Compensation Committee determined the final number of two-year PSUs awarded to named executive officers based on the TSR and Operational Modifier matrices below, which correlate to the Company’s performance over the two-year performance period.

EXECUTIVE COMPENSATION	29

The following table lists the actual number of PSUs earned by, and corresponding payment to, the named executive officers who received 2012 two-year PSU awards:

Name	Target Two-Year PSUs	Final Modifier(a)	Final Two-Year PSU Award	Two-Year PSU Cash Payment(b)

Domenic J. (“Nick”) Dell’Osso, Jr.	23,173	143.9%	33,346	$899,557
Douglas J. Jacobson	26,881	143.9	38,682	1,043,498
Aubrey K. McClendon	64,885	143.9	93,370	2,518,783
Steven C. Dixon	34,296	143.9	49,352	1,331,343
Jeffrey A. Fisher	14,368	143.9	20,676	557,754

(a)	The final modifier applicable to the two-year PSUs equals the sum of the two-year TSR modifier and the two-year operational modifier, which were 68.9% and 75%, respectively.

(b)	Based on the 20-day average closing price of the Company’s common stock ending on December 31, 2013, or $26.98 per share.

Results for the one-year performance period PSUs granted in 2012 were measured at the end of 2012 and certified and paid in 2013. Results for the three-year performance period PSUs granted in 2012 will be measured at the end of 2014 and certified and paid in early 2015. All 2012 PSU awards are intended to comply with Section 162(m) of the Code.

Retention Awards. On January 29, 2013, the Compensation Committee approved retention awards in the form of time-vested stock options for Messrs. Dixon, Dell’Osso and Fisher of 360,000, 300,000 and 250,000 stock options, respectively. This grant was intended to promote stability and continuity during the Company’s search for a new CEO and period of transition. These stock option awards have an exercise price equal to the closing price of the Company’s common stock on the grant date and vest one-third on each of the third, fourth and fifth anniversaries of the grant date. The retention options are subject to accelerated vesting upon disability, death or if the executive is terminated (other than for cause) during the vesting period or voluntarily resigns for good reason; however, the options will be forfeited if the executive voluntarily terminates employment, other than for good reason, including by means of retirement or resignation. Messrs. Dixon and Fisher were eligible for accelerated vesting of these awards upon their separation in 2013 due to involuntary termination of employment without cause. See “Post-Employment Compensation—Former Named Executive Officer Separations” on page 48 for more information.

Other Compensation Arrangements

We also provide compensation in the form of benefits and perquisites to the named executive officers, including health and welfare insurance benefits, matching contributions of common stock under the Company’s 401(k) plan and nonqualified deferred compensation plan (up to 15% of an employee’s annual base salary and cash bonus compensation) and financial planning services. The named executive officers also receive benefits for which there is no incremental cost to the Company, such as tickets to certain sporting and cultural events. The foregoing benefits and perquisites are provided to all employees or large groups of senior-level employees. From time to time, a named executive officer’s spouse will accompany the named executive officer on business trips using the fractionally-owned Company aircraft. See “Executive Compensation Tables—All Other Compensation Table” below for more information.

The Company’s executive security procedures, which prescribe the level of personal security to be provided to the CEO and other executive officers, are based on business-related security concerns and are an integral part of the Company’s overall risk management and security program. These procedures have been assessed by an independent security consulting firm and deemed necessary and appropriate for the protection of the named executive officers. The security services and equipment provided to the Company’s executive officers may be viewed as conveying personal benefits to the executives and, as a result, the value of such services and equipment is required to be reported in the “Executive Compensation Tables—Summary Compensation Table” below. In 2013, only Messrs. Lawler and McClendon received such services.

As part of its review of executive compensation in 2012, the Compensation Committee undertook a comprehensive review of executive officer perquisites in order to ensure that the Company’s practices were in line with its peers. The review resulted in the elimination of the personal use of fractionally owned Company aircraft by all executive officers, other than Mr. McClendon, effective September 30, 2012. In addition, we provided certain perquisites, subject to certain reimbursements, exclusively to Mr. McClendon for the portion of time that he served as our CEO in 2013 that are detailed below under “Executive Compensation Tables—All Other Compensation Table”. The Company includes the above benefits and perquisites as taxable income to the executive on Form W-2 after each fiscal year, in accordance with Internal Revenue Service, or IRS, guidelines. The Company does not provide tax gross-up payments for these amounts.

2013 Named Executive Officer Compensation Decisions

The Compensation Committee takes a comprehensive approach in determining the mix and level of named executive officer compensation by making an overall assessment of the performance of the named executive officer team and the role and relative contribution of each member of that team. Each named executive officer’s target 2013 compensation was based on a comprehensive review of his individual performance as described below and, in the case of Messrs. Lawler, Doyle and Pigott who joined the Company in 2013, based on benchmarking data and negotiations related to securing their employment with the Company. In addition, each named executive officer serving as such on January 1, 2013, except for Mr. McClendon, entered into a new employment agreement with the Company, providing for base salary, cash bonus, equity compensation and certain other benefits. Mr. Lawler entered into an employment agreement effective June 17, 2013 and Messrs. Doyle and Pigott entered into employment agreements effective August 14, 2013. For more information on the employment agreements, see “Executive Compensation Tables—Employment Agreements” on page 39.

30	CHESAPEAKE ENERGY CORPORATION

2013 CEO Compensation

Robert D. (“Doug”) Lawler. Effective June 17, 2013, Robert D. Lawler became the Company’s President and CEO. During 2013, competition for chief executive officers was fierce in our industry given that several exploration and production companies had CEO vacancies and were competing for talent. The Board determined that Mr. Lawler, then an executive with a competitor company, was the prime candidate for our CEO position and began negotiations to secure his services. With the assistance of F.W. Cook, in negotiating the appropriate compensation for Mr. Lawler, the Compensation Committee considered the compensation arrangements of CEOs of our compensation peer group companies and the amount of equity compensation and pension benefits that Mr. Lawler would forfeit following his departure from his previous employer. Based on this analysis and as a result of these negotiations, the Compensation Committee approved total target annual compensation for Mr. Lawler that ranked slightly below the median of our compensation peer group according to benchmarking data provided by F.W. Cook, including an initial base salary of $1,250,000, a target annual incentive award of 150% (prorated for 2013 for the amount of time employed with the Company in 2013 but guaranteed to be at least $800,000 for 2013 to account for his forfeited bonus from his prior employer) and grants of long-term incentive compensation with an aggregate grant date value of $10,500,000, half in the form of PSUs and half in the form of stock options, with similar terms and conditions to awards made to other executive officers in 2013. In addition, in recognition of equity and pension benefits forfeited by Mr. Lawler upon his accepting a position with the Company, Mr. Lawler received (i) a cash signing bonus of

$2,000,000 immediately following his start date; (ii) a grant of restricted stock with an aggregate grant date fair value of $2,500,000 that vests on the second, third and fourth anniversaries of the date of grant; (iii) a grant of restricted stock with an aggregate grant date fair value of $5,000,000 that vests on the third, fourth and fifth anniversaries of the date of grant; and (iv) entitlement to an additional grant of restricted stock with an aggregate grant date fair value of $5,000,000, to be made on June 17, 2018, that would vest on the third, fourth and fifth anniversaries of the date of grant. The cash signing bonus was subject to repayment if Mr. Lawler was terminated for cause or he terminated without good reason prior to March 31, 2014. The right to future equity awards is subject to Mr. Lawler’s continued employment The Committee believed that the additional awards were essential to ensure that the Company attracted an outstanding talent to the Company while ensuring that much of Mr. Lawler’s compensation was retentive yet subject to forfeiture under appropriate circumstances.

The annual incentive payment of $1,619,260 made to Mr. Lawler for 2013 was based on the achievement of pre-established performance targets, prorated for the amount of time he was employed in 2013. The Board and Committee believe that Mr. Lawler performed exceptionally in executing the Company’s business strategy in 2013, and no adjustments were made to Mr. Lawler’s payouts for individual performance. For specific details regarding Mr. Lawler’s 2013 compensation, see “Executive Compensation Tables—Summary Compensation Table” on page 37 of this proxy statement.

2013 Other Current Named Executive Officer Compensation

Domenic J. (“Nick”) Dell’Osso. In setting Mr. Dell’Osso’s 2013 compensation, the Compensation Committee considered, among other things, Mr. Dell’Osso’s impact on the execution of the Company’s strategic and financial plan, the quality of the Company’s financial reporting and the negotiation and the execution of various asset sale and financing transactions by Mr. Dell’Osso’s team, all in light of the Company’s overall performance. Mr. Dell’Osso has continually demonstrated exemplary individual performance; however, due to the Company’s financial performance and the results of the Company’s benchmarking survey conducted in late 2012, his 2013 base salary and target annual incentive opportunity were maintained at 2012 levels of $725,000 and 125%, respectively, and his target long-term incentive compensation was $5,750,000, essentially flat with 2012 levels. As described above under “—2013 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation—Retention Awards”, Mr. Dell’Osso received 300,000 retention stock options in an effort to promote stability and continuity during the Company’s search for a new CEO and period of transition.

For 2013, Mr. Dell’Osso received payments of $1,442,750 and $889,557, respectively, under the 2013 annual incentive and 2012 PSU programs. Payments made to Mr. Dell’Osso pursuant to the annual incentive and PSU programs in 2013 were based on the achievement of pre-established performance targets. In evaluating Mr. Dell’Osso’s 2013 individual performance, the Committee considered the aforementioned factors and also Mr. Dell’Osso’s essential role in the Company’s transformation in 2013, including serving as a member of the Office of the Chairman from April 1, 2013 to June 17, 2013. The Committee believes that Mr. Dell’Osso performed exceptionally in 2013, and no adjustments were made to Mr. Dell’Osso’s payouts for individual performance. For specific details regarding Mr. Dell’Osso’s 2013 compensation, see “Executive Compensation Tables—Summary Compensation Table” on page 37 of this proxy statement.

Douglas J. Jacobson. In setting Mr. Jacobson’s 2013 compensation, the Compensation Committee considered, among other things, his contributions to the execution of the Company’s asset sale program, and the resulting impact of the foregoing on the Company’s overall performance. Despite Mr. Jacobson’s exemplary performance, due to the Company’s financial performance and the results of the Company’s benchmarking survey conducted in late 2012, Mr. Jacobson’s 2013 base salary and target annual incentive opportunity were maintained at 2012 levels of $800,000 and 125%, respectively. Mr. Jacobson’s 2013 target long-term incentive compensation was decreased by approximately 15% from 2012 levels to $5,250,000 in order to further align Mr. Jacobson with benchmarking data. In lieu of a grant of retention stock options and in order to ensure Mr. Jacobson’s focus on the Company’s asset sale program, the Compensation Committee awarded Mr. Jacobson an individual performance bonus of $1.5 million upon the closing of, and in consideration of his efforts with regard to, the Company’s Mississippi Lime joint venture transaction with Sinopec International Petroleum Exploration and Production Corporation, which was completed on June 28, 2013, and which provided for the sale of a 50% undivided interest in approximately 850,000 net acres in northern Oklahoma for total consideration of $1.02 billion.

For 2013, Mr. Jacobson received payments of $1,592,000 and $1,043,498, respectively, under the 2013 annual incentive and 2012 PSU programs. Payments made to Mr. Jacobson pursuant to the annual incentive and PSU programs in 2013 were based on the achievement of pre-established performance targets. In evaluating Mr. Jacobson’s performance in 2013, the Committee considered Mr. Jacobson’s impact

EXECUTIVE COMPENSATION	31

on the Company’s asset sale program. The Committee believes Mr. Jacobson performed exceptionally in executing on the asset sale program in 2013, and no adjustments were made to Mr. Jacobson’s payouts for individual performance. For specific details regarding Mr. Jacobson’s 2013 compensation, see “Executive Compensation Tables—Summary Compensation Table” on page 37 of this proxy statement.

M. Christopher Doyle. Mr. Doyle joined the Company from a competitor company on August 14, 2013. With the assistance of F.W. Cook and input from Mr. Lawler, in negotiating appropriate compensation for Mr. Doyle, the Compensation Committee considered the compensation arrangements of similarly situated executives of our compensation peer group companies and the amount of equity compensation and pension benefits that Mr. Doyle would forfeit following his departure from his previous employer. Based on this analysis and as a result of these negotiations, the Compensation Committee approved total target annual compensation for Mr. Doyle that ranged between the 25th percentile to the median of our compensation peer group according to benchmarking data provided by F.W. Cook, including an initial base salary of $550,000, a target annual incentive award of 80% (prorated for 2013 for the amount of time employed with the Company in 2013 but guaranteed to be at least $400,000 for 2013 to account for his forfeited bonus from his prior employer) and grants of long-term incentive compensation with an aggregate grant date value of $1,700,000, half in the form of PSUs and half equally divided between restricted stock units and stock options, with similar terms and conditions to awards made to other executive officers in 2013. In addition, in recognition of equity and pension benefits forfeited by Mr. Doyle upon his accepting a position with the Company, Mr. Doyle received (i) a cash signing bonus of $500,000 immediately following his start date; and (ii) an additional grant of restricted stock units with an aggregate grant date fair value of $3,300,000 that vests on the third, fourth and fifth anniversaries of the date of grant, subject to continued employment. The cash signing bonus is subject to repayment if Mr. Doyle is terminated for cause or he terminates without good reason prior to August 14, 2015. The Committee believed that the additional awards were essential to ensure that the Company attracted an outstanding talent to the Company while ensuring that much of Mr. Doyle’s compensation was retentive yet subject to forfeiture under appropriate circumstances.

The annual incentive payment of $400,000 made to Mr. Doyle for 2013 was based on the achievement of pre-established performance targets, prorated for the amount of time he was employed in 2013, and adjusted based on the contractual minimum payment in his employment agreement. In evaluating Mr. Doyle’s 2013 individual performance, the Committee considered Mr. Doyle’s essential role in the Company’s transformation and reorganization in 2013. Mr. Doyle led major initiatives at the Company, including initiatives to ensure that the Company is drilling its best wells, reducing costs and increasing efficiencies, which we believe will benefit the Company and its shareholders for years to come, in addition to ensuring operational execution in the Northern Division. In light of his performance and positive impact on the Company’s operations, the Compensation Committee awarded Mr. Doyle an individual performance bonus of $100,000 for 2013. For specific details regarding Mr. Doyle’s 2013 compensation, see “Executive Compensation Tables—Summary Compensation Table” on page 37 of this proxy statement.

Mikell J. (“Jason”) Pigott. Mr. Pigott joined the Company from a competitor company on August 14, 2013. With the assistance of F.W. Cook and input from Mr. Lawler, in negotiating appropriate compensation for Mr. Pigott, the Compensation Committee considered the compensation arrangements of similarly situated executives of our compensation peer group companies and the amount of equity compensation and pension benefits that Mr. Pigott would forfeit following his departure from his previous employer. Based on this analysis and as a result of these negotiations, the Compensation Committee approved total target annual compensation for Mr. Pigott that ranged between the 25th percentile to the median of our compensation peer group according to benchmarking data provided by F.W. Cook, including an initial base salary of $500,000, a target annual incentive award of 80% (prorated for 2013 for the amount of time employed with the Company in 2013 but guaranteed to be at least $200,000 for 2013 to account for his forfeited bonus from his prior employer) and grants of long-term incentive compensation with an aggregate grant date value of $1,700,000, half in the form of PSUs and half equally divided between restricted stock units and stock options, with similar terms and conditions to awards made to other executive officers in 2013. In addition, in recognition of equity and pension benefits forfeited by Mr. Pigott upon his accepting a position with the Company, Mr. Pigott received (i) a cash signing bonus of $500,000 immediately following his start date; and (ii) an additional grant of restricted stock units with an aggregate grant date fair value of $3,300,000 that vests on the third, fourth and fifth anniversaries of the date of grant, subject to continued employment. The cash signing bonus is subject to repayment if Mr. Pigott is terminated for cause or he terminates without good reason prior to August 14, 2015. The Committee believed that the additional awards were essential to ensure that the Company attracted an outstanding talent to the Company while ensuring that much of Mr. Pigott’s compensation was retentive yet subject to forfeiture under appropriate circumstances.

The annual incentive payment of $244,252 made to Mr. Pigott for 2013 was based on the achievement of pre-established performance targets, prorated for the amount of time he was employed in 2013. In evaluating Mr. Pigott’s 2013 individual performance, the Committee considered Mr. Pigott’s essential role in the Company’s transformation and reorganization in 2013. Mr. Pigott led major initiatives at the Company, including initiatives to ensure that the Company is drilling its best wells, reducing costs and increasing efficiencies, which we believe will benefit the Company and its shareholders for years to come, in addition to ensuring operational execution in the Southern Division. In light of his performance and positive impact on the Company’s operations, the Compensation Committee awarded Mr. Pigott an individual performance bonus of $55,748 for 2013. For specific details regarding Mr. Pigott’s 2013 compensation, see “Executive Compensation Tables—Summary Compensation Table” on page 37 of this proxy statement.

2013 Former Named Executive Officer Compensation and Severance

Aubrey K. McClendon. On January 29, 2013, the Company announced that Mr. McClendon would step down as President, CEO and a director of the Company effective April 1, 2013. Mr. McClendon continued to receive his base salary through his departure on April 1. On April 18, 2013, the Company and Mr. McClendon entered into a Founder Separation and Services Agreement which was effective as of January 29, 2013 and which covered severance compensation and long-term incentive compen-

sation granted to Mr. McClendon on January 29, 2013. See “Post-Employment Compensation—Former Named Executive Officer Separations—Aubrey K. McClendon” on page 48 for a discussion of the Founder Separation and Services Agreement.

Steven C. Dixon. In January 2013, the Compensation Committee reduced Mr. Dixon’s total target compensation by more than 10% based on the

32	CHESAPEAKE ENERGY CORPORATION

Company’s financial performance and the results of the Company’s benchmarking survey conducted in late 2012. To do so, the Committee held Mr. Dixon’s base salary and annual incentive award opportunity flat at $860,000 and 125%, respectively, and reduced his target long-term incentive compensation by approximately 15% to bring Mr. Dixon’s target long-term incentive opportunity more in line with peers. As described above under “—2013 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation—Retention Awards”, Mr. Dixon received 360,000 retention stock options in an effort to promote stability and continuity during the Company’s search for a new CEO and period of transition. Upon Mr. Dixon’s appointment as Acting CEO effective April 1, 2013, his base salary was increased from $860,000 to $975,000 and his 2013 annual incentive target opportunity was increased from 125% to 150% of base salary. Effective September 24, 2013, the Company terminated Mr. Dixon’s employment without cause as defined in his employment agreement. See “Post-Employment Compensation—Former Named Executive Officer Separations—Other Former Named Executive Officers” on page 49 for a discussion of severance payments made to Mr. Dixon pursuant to his employment agreement.

Jeffrey A. Fisher. In January 2013, the Compensation Committee slightly reduced Mr. Fisher’s total target compensation based on the Company’s financial performance and the results of the Company’s benchmarking survey conducted in late 2012. To do so, the Committee held Mr. Fisher’s base salary and annual incentive award opportunity flat at $860,000 and 125%, respectively, and reduced his target long-term incentive compensation by approximately 3%. As described above under “—2013 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation—Retention Awards”, Mr. Fisher received 250,000 retention stock options in an effort to promote stability and continuity during the Company’s search for a new CEO and period of transition. Effective September 24, 2013, the Company terminated Mr. Fisher’s employment without cause as defined in his employment agreement. See “Post-Employment Compensation—Former Named Executive Officer Separations—Other Former Named Executive Officers” on page 49 for a discussion of severance payments made to Mr. Fisher pursuant to his employment agreement.

Employment Agreements and Termination Arrangements

We maintain employment agreements with the named executive officers, the material terms of which are described throughout this proxy statement and in detail below under “Executive Compensation Tables—Employment Agreements” on page 39. The Compensation Committee periodically reviews the terms of the agreements, generally focusing on the permitted activities allowed for the named executive officers and the competitiveness, value and adequacy of the severance arrangements.

The terms of our equity compensation and nonqualified deferred compensation plans also govern the payments and benefits named executive officers are entitled to upon the occurrence of specified termination events. Please refer to “Post-Employment Compensation” beginning on page 46 for additional details of the employment agreements and termination arrangements for the named executive officers.

Other Executive Compensation Matters

Minimum Stock Ownership Guidelines

The Compensation Committee has established minimum stock ownership levels for our executive officers, including the named executive officers, because we believe stock ownership directly aligns their interests with those of our shareholders. The Compensation Committee reviews compliance with the minimum stock ownership guidelines semi-annually.

Historically, the Compensation Committee established minimum stock ownership levels in our executive officers’ employment agreements. Effective for 2013, the Compensation Committee adopted stand-alone minimum stock ownership guidelines for the Company’s executive officers. Executives are expected to be in compliance with these minimum guidelines within five years of employment or assignment to a new organizational tier. All named executive officers are currently in compliance with these minimum guidelines. The stock ownership policy requires that each executive own at least a number of shares of common stock equal to a multiple of the executive’s base salary, measured against the value of the executive’s holdings, based on the greater of a spot price or the trailing 36-month average closing price of the Company’s common stock. After achieving the minimum stock ownership guidelines, each executive must continue to meet the minimum stock ownership guidelines for his or her current office. An executive that has fallen out of compliance with the guidelines has six months to cure, measured from the later of the date of receipt of written notice of non-compliance or the first day of the next open trading window following receipt of such notice. The ownership guidelines are as follows:

Position	Guideline

CEO	5.0 times total cash compensation (base salary plus bonus)
EVPs	3.0 times base salary, subject to a 25,000 share floor
SVPs	2.5 times base salary, subject to a 10,000 share floor

In measuring compliance with the guidelines, the Company includes shares purchased in the open market; shares held in Company plans (401(k) and deferred compensation); the unvested portion of restricted stock units and restricted stock; and shares beneficially owned both directly and indirectly. Neither unexercised stock options nor unearned PSUs count toward satisfaction of the guidelines.

EXECUTIVE COMPENSATION	33

Prohibition of Margining and Derivative or Speculative Transactions

Our Insider Trading Policy applies to directors and employees and prohibits derivative or speculative transactions involving Company stock. In March 2013, the Compensation Committee revised the policy, eliminating the practice of applying the prohibition only with respect to shares held in satisfaction of the minimum stock ownership guidelines and making the policy an outright prohibition on any derivative or speculative transactions involving Company stock. The transactions covered by the policy include trading in puts, calls, covered calls or other derivative securities involving Company stock or engaging in hedging or monetization transactions with respect to Company stock. The policy also prohibits directors and executive officers from holding Company stock in a margin account or pledging Company stock as collateral for a loan. We believe the expanded application of the prohibition more effectively aligns each officer’s interests with those of our long-term shareholders.

Compensation Recovery or “Clawback” Policy

In 2012, the Board adopted a compensation recovery policy, also known as a “clawback,” pursuant to which the Company will recover from any current or former executive officer incentive-based compensation in the event of an accounting restatement resulting from the Company’s material noncompliance with financial reporting requirements under applicable securities laws. The amount of incentive-based compensation subject to recovery would be the amount in excess of what the executive officer would have earned in accordance with the restatement as determined by the Compensation Committee.

The Company also maintains compensation recovery provisions relating to stock options, restricted shares and PSUs. Under these provisions, the Company may cancel such long-term incentive awards, in whole or in part, whether or not vested, of executives who engage in serious breaches of conduct, including violations of employment agreements, confidentiality or other proprietary matters, or otherwise act in competition with the business of the Company. We believe these provisions serve to ensure that executives act in the best interest of the Company and its shareholders.

Relationship Between Compensation Program and Risk

Our Compensation Committee performed a review of key attributes and structures of the Company’s compensation policies and programs and has determined that they do not encourage excessive or inappropriate risk taking and do not create risks that are reasonably likely to have a material adverse effect on the Company for the following reasons:

•

The compensation programs that apply to non-executive employees consist of competitive base salaries, formulaic annual incentives based on pre-determined metrics that drive the Company’s performance and long-term incentive compensation consisting of restricted stock unit awards that vest over three years. The steady income provided by base salaries allows employees to focus on the Company’s business. The annual incentives motivate employees to achieve the Company’s financial and operational goals without incentivizing inappropriate risk-taking. The long-term incentive awards align employees’ long-term interests with those of our shareholders and generally encourage a long-term view. The Compensation Committee has determined that the distribution of our compensation programs among short- and long-term goals do not represent a material risk to the Company.

•

In addition to restricted stock unit awards, the variable long-term incentive compensation for executive officers in 2013 also included awards of PSUs and stock options, all of which have multiple-year performance periods, thereby discouraging short-term risk taking.

•

The annual incentive compensation for executive officers in 2013 consisted of a mix of eleven financial and operational goals which are aligned with the Company’s strategic short-term goals and designed to improve the Company’s performance in the long term.

•	Our minimum stock ownership guidelines encourage our directors and executives to maintain a long-term perspective.

•

Our prohibition on derivative or speculative transactions involving Company stock by directors and executive officers reinforces the alignment of our directors’ and executives’ long-term interests with those of our shareholders.

•

Our compensation recovery policy is designed to recapture unearned incentive payments in the event of material noncompliance with any financial reporting requirement under applicable law that leads to an accounting restatement and permits the cancelation of long-term incentive awards of executives who engage in serious breaches of conduct or who otherwise act in competition with the business of the Company.

•

With the exception of the award of PSUs and stock options, both of which are awarded exclusively to our executive officers, essentially all of our employees participate in our compensation programs, which encourage consistent behavior across the Company.

Accounting and Tax Treatment of Compensation

In structuring executive compensation, the Company analyzes the anticipated accounting and tax treatment of various arrangements and payments, including the deductibility of executive compensation under Section 162(m) of the Code. Section 162(m) limits the annual tax deduction to $1 million for compensation paid by a publicly held company to its chief executive officer and each of the company’s three other most highly compensated named executive officers (other than the chief financial officer), unless such compensation qualifies as performance-based compensation under Section 162(m). Accounting for compensation arrangements is prescribed by the Financial Accounting Standards Board. In determining the design of our incentive arrangements, the accounting and tax treatment or method was considered, but the accounting for or deductibility of compensation is not a determinative factor in compensation decisions. In 2013, we awarded compensation that is not deductible under Section 162(m) because we believed it was consistent with our compensation objectives and would be in the best interest of the Company and its shareholders. For example, the Compensation Committee recognized that the 2013 grant of restricted stock and restricted stock units is not deductible under Section 162(m), but believed that its retentive value outweighed any impact resulting from the inability to claim such a deduction. As detailed on page 27 under “—2013 Named Executive Officer

34	CHESAPEAKE ENERGY CORPORATION

Compensation—2013 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation”, the 2013 PSU awards were designed with the intent to qualify as performance-based compensation under Section 162(m). Additionally, the 2013 Annual Incentive Plan was approved by shareholders at our 2013 annual meeting of shareholders and annual incentive awards granted in 2013 under this plan were intended to qualify as performance-based compensation under Section 162(m). However, because of the fact-based nature of the “performance-based compensation” exception under Section 162(m) and the limited availability of binding guidance thereunder, the Company cannot guarantee that compensation will qualify for exemption under Section 162(m) of the Code, which would prevent us from taking a deduction.

Actions Related to 2014 Executive Compensation

After considering the information and recommendations provided by F.W. Cook and Pay Governance, the Company’s performance in 2013 and the competitive market data, the Compensation Committee set base salaries, incentive compensation opportunities and performance measures for 2014. The Compensation Committee held Mr. Lawler’s 2014 total target compensation, including base salary, target annual incentive opportunity and target long-term incentive opportunity, at 2013 levels, which is below the median of the Company’s compensation peer group. Although certain competitive upward adjustments were made to Messrs. Doyle and Pigott’s total target compensation for 2014, the average 2014 total target compensation for current named executive officers other than Mr. Lawler was reduced by approximately 25% as compared to the annualized 2013 total target compensation.

Compensation Peer Group

In 2014, the Compensation Committee again assessed the compensation peer group, and determined to replace SandRidge Energy, Inc. with Encana Corporation, due primarily to Encana’s similarity to the Company in size and scope. The updated peer group below will be used for judging relative TSR for 2014 PSUs, as explained below, and for benchmarking 2015 compensation of our named executive officers, including base salary, target annual incentive opportunities and target long-term incentive opportunities.

Anadarko Petroleum Corporation	Devon Energy Corporation	Hess Corporation	Noble Energy, Inc.
Apache Corporation	Encana Corporation	Marathon Oil Corporation	Occidental Petroleum Corporation
Continental Resources, Inc.	EOG Resources, Inc.	Murphy Oil Corporation

2014 Annual Incentive Program

The 2014 annual incentive program was established pursuant to the Annual Incentive Plan, which was approved by shareholders at the 2013 annual meeting. As with the 2013 annual incentive program, the annual incentive awards made under the Annual Incentive Plan are subject to a formulaic methodology for determining award payments based on the Company’s achievement of performance goals established by the Compensation Committee before, or during the initial quarter of, the performance period.

Calculating Annual Incentive Awards. The following formula is used to calculate the payment awarded to a named executive officer:

Base Salary            X            Target Percentage of Base Salary            X            Payout Factor (0 - 200%)

The Compensation Committee will use the base salary in effect on the last day of the performance period in calculating the annual incentive payment. The Compensation Committee established a target percentage of base salary of 150% for the CEO, 125% for EVPs and 80-100% for SVPs to provide an annual incentive opportunity that is competitive with our peers.

Following the end of the performance period, the Compensation Committee will determine the payout factor based on the Company’s achievement of pre-established threshold, target and maximum performance levels and the corresponding payout opportunities of 50% (0% in the case of environmental, health and safety goals), 100% and 200% of the target percentage of base salary (using linear interpolation for performance levels falling in between threshold and target and between target and maximum). The Committee may make upward or downward adjustments to earned awards to account for material circumstances affecting the Company’s performance, subject to the maximum award opportunity. The following chart shows the range of annual incentive opportunities expressed as a percentage of salary for the named executive officers by title, based on the target percentage of base salary multiplied by the above-listed threshold, target and maximum payout opportunities.

Executive Level	Threshold(a)	Target	Maximum

CEO	75%	150%	300%
EVP	62.5%	125%	250%
SVP	50%	100%	200%
(a)

For environmental, health and safety performance goals, payout begins at 0% (as opposed to 50% for other goals) once threshold performance is met. The Committee and Board are committed to exceptional EH&S performance and have designed the compensation program to reflect that belief.

EXECUTIVE COMPENSATION	35

2014 Performance Goals. For the 2014 annual incentive program, the Compensation Committee established the following six performance goals and a cash cost management multiplier, which it believes appropriately reflect factors that will positively impact shareholder value in 2014:

Criteria(a)	Weighting	Threshold	Target	Maximum

Financial
Adjusted EBITDA/BOE	20%	$20	$21	$22
Capital Expenditures	20%	$5.7 billion	$5.5 billion	$5.2 billion
Operational
Production Growth	20%	2%	3%	5%
Proved Reserves Organically Added (mmboe)	20%	250	300	330
Environmental, Health and Safety
Total Recordable Incident Rate (expressed as % reduction)	10%	0%	10%	20%
Reportable Spills (expressed as % reduction)	10%	0%	25%	50%
Subtotal	100%
Cash Cost Management Factor ($/BOE)	≤10% Multiplier		$5.54
(a)	Criteria are objectively measured based on reported figures and are adjusted for certain one-time items not contemplated in the performance forecast.

Cash Cost Management Multiplier. This factor acts as a potential multiplier of the annual incentive program performance results for 2014 and is intended to encourage employees to focus on efficiencies that impact controllable cash costs. The cash cost management factor is calculated as oil and gas lease operating expense plus general and administrative expense divided by total sales volumes. If achieved, it will serve as a multiplier of up to 10% of the total annual incentive program payout; provided, however that total payout may not exceed 200% of target.

Please see Exhibit E for an explanation of the non-GAAP financial measures used in the table above.

2014 Long-Term Incentive Program

For 2014, target long-term incentive awards for current named executive officers were reduced by more than 20% as compared to annualized 2013 target long-term incentive awards.

Target Long-Term Incentive Mix. On January 10, 2014, the Compensation Committee granted long-term incentive compensation to then-serving named executive officers and other senior executives pursuant to the 2005 LTIP. One-half of each named executive officer’s long-term incentive award was in the form of PSUs (the value of which is determined in part based on the closing price of the Company’s common stock and in part by a Monte Carlo simulation, each on the grant date), and the other half was equally divided between restricted stock units (the value of which is based on the closing price of the Company’s common stock on the grant date) and stock options (the value of which is determined using Black-Scholes option pricing on the grant date), each vesting ratably over a three-year period ending on December 31, 2016.

PSU Program. For 2014, to determine the appropriate performance measure for the PSU grants, the Compensation Committee reviewed a survey conducted by Pay Governance of the performance-based compensation plans of our peer group companies. Ten of eleven of our peer group companies used a similar performance-based compensation plan, and all ten used 100% TSR to measure performance. Based on this survey and the Committee’s belief that operational measures are appropriately incentivized in the annual incentive program, for PSU grants made in 2014, it determined to eliminate the operational modifier and to base performance solely on relative TSR at the end of the three-year performance period.

The Company’s relative TSR performance will be measured against the Company’s 2014 compensation peer group described above consisting of Anadarko Petroleum Corporation, Apache Corporation, Continental Resources, Inc., Devon Energy Corporation, Encana Corporation, EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation, Murphy Oil Corporation, Noble Energy Inc., and Occidental Petroleum Corporation. The performance period is three years covering January 1, 2014 through December 31, 2016, and will use a number rank to determine the payout as follows:

CHK TSR Ranking	1	2	3	4	5	6	7	8	9	10-12

Payout as % of Target	200%	182%	164%	146%	128%	110%	92%	74%	56%	0%

Absolute TSR Circuit Breaker. 2014 PSUs will be subject to an absolute total shareholder return circuit breaker to moderate payouts when absolute total shareholder return is negative over the performance period. The final PSU modifier is subject to a 100% maximum if the Company’s absolute total shareholder return is negative over the performance period.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2013 Form 10-K and this proxy statement.

Members of the Compensation Committee:

Merrill A. (“Pete”) Miller, Jr., Chairman

Bob G. Alexander

R. Brad Martin

36	CHESAPEAKE ENERGY CORPORATION

Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(a)	Stock Awards(b)		Option Awards(c)	Non-Equity Incentive Plan Compen- sation(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(e)	All Other Compen- sation(f)	Total

Robert D. (“Doug”) Lawler President and Chief Executive Officer	2013	$649,038	$2,000,000	$12,750,035	(g)	$5,250,001	$1,619,260	$—	$155,033	$22,423,367
Domenic J. (“Nick”) Dell’Osso, Jr. Executive Vice President and Chief Financial Officer	2013	725,000	—	4,312,596		3,789,524	1,442,750	—	214,598	10,484,468
	2012	722,596	1,550	5,430,294		—	750,000	—	450,041	7,354,481
	2011	559,904	1,026,000	3,708,176		—	—	—	429,586	5,723,665
Douglas J. Jacobson Executive Vice President –Acquisitions and Divestitures	2013	800,000	1,500,300	3,937,584		1,312,501	1,592,000	—	244,598	9,386,983
	2012	800,000	2,403,875	6,299,162		—	700,000	—	477,023	10,680,060
	2011	800,000	3,604,125	5,401,087		—	—	—	678,690	10,483,902
M. Christopher Doyle Senior Vice President, Operations–Northern Division	2013	179,808	600,000	4,575,064	(h)	425,002	400,000	—	45,995	6,225,869
Mikell J. (“Jason”) Pigott Senior Vice President, Operations–Southern Division	2013	171,154	555,748	4,575,064	(h)	425,002	244,252	—	81,253	6,052,473
Aubrey K. McClendon Former Chief Executive Officer	2013	266,250	—	10,125,145		3,375,029	—	—	9,940,943	23,707,367
	2012	975,000	750	15,204,670		—	—	—	721,025	16,901,445
	2011	975,000	1,951,000	13,627,556		—	—	—	1,328,441	17,881,997
Steven C. Dixon Former Acting Chief Executive Officer	2013	707,346	—	5,062,620		4,509,933	—	—	2,489,412	12,769,311
	2012	860,000	2,403,875	8,036,640		—	775,000	—	463,269	12,538,784
	2011	860,000	3,764,125	6,813,778		—	—	—	791,632	12,229,535
Jeffrey A. Fisher	2013	549,327	—	2,437,630		2,772,520	—	—	1,926,064	7,685,541
Former Executive Vice President–Production	2012	724,519	289,125	3,366,826		—	575,000	—	232,692	5,188,162

(a)

The bonus amounts shown above as earned in 2013 include (i) signing bonuses of $2,000,000, $500,000 and $500,000, respectively, for each of Messrs. Lawler, Doyle and Pigott; (ii) a $1,500,000 performance cash bonus for Mr. Jacobson upon the closing of, and in consideration of his efforts with regard to, the Company’s Mississippi Lime joint venture transaction; and (iii) performance cash bonuses of $100,000 and $55,748, respectively, for Messrs. Doyle and Pigott in consideration of their individual performance and positive impact on the Company’s operations in 2013. Mr. Lawler’s signing bonus was subject to repayment if Mr. Lawler was terminated for cause or he terminated without good reason prior to March 31, 2014. Signing bonuses for Messrs. Doyle and Pigott are subject to repayment if they are terminated for cause or they terminate employment without good reason prior to August 14, 2015

(b)

These amounts represent the aggregate grant date fair value of restricted stock, or restricted stock unit, and PSU awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. For restricted stock grants, values are based on the closing price of the Company’s common stock on the grant date. Named executive officers have voting and dividend rights with respect to unvested restricted stock awards and have dividend equivalent rights with respect to unvested restricted stock unit awards. For the PSU awards, the Company utilized the Monte Carlo simulation for all three performance conditions, and assumed a historical volatility of 42.31%, a dividend yield of 0% for valuing TSR, a dividend yield of 1.85% for valuing the awards and a risk-free interest rate of 0.42% for the TSR performance measure. The grant date fair value of the PSUs was determined based on the vesting at target of the PSUs awarded, which is the performance the Company believed was probable on the grant date. The PSUs are settled in cash upon vesting and the maximum award opportunity for each named executive officer for the 2013 PSU awards as of the grant date is as follows: Mr. Lawler, $8,850,981; Mr. Dell’Osso, $5,246,723; Mr. Jacobson, $4,790,494; Mr. Doyle, $1,268,647; Mr. Pigott, $1,268,647; Mr. McClendon, $12,318,359; Mr. Dixon, $6,159,180; and Mr. Fisher, $2,965,580. Refer to the Grants of Plan-Based Awards Table for 2013 for additional information regarding restricted stock and PSU awards made to the named executive officers in 2013.

(c)

These amounts represent the aggregate grant date fair value of stock option awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. The value ultimately realized by the executive upon the actual vesting of the

EXECUTIVE COMPENSATION	37

awards may be more or less than the grant date fair value. The assumptions used by the Company in calculating the amounts related to stock options are incorporated by reference to Note 9 of the consolidated financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 27, 2014. Refer to the Grants of Plan-Based Awards Table for 2013 for additional information regarding stock option awards made to the named executive officers in 2013.

(d)	The amounts in this column represent 2013 annual incentive program awards paid to the named executive officers in March 2014 as described on page 26.
(e)

The Company does not have a pension plan. In addition, our nonqualified deferred compensation plan does not provide for above-market or preferential earnings. Our nonqualified deferred compensation plan is discussed in detail in the narrative to the Nonqualified Deferred Compensation Table for 2013.

(f)	See the All Other Compensation Table below for additional information.
(g)

Includes (i) aggregate annual PSU and stock option awards of $10,500,013; (ii) a special award of restricted stock with an aggregate grant date fair value of $2,500,015 vesting in equal installments on the second, third and fourth anniversaries of the grant date which was granted in recognition of equity awards with Mr. Lawler’s previous employer which were forfeited upon his accepting employment with the Company; and (iii) a special award of restricted stock with an aggregate grant date fair value of $5,000,009 vesting in equal installments on the third, fourth and fifth anniversaries of the effective date which was granted in recognition of pension benefits with Mr. Lawler’s previous employer which were forfeited upon his accepting employment with the Company.

(h)

Includes (i) aggregate annual PSU, restricted stock unit and stock option awards of $1,700,046; and (ii) a special award of restricted stock with an aggregate grant date fair value of $3,300,021 vesting in equal installments on the third, fourth and fifth anniversaries of the grant date which was granted in recognition of equity awards and retirement benefits which were forfeited upon accepting employment with the Company.

All Other Compensation Table

Name	Year	Personal Use of Fractionally Owned Company Aircraft(a)	Company Matching Contributions to Retirement Plans(b)	New Hire Benefits(c)	Severance Benefits(d)	Other Perquisites and Benefits(e)	Total

Robert D. (“Doug”) Lawler	2013	$—	$—	$132,653	$—	$22,380	$155,033
Domenic J. (“Nick”) Dell’Osso, Jr.	2013	—	195,000	—	—	19,598	214,598
	2012	219,032	213,389	—	—	17,620	450,041
	2011	237,046	172,673	—	—	19,867	429,586
Douglas J. Jacobson	2013	—	225,000	—	—	19,598	244,598
	2012	249,403	210,000	—	—	17,620	477,023
	2011	359,249	300,000	—	—	19,441	678,690
M. Christopher Doyle	2013	—	—	42,702	—	3,293	45,995
Mikell J. (“Jason”) Pigott	2013	—	—	77,985	—	3,268	81,253
Aubrey K. McClendon	2013	354,153	46,063	—	9,513,051	27,677	9,940,943
	2012	250,000	292,500	—	—	178,525	721,025
	2011	500,000	438,750	—	—	389,691	1,328,441
Steven C. Dixon	2013	—	222,352	—	2,249,019	18,041	2,489,412
	2012	214,649	231,000	—	—	17,620	463,269
	2011	439,230	333,000	—	—	19,402	791,632
Jeffrey A. Fisher	2013	—	168,649	—	1,739,384	18.031	1,926,064
	2012	31,425	183,678	—	—	17,589	232,692

(a)

Includes personal use of fractionally owned Company aircraft. The value of personal use of fractionally owned Company aircraft is based on the incremental cost to the Company determined by the amount invoiced to the Company by NetJets for operating costs of such use, including the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees and trip-related parking/hangar costs. Since the fractionally owned Company aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on the usage, such as purchase costs and maintenance costs not related to trips.

(b)

This column represents the matching contributions made by the Company for the benefit of the named executive officers under the Company’s 401(k) plan and nonqualified deferred compensation plan. These plans are discussed in more detail in the narrative to the Nonqualified Deferred Compensation Table for 2013 beginning on page 45.

(c)

This column includes relocation benefits, including temporary housing, of $104,167, $39,206 and $71,691 for Messrs. Lawler, Doyle and Pigott, respectively, and reimbursement of premiums paid by each for continuing health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985. For Mr. Lawler, amounts also include $25,000 for reimbursement of advisory fees paid in connection with his employment agreement.

38	CHESAPEAKE ENERGY CORPORATION

(d)

Messrs. McClendon, Dixon and Fisher separated from the Company in 2013. Pursuant to his separation agreement, Mr. McClendon received (i) continued payment of his base salary and annual bonus in 2013, which totaled $2,133,750; (ii) a lump sum of $112,500 related to his accrued but unused paid time off; (iii) the right to use a 28.125% interest in a Citation X aircraft until December 31, 2016, which was estimated by the Company to be valued at $7,226,151; (iv) used electronic equipment valued at $33,781; and (v) continued medical, dental and other benefits for 2013, each of which is reflected in this column for Mr. McClendon. Mr. McClendon also received certain other transition services related to his participation in the FWPP in connection with his departure in 2013 pursuant to the Founder Joint Operating Services Agreement, which is described in detail under “Corporate Governance—Transactions with Related Persons—Transactions with Former Chief Executive Officer—Separation Arrangements”. Pursuant to their separation agreements, Messrs. Dixon and Fisher received (i) lump sum payments of $2,108,333 and $1,631,250, respectively, representing 100% of base salary and annual bonus; (ii) lump sum payments of $136,406 and $107,007, respectively, related to accrued but unused paid time off; and (iii) certain computer equipment, each of which is reflected in this column for Messrs. Dixon and Fisher. Amounts paid and accrued to Messrs. McClendon, Dixon and Fisher are subject to certain restrictions provided in their respective separation agreements. For more information regarding the payments made to Messrs. McClendon, Dixon and Fisher upon their separation and the other benefits to which they were entitled upon separation, see “Post-Employment Compensation—Former Named Executive Officer Separations” on page 48 below.

(e)

This column represents the value of other benefits provided to the named executive officers in 2013 and includes amounts for supplemental life insurance premiums for all named executive officers and, other than Mr. McClendon, amounts for financial advisory services. For Messrs. Lawler and McClendon, amounts include $15,823 and $26,543, respectively, for personal security. Mr. McClendon also received accounting and engineering support prior to his departure in 2013. The incremental cost to the Company before reimbursement for Mr. McClendon’s personal accounting and engineering support was $153,361 and $257,205, respectively. Mr. McClendon fully reimbursed the Company for personal accounting and engineering support received prior to his departure in 2013. Personal accounting support costs for Mr. McClendon include the following with respect to personnel providing such support: (i) cash compensation; (ii) equity compensation; (iii) Company matching contributions under the 401(k) plan and deferred compensation plan; (iv) Company-paid life insurance premiums; (v) Chesapeake’s portion of payroll taxes; and (vi) overhead (utilities, office equipment, health and welfare benefit plans, etc.). Mr. McClendon fully reimbursed the Company for all costs related to dedicated engineering support. Mr. McClendon also reimbursed the Company for the following for each employee who provided part-time engineering services to Mr. McClendon: (i) cash compensation for the hours worked on Mr. McClendon’s matters and (ii) a 25% additional charge for each employee for overhead and other employee costs. The named executive officers also receive benefits for which there is no incremental cost to the Company, such as tickets to certain sporting and cultural events. From time to time, a named executive officer’s spouse will accompany the named executive officer on business trips using the fractionally owned Company aircraft.

Employment Agreements

We maintain employment agreements with the named executive officers, the material terms of which are described throughout this proxy statement. The Compensation Committee periodically reviews the terms of the agreements, generally focusing on the permitted activities allowed for the named executive officers and the competitiveness, value and adequacy of the severance arrangements. Below is a discussion of the employment agreements that we have entered into with our named executive officers. In addition to the terms described below, the employment agreements provide that payments will be due to the named executive officers upon the occurrence of specified events, such as termination of their employment or a change of control of the Company. The terms of our equity compensation and nonqualified deferred compensation plans also govern the payments and benefits named executive officers are entitled to receive upon the occurrence of specified termination events. See “Post-Employment Compensation” beginning on page 46 for a discussion of payments due upon such events.

Robert D. (“Doug”) Lawler

The Company’s employment agreement with Mr. Lawler was effective on June 17, 2013. The employment agreement has a three-year term beginning on the effective date, with automatic renewals for successive one-year terms unless either party gives notice of nonrenewal. The agreement provides, among other things, for (i) an initial annual base salary of $1,250,000, which will be reviewed annually and which may be increased at the discretion of the Compensation Committee; (ii) eligibility for annual incentive plan payments payable at achievement of target and maximum levels of 150% and 300%, respectively, including a prorated bonus for 2013 of at least $800,000 to account for his forfeited bonus from his previous employer; (iii) annual grants of equity-based incentive awards under the Company’s equity compensation plans, including a 2013 award with an aggregate grant date fair value of $10,500,000, consisting of 50% stock options and 50% PSUs vesting over three years; (iv) a relocation package; and (v) health and other benefits similar to other executive officers.

In addition, in recognition of equity awards with Mr. Lawler’s previous employer which were forfeited upon his accepting employment with the Company, Mr. Lawler received (i) a cash signing bonus of $2,000,000, which would have been repayable to the Company if Mr. Lawler’s employment had been terminated for cause or if he had resigned without good reason prior to March 31, 2014; and (ii) an award of restricted stock with an aggregate grant date fair value of $2,500,000 vesting in equal installments on the second, third and fourth anniversaries of the grant date, referred to as the Equity Makeup Restricted Stock. In recognition of forfeited pension benefits, the Company also granted Mr. Lawler restricted stock with an aggregate grant date fair value of $5,000,000 vesting in equal installments on the third, fourth and fifth anniversaries of the effective date, referred to as the Pension Makeup Restricted Stock. If Mr. Lawler remains continuously employed with the Company through the fifth anniversary of the effective date, he will receive an additional grant of Pension Makeup Restricted Stock with an aggregate grant date fair value of $5,000,000 with vesting on the third, fourth and fifth anniversaries of the grant date.

EXECUTIVE COMPENSATION	39

Other Current Named Executive Officers

Domenic J. (“Nick”) Dell’Osso and Douglas J. Jacobson

Effective January 1, 2013, the Company entered into new three-year employment agreements with Messrs. Dell’Osso and Jacobson. The new employment agreements provide, among other things, for (i) minimum annual base salaries of $725,000 and $800,000, respectively, for Messrs. Dell’Osso and Jacobson; (ii) eligibility for annual incentive compensation for each fiscal year during the term of the agreement under the Company’s then-current annual incentive program; (iii) eligibility for equity awards under the Company’s stock compensation plans; and (iv) health and other benefits.

M. Christopher Doyle and Mikell J. (“Jason”) Pigott

Effective August 14, 2013, the Company entered into employment agreements with Messrs. Doyle and Pigott. The employment agreements are coterminous with the other executive officer employment agreements entered into in 2013 and will terminate on December 31, 2015. The agreements provide, among other things, for (i) an initial annual base salary of $550,000 and $500,000, respectively, for Messrs. Doyle and Pigott; (ii) eligibility for annual incentive compensation for each fiscal year during the term of the agreement under the Company’s then-current annual incentive program; provided that for 2013, target annual incentive compensation was set at 80% of base salary for each of Messrs. Doyle and Pigott and prorated for the time each of them was employed by the Company in 2013, subject to a requirement that Messrs. Doyle and Pigott receive annual incentive compensation of at least $400,000 and $200,000, respectively, for 2013 to account for forfeited bonus amounts from their previous employer; (iii) annual grants of equity-based incentive awards under the Company’s equity compensation plans, including a 2013 award with an aggregate grant date fair value of $1,700,000 for each of Messrs. Doyle and Pigott, consisting of 25% stock options vesting over three years, 25% restricted stock units vesting over three years and 50% PSUs with a three-year performance period, each with terms and conditions consistent with similar grants made to other senior management for 2013; (iv) a relocation package; and (v) health and other benefits similar to other executive officers.

In addition, in recognition of equity awards and retirement benefits with Messrs. Doyle and Pigott’s previous employer which were forfeited upon their accepting employment with the Company, Messrs. Doyle and Pigott each received (i) a cash signing bonus of $500,000, which will be repayable to the Company if their employment is terminated for cause or if they resign without good reason prior to August 14, 2015; and (ii) a grant of restricted stock units with an aggregate grant date fair value of $3,300,000 vesting in equal installments on the third, fourth and fifth anniversaries of the grant date, referred to as the Equity Makeup Restricted Stock Units.

Former Named Executive Officers

On April 1, 2013, Mr. McClendon ceased serving as President and CEO of the Company and resigned as a director of its Board. On April 18, 2013, the Company and Mr. McClendon entered into a Founder Separation and Services Agreement, which was effective January 29, 2013. In addition, effective September 24, 2013, Messrs. Dixon and Fisher separated from the Company. See “Post-Employment Compensation—Former Named Executive Officer Separations” on page 48 for a discussion of the Founder Separation and Services Agreement and severance arrangements for Messrs. Dixon and Fisher.

40	CHESAPEAKE ENERGY CORPORATION

Grants of Plan-Based Awards Table for 2013

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(b)			Estimated Future Payouts Under Equity Incentive Plan Awards(c)			All Other Stock Awards: Number	All Other Option Awards: Number	Exercise Price of
Name	Type of Award(a)	Grant Date	Approval Date	Threshold	Target	Maximum	Threshold	Target	Maximum	of Shares of Stock(d)	of Shares of Stock(e)	Option Awards(f)	Grant Date Fair Value(g)

Robert D. (“Doug”) Lawler(h)	AIP	—	—	$800,000	$1,017,123	$2,034,246
	PSU	6/17/2013	5/3/2013				26,292	210,337	420,674				$5,250,012
	RS	6/17/2013	5/3/2013							237,643			5,000,009
	RS	6/17/2013	5/3/2013							118,822			2,500,015
	SO	6/17/2013	5/3/2013								624,257	$21.04	5,250,001
Domenic J. (“Nick”) Dell’Osso, Jr.	AIP	—	—	453,125	906,250	1,812,500
	PSU	1/29/2013	1/29/2013				17,286	138,290	276,580				2,875,049
	RS	1/29/2013	1/29/2013							75,780			1,437,547
	SO	1/29/2013	1/29/2013								194,260	18.97	1,437,524
	SO	1/29/2013	1/29/2013								300,000	18.97	2,352,000
Douglas J. Jacobson	AIP	—	—	500,000	1,000,000	2,000,000
	PSU	1/29/2013	1/29/2013				15,783	126,265	252,530				2,625,049
	RS	1/29/2013	1/29/2013							69,190			1,312,534
	SO	1/29/2013	1/29/2013								177,365	18.97	1,312,501
M. Christopher Doyle(h)	AIP	—	—	400,000	400,000	400,000
	PSU	8/26/2013	8/6/2013				3,009	24,073	48,146				850,018
	RSU	8/26/2013	8/6/2013							125,238			3,300,021
	RSU	8/26/2013	8/6/2013							16,130			425,026
	SO	8/26/2013	8/6/2013								38,323	26.35	425,002
Mikell J. (“Jason”) Pigott(h)	AIP	—	—	200,000	200,000	306,849
	PSU	8/26/2013	8/6/2013				3,009	24,073	48,146				850,018
	RSU	8/26/2013	8/6/2013							125,238			3,300,021
	RSU	8/26/2013	8/6/2013							16,130			425,026
	SO	8/26/2013	8/6/2013								38,323	26.35	425,002
Aubrey K. McClendon(i)	PSU	1/29/2013	1/29/2013				40,585	324,680	649,360				6,750,097
	RS	1/29/2013	1/29/2013							177,915			3,375,048
	SO	1/29/2013	1/29/2013								456,085	18.97	3,375,029
Steven C. Dixon(i)	AIP	—	—	537,500	1,075,000	2,150,000
	PSU	1/29/2013	1/29/2013				20,293	162,340	324,680				3,375,049
	RS	1/29/2013	1/29/2013							88,960			2,346,765
	SO	1/29/2013	1/29/2013								228,045	18.97	1,687,533
	SO	1/29/2013	1/29/2013								360,000	18.97	2,822,400
Jeffrey A. Fisher(i)	AIP	—	—	453,125	906,250	1,812,500
	PSU	1/29/2013	1/29/2013				9,771	78,165	156,330				1,625,050
	RS	1/29/2013	1/29/2013							42,835			812,580
	SO	1/29/2013	1/29/2013								109,800	18.97	812,520
	SO	1/29/2013	1/29/2013								250,000	18.97	1,960,000

(a)	These awards are described in the Compensation Discussion and Analysis beginning on page 20.

(b)

The actual amount earned in 2013 was paid in March 2014 and is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See “Compensation Discussion and Analysis—2013 Named Executive Officer Compensation—2013 Named Executive Officer Compensation Elements—Performance-Based Annual Incentives” for more information regarding our 2013 annual incentive program.

(c)

These columns reflect the potential payout range, in units, of aggregate PSUs granted in 2013. 2013 PSU awards vest ratably over three years from the date of grant. No PSUs will be earned unless the Company’s relative TSR, proved reserves growth or production growth meet the minimum threshold of the 25th percentile. Named executive officers do not have voting or dividend rights with respect to unvested PSU awards. See “Compensation Discussion and Analysis—2013 Named Executive Officer Compensation—2013 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation” on page 27 for more information regarding our 2013 long-term incentive program.

(d)

The restricted stock (or restricted stock unit) awards generally vest ratably over three years from the date of grant. Mr. Lawler’s restricted stock award of 237,643 shares vests ratably on the third, fourth and fifth anniversaries of the grant date and his restricted stock award of 118,822

EXECUTIVE COMPENSATION	41

shares vests ratably on the second, third and fourth anniversaries of the grant date. The grant of 125,238 shares of restricted stock to each of Messrs. Doyle and Pigott vests ratably on the third, fourth and fifth anniversaries of the grant date. Named executive officers have voting and dividend rights with respect to unvested restricted stock awards and have dividend equivalent rights with respect to unvested restricted stock unit awards.

(e)

The stock option awards vest ratably over three years from the date of grant. As described under “Compensation Discussion and Analysis—2013 Named Executive Officer Compensation—2013 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation—Retention Awards” above on page 30, Messrs. Dell’Osso, Dixon and Fisher received 300,000, 360,000 and 250,000 retention stock options, respectively, in January 2013 in an effort to promote stability and continuity during the Company’s search for a new CEO and period of transition. The retention options vest ratably on the third, fourth and fifth anniversaries of the grant date. Named executive officers do not have voting or dividend rights with respect to unvested stock option awards.

(f)	Stock option exercise prices reflect the closing price of the Company’s stock on the date of grant.

(g)

These amounts represent the aggregate grant date fair value of restricted stock, or restricted stock unit, stock option and PSU awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. For restricted stock grants, values are based on the closing price of the Company’s common stock on the grant date. Named executive officers have voting and dividend rights with respect to unvested restricted stock awards and have dividend equivalent rights with respect to unvested restricted stock unit awards. The assumptions used by the Company in calculating the amounts related to stock options are incorporated by reference to Note 9 of the consolidated financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 27, 2014. For the PSU awards, the Company utilized the Monte Carlo simulation for all three performance conditions, and assumed a historical volatility of 42.31%, a dividend yield of 0% for valuing TSR, a dividend yield of 1.85% for valuing the awards and a risk-free interest rate of 0.42% for the TSR performance measure. The grant date fair value of the PSUs was determined based on the vesting at target of the PSUs awarded, which is the performance the Company believed was probable on the grant date.

(h)

Mr. Lawler joined the Company on June 17, 2013 and Messrs. Doyle and Pigott joined the Company on August 14, 2013. Pursuant to the terms of their employment agreements, 2013 annual incentive awards for Messrs. Lawler, Doyle and Pigott were prorated for the number of days employed with the Company in 2013, subject to contractual minimums of $800,000, $400,000 and $200,000, respectively. Messrs. Lawler, Doyle and Pigott’s equity awards reflect annual and special, one-time awards granted to them in 2013. See “—Employment Agreements” above for more information regarding Messrs. Lawler, Doyle and Pigott’s employment agreements.

(i)

Messrs. McClendon, Dixon and Fisher separated from the Company in 2013. Pursuant to the terms of the Annual Incentive Plan, Messrs. Dixon and Fisher forfeited their annual incentive awards upon their separation. Equity-based awards granted to Mr. McClendon in 2013 were subject to continued vesting pursuant to the terms of his separation agreement. Equity awards granted to Messrs. Dixon and Fisher in 2013 were subject to pro rata accelerated vesting and Mr. Dixon’s remaining unvested 2013 equity-based awards were subject to continued vesting due to his satisfaction of age- and service-related retirement qualifications. For more information regarding the treatment of 2013 awards made to Messrs. McClendon, Dixon and Fisher upon their separation, see “Post-Employment Compensation—Former Named Executive Officer Separations” on page 48 below.

42	CHESAPEAKE ENERGY CORPORATION

Outstanding Equity Awards at Fiscal Year End Table for 2013

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(b)		Market Value of Shares or Units of Stock That Have Not Vested(c)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested(d)	Equity Incentive Plan Awards: Value of Unearned Units That Have Not Vested(e)
	Exercisable	Unexercisable(a)

Robert D. (“Doug”) Lawler	—	624,257		$21.04	6/17/2023	356,465	(f)	$9,674,460	210,337	$5,674,892
Domenic J. (“Nick”) Dell’Osso, Jr.	—	494,260		18.97	1/29/2023	235,358	(g)	6,387,616	241,156	6,506,389
Douglas J. Jacobson	—	177,365		18.97	1/29/2023	298,285	(h)	8,095,455	245,590	6,626,018
M. Christopher Doyle	—	38,323		26.35	8/26/2023	141,368	(i)	3,836,728	24,073	649,490
Mikell J. (“Jason”) Pigott	—	38,323		26.35	8/26/2023	141,368	(i)	3,836,728	24,073	649,490
Aubrey K. McClendon	—	456,085		18.97	1/29/2023	177,915	(j)	4,828,613	324,680	8,759,866
Steven C. Dixon	417,011	—		18.97	9/24/2014	66,720	(j)	1,810,781	121,755	3,284,950
		19,004	(k)	18.97	1/29/2015	—		—	—	—
		76,015	(k)	18.97	1/29/2016	—		—	—	—
		76,015	(k)	18.97	1/29/2017	—		—	—	—
Jeffrey A. Fisher	277,450	—		18.97	9/24/2014	—		—	—	—
(a)

By their terms, these stock option awards, other than the retention options, vest ratably over three years from the grant date of the award. The retention options vest ratably on the third, fourth and fifth anniversaries of the grant date.

(b)

By their terms, restricted stock awards granted prior to January 1, 2013 vest ratably over four years from the date of grant and restricted stock (or restricted stock unit) awards granted after January 1, 2013 vest ratably over three years from the grant date of the award.

(c)	The values shown in this column are based on the closing price of the Company’s common stock on December 31, 2013, $27.14 per share.

(d)

Includes 2012 and 2013 PSU awards for each named executive officer granted on January 3, 2012 and January 29, 2013, respectively. 2012 PSU awards consisted of approximately 12.5% of one-year performance period PSUs, 21.875% of two-year performance period PSUs and 65.625% of three-year performance period PSUs, vesting ratably in one-year increments on each January 1 over the applicable performance period. The 2012 PSUs shown consist of two-year PSUs for the performance period ending December 31, 2013 at 143.9% of target and three-year PSUs for the performance period ending December 31, 2014 at target. The 2013 PSU awards consist of three-year performance period PSUs and vest ratably on each January 29 over the three-year period ending January 29, 2016. The 2013 PSUs are shown at target. For details regarding PSUs, see “Compensation Discussion and Analysis—2013 Named Executive Officer Compensation—2013 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation” on page 27.

(e)

The values shown in this column are based on the 20-day average closing price of the Company’s stock ending on December 31, 2013, $26.98 per share, in accordance with the 2012 and 2013 PSU award agreements.

(f)	Reflects shares of restricted stock granted June 17, 2013.

(g)

Includes 5,000 shares of restricted stock granted January 4, 2010; 5,250 shares of restricted stock granted July 1, 2010; 5,000 shares of restricted stock granted November 5, 2010; 27,500 shares of restricted stock granted on January 3, 2011; 37,377 shares of restricted stock granted July 1, 2011; 79,451 shares of restricted stock granted January 3, 2012; and 75,780 shares of restricted stock granted on January 29, 2013.

(h)

Includes 20,000 shares of restricted stock granted January 4, 2010; 21,250 shares of restricted stock granted July 1, 2010; 50,000 shares of restricted stock granted January 3, 2011; 45,682 shares of restricted stock granted July 1, 2011; 92,163 shares of restricted stock granted January 3, 2012; and 69,190 shares of restricted stock granted January 29, 2013.

(i)	Reflects restricted stock units granted August 26, 2013.

(j)

Reflects shares of restricted stock granted January 29, 2013 that continued to vest following the separation of Messrs. McClendon and Dixon in accordance with the terms of the award agreements and their respective separation agreements.

(k)

Reflects stock options granted January 29, 2013 that continued to vest following the separation of Mr. Dixon in accordance with the terms of the award agreement and his separation agreement. Mr. Dixon is permitted to exercise such stock options for one year following the vesting date.

EXECUTIVE COMPENSATION	43

Option Exercises and Stock Vested Table for 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(a)	Number of Shares or Units Acquired on Vesting(b)	Value Realized on Vesting(c)

Robert D. (“Doug”) Lawler	—	$—	—	$—
Domenic J. (“Nick”) Dell’Osso, Jr.	—	—	96,605	1,796,874
Douglas J. Jacobson	10,000	108,000	165,084	3,028,075
M. Christopher Doyle	—	—	—	—
Mikell J. (“Jason”) Pigott	—	—	—	—
Aubrey K. McClendon(d)	—	—	1,489,366	30,957,099
Steven C. Dixon(d)	22,500	241,200	713,752	17,273,722
Jeffrey A. Fisher(d)	—	—	308,243	7,460,886

(a)	Represents the market value of the underlying shares of common stock on the exercise date less the aggregate exercise price of such options.

(b)

Represents restricted stock, 2012 PSUs and, in the case of Messrs. Dixon and Fisher, 2013 PSUs, that vested in 2013. 2012 PSU awards consisted approximately of 12.5% one-year performance period PSUs, 21.875% of two-year performance period PSUs and 65.625% of three-year performance period PSUs, vesting ratably in one-year increments on each January 1 over the applicable performance period. The 2012 PSUs shown consist of PSUs for the periods ending December 31, 2012 and December 31, 2013 at actual vesting, or 75% and 143.9% of target, respectively, and PSUs for the period ending December 31, 2014 at target. The 2013 PSUs, which consist solely of three-year performance period PSUs, are shown at target. For details regarding PSUs, see “Compensation Discussion and Analysis—2013 Named Executive Officer Compensation—2013 Named Executive Officer Compensation Elements—Long-Term Incentive Compensation” on page 27.

(c)

The values in this column for restricted stock are based on the closing price of the Company’s common stock on the vesting dates. The values shown in this column for the one-year 2012 PSUs are based on the 20-day average closing price of the Company’s stock ending on December 31, 2012, $16.98 per share, and the values shown in this column for two- and three-year 2012 PSUs and 2013 PSUs are based on the 20-day average closing price of the Company’s stock ending on December 31, 2013, $26.98 per share, in accordance with the PSU award agreements. Two- and three-year 2012 PSUs and 2013 PSUs are not paid out until the end of the applicable performance period and the values realized at the end of the performance period may differ from the values shown.

(d)

Messrs. McClendon, Dixon and Fisher separated from the Company in 2013. The vesting of equity-based awards granted to Messrs. McClendon, Dixon and Fisher prior to 2013 was accelerated upon their separation. Equity-based awards granted to Mr. McClendon in 2013 were subject to continued vesting pursuant to the terms of his separation agreement. Equity awards granted to Messrs. Dixon and Fisher in 2013 were subject to pro rata accelerated vesting and Mr. Dixon’s remaining unvested 2013 equity-based awards were subject to continued vesting due to his satisfaction of age- and service-related retirement qualifications. For more information regarding the treatment of awards made to Messrs. McClendon, Dixon and Fisher upon their separation, see “—Post-Employment Compensation—Former Named Executive Officer Separations” on page 48 below.

Nonqualified Deferred Compensation Table for 2013

Name	Executive Contribution in Last Fiscal Year(a)	Registrant Contributions in Last Fiscal Year(b)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions(c)	Aggregate Balance at Last Fiscal Year- End(d)

Robert D. (“Doug”) Lawler	$—	$—	$—	$—	$—
Domenic J. (“Nick”) Dell’Osso, Jr.	177,500	177,500	299,584	257,015	1,195,992
Douglas J. Jacobson	202,000	202,000	1,379,722	—	5,386,569
M. Christopher Doyle	—	—	—	—	—
Mikell J. (“Jason”) Pigott	—	—	—		—
Aubrey K. McClendon	23,063	22,500	2,195,137	9,269,746	—
Steven C. Dixon	199,352	161,664	1,653,309	—	6,443,545
Jeffrey A. Fisher	145,649	117,625	470,936	—	2,125,781

(a)	Executive contributions are included as compensation in the Salary, Bonus and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.

44	CHESAPEAKE ENERGY CORPORATION

(b)	Company matching contributions are included as compensation in the All Other Compensation column of the Summary Compensation Table.

(c)	The aggregate withdrawals/distributions shown in this column include amounts that were reported in previous years as compensation to the named executive officers as follows: Mr. McClendon, $6,205,313.

(d)

The aggregate balances shown in this column include amounts that were reported in previous years as compensation to the named executive officers as follows: Mr. Dell’Osso, $842,642; Mr. Jacobson, $3,410,510; Mr. Dixon, $3,857,124 and Mr. Fisher, $322,356.

The Company maintains the Chesapeake Energy Corporation Amended and Restated Deferred Compensation Plan, or the DCP, a nonqualified deferred compensation plan. In 2013, the Company matched employee-participant contributions to the DCP, on a quarterly basis in arrears, in our common stock dollar for dollar for up to 15% of the employee-participant’s base salary and bonus in the aggregate for the 401(k) Plan and the DCP. Each quarterly matching contribution to the DCP vests at the rate of 25% per year over four years from the date of each contribution. Unvested matching contributions in our common stock are eligible to receive dividend equivalents.

Non-employee directors are able to defer up to 100% of their cash retainers into the DCP. However, directors now defer cash retainers into the

Chesapeake Deferred Compensation Plan for Non-Employee Directors. Director contributions are not eligible for matching contributions.

Participant contributions to the DCP are held in a “Rabbi trust”. Notional earnings on participant contributions are credited to each participant’s account based on the market rate of return of the available benchmark investment alternatives offered under the DCP. The benchmark investments are indexed to traded mutual funds and each participant allocates his or her contributions among the investment alternatives. Participants may change the asset allocation of their account balance or make changes to the allocation for future contributions at any time. Any unallocated portion of a participant’s account is deemed to be invested in the money market fund.

In 2013, the benchmark investments and their respective notional annual rates of return for the DCP were the following:

Benchmark Investment	2013 Rate of Return

3 Month T-Bill Index	0.06%
Barclays Capital US Aggregate Bond Index	-2.02%
Barclays U.S. TIPS Index	-8.60%
Russell 1000 Value Index	32.53%
S&P 500 Index	32.39%
Russell 1000 Growth Index	33.48%
Russell Midcap Value Index	33.46%
Russell Midcap Growth Index	35.74%
Russell 2000 Index	38.82%
Russell 2000 Growth Index	43.30%
MSCI All Country World ex-U.S. Index	15.29%
S&P North American Natural Resources Sector Index	16.49%

Employees participating in the DCP who retire or terminate employment after attainment of age 55 with at least 10 years of service can elect to receive distributions of their vested account balances in full or partial lump sum payments or in installments up to a maximum of 20 annual payments. Upon retirement or termination of employment prior to the attainment of age 55 and at least 10 years of service with the Company, the employee will receive his or her entire account balance in a single lump sum. Participants can modify the distribution schedule for a retirement/termination distribution from lump sum to annual installments or from installments to lump sum if such modification requires that payments commence at least five years after retirement/termination and the modification is filed with the plan administrator at least twelve months prior to retirement/termination. Distributions from the DCP upon the death of a participant will be made in a single lump sum and upon a participant’s disability, as defined in the DCP, based on the participant’s retirement/termination distribution election. The Company has sole discretion to accelerate vesting of unvested Company matching contributions upon a participant’s retirement, death or disability. Under each named executive officer’s employment agreement, his or her unvested Company matching contributions in any nonqualified deferred compensation plan will become fully vested upon a termination without cause or upon his or her death or disability. At age 55 with at least 10 years of service with the Company, all currently unvested and future matching contributions are deemed 100% vested. All unvested Company matching contributions become fully vested upon a change of control. Employees who are considered “key employees” for purposes of Section 409A of the Code must wait six months after retirement/termination before distributions may begin.

Any assets placed in trust by the Company to fund future obligations of the DCP are subject to the claims of creditors in the event of insolvency or bankruptcy, and participants are general creditors of the Company as to their deferred compensation in the DCP.

EXECUTIVE COMPENSATION	45

Post-Employment Compensation

As described further below, our named executive officers will receive specified payments in the event of a termination without cause or resignation for good reason, change of control, or retirement. As of January 1, 2013, we no longer provide cash payments in the case of change of control (without accompanying termination), disability or death.

The termination arrangements with respect to our named executive officers are contained in their respective employment agreements and our long-term incentive and deferred compensation plans. Also described below are payments actually made to Messrs. McClendon, Dixon and Fisher in connection with their separations from the Company in 2013.

Current Named Executive Officers

Termination without Cause or for Good Reason

The Company may terminate its employment agreements with its named executive officers at any time without cause or the executive may terminate his agreement for good reason; however, upon such termination the named executive officers are entitled to continue to receive the following pursuant to their employment agreements and the terms of our equity compensation and nonqualified deferred compensation plans:

Robert D. Lawler. If Mr. Lawler is terminated without cause or terminates his employment for good reason outside of a change of control period, he will receive (i) a lump sum payment equal to 1.75 times his base salary and annual bonus; (ii) pro rata vesting of all unvested equity-based compensation awarded other than Equity Makeup Restricted Stock and Pension Makeup Restricted Stock (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement); (iii) immediate vesting of all unvested shares of Equity Makeup Restricted Stock; (iv) immediate vesting of a number of shares of Pension Makeup Restricted Stock determined in accordance with the formula set forth in his employment agreement; (v) immediate vesting of any unvested Company matching contributions under the deferred compensation plan; and (vi) payment of accrued but unused paid time off.

For purposes of Mr. Lawler’s agreement, “cause” is defined in relevant part as (i) willful and continued failure to perform his duties following written demand; (ii) willfully engaging in illegal conduct or gross misconduct that is injurious to the Company; or (iii) a material breach of any of the representations in his employment agreement. Mr. Lawler’s resignation for “good reason” is defined as (i) the elimination of his position or a material reduction in duties, title or authority, including the reassignment to a position other than CEO or a reduction in duties materially inconsistent with a CEO; (ii) the failure to be nominated for re-election to the Board; (iii) a 5% reduction in base salary or target or maximum annual bonus opportunity; (iv) the Company’s material breach of his employment agreement or any other agreement with Mr. Lawler; or (v) the requirement to relocate more than 50 miles from the Company’s principal executive office.

Other Current Named Executive Officers. The employment agreements of our current named executive officers, other than the CEO, upon termination by the Company without cause, or the executive’s resignation for good reason, provide for (i) a lump sum severance payment equal to one times base salary plus annual bonus compensation; (ii) immediate vesting of all unvested equity-based compensation awarded prior to January 1, 2013 and unvested Company matching contributions under the deferred compensation plans, (iii) pro rata vesting of equity-based compensation awarded following January 1, 2013, except that the Equity Makeup Restricted Stock Units granted to Messrs. Doyle and Pigott shall become immediately vested; and (iv) payment of accrued but unused paid time off. In each case, the PSUs subject to such immediate or pro rata vesting will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.

For purposes of the agreements of the other current named executive officers, “cause” is defined in relevant part as: (i) willful and continued failure of the executive to perform his duties following written demand; (ii) the executive’s willfully engaging in illegal conduct or gross misconduct that is injurious to the Company; or (iii) a material breach of any of the representations in the employment agreement. Resignation for “good reason” is defined as (i) the elimination of the executive’s position or a material reduction in duties and/or reassignment to a position of less authority; or (ii) a material reduction in the executive’s base salary.

For all current named executive officers, the annual bonus compensation applicable to the payment is the average of the annual bonus payments the executive received during the immediately preceding three calendar years unless the executive has been employed by the Company or held the position stated in the agreement for less than fifteen months prior to the date of termination, in which case the annual bonus is the greater of the executive’s target bonus for the year in which the date of termination occurs or the average annual bonus payments the executive has received during the immediately preceding three calendar years.

The Compensation Committee believes these payments are appropriate given the risk and responsibility the executives have assumed.

Change of Control

Pursuant to their respective employment agreements, upon a change of control, each current named executive officer is entitled to the following:

Robert D. Lawler. If Mr. Lawler is terminated without cause or terminates employment for good reason during a 24-month period commencing on the effective date of a change of control, he will receive (i) a lump sum payment equal to 2.75 times his base salary and annual bonus;

(ii) immediate vesting of all unvested equity-based compensation, including any unvested shares of Equity Makeup Restricted Stock and Pension Makeup Restricted Stock (and unvested PSUs shall be deemed to have achieved a level of performance that is the greater of target or actual performance on the date of the change of control); (iii) if such termination occurs following the fourth anniversary of the effective date

46	CHESAPEAKE ENERGY CORPORATION

and prior to the fifth anniversary of the effective date of his employment agreement, a cash payment of $5,000,000 in respect of the Second Pension Makeup Restricted Stock; (iv) immediate vesting of unvested Company matching contributions under the deferred compensation plan; and (v) payment of accrued but unused paid time off.

Other Current Named Executive Officers. The employment agreements of our current named executive officers, other than the CEO, upon the termination by the Company without cause or for resignation for good reason during a 24-month period commencing on the effective date of a change of control, provide for (i) a lump sum payment of two times the sum of base salary and annual bonus, calculated in the manner provided above for termination without cause; (ii) all unvested equity-based compensation and unvested Company matching contributions under the deferred compensation plan will immediately vest, and unvested PSUs shall be deemed to have achieved a level of performance that is the greater of target or actual performance on the date of the change of control; and (iii) payment of accrued but unused paid time off.

In addition to the definitions provided above for “cause” and “good reason,” during a change of control period, a requirement that the executive relocate outside of a fifty mile radius from his or her principal base of operation also constitutes “good reason.”

A Change of Control is defined as:

(1)

a person acquiring beneficial ownership of 30% or more of the Company’s outstanding common stock or the voting power of the Company’s existing voting securities unless one of the circumstances described in clause 3(i), (ii) and (iii) below exists, or other than an acquisition by the Company or a Company employee benefit plan or any redemption, share acquisition or other purchase directly or indirectly by the Company;

(2)

during any period of not more than 24 months, the members of the Incumbent Board no longer constitute the majority of the Board (the directors as of the beginning of the period and directors later nominated or elected by a majority of such directors are referred to as the Incumbent Board);

(3)

the consummation of a business combination such as a reorganization, merger, consolidation or sale of all or substantially all of the Company’s assets unless following such business combination (i) all or substantially all of the persons who beneficially owned the Company’s common stock and voting securities immediately prior to the business combination beneficially own more than 60% of such securities of the corporation resulting from the business combination in substantially the same proportions; (ii) no person beneficially owns 30% or more of such securities of the corporation resulting from the business combination unless such ownership existed prior to the business combination; and (iii) a majority of the members of the board of directors of the corporation resulting from the business combination were members of the Incumbent Board at the time of the execution or approval of the business combination agreement; or

(4)	the approval by the shareholders of a complete liquidation or dissolution of the Company.

We recognize that the other named executive officers may not be retained by a successor in the event of a change of control. Therefore, we provide such officers these severance payments to motivate the named executive officers to continue to work for the Company, even if they perceive that a change of control is imminent. We believe this protection helps prevent the potential loss of key personnel at a time when retaining such employees could have a critical impact on the successful execution of a change of control transaction for the benefit of the shareholders.

Retirement

Robert D. Lawler. If Mr. Lawler retires after the attainment of age 55, he will be eligible for (i) continued post-retirement vesting of all unvested equity-based compensation (other than the Equity Makeup Restricted Stock and the Pension Makeup Restricted Stock) which remain unvested at the time of retirement (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance period); and (ii) immediate vesting of unvested Company matching contributions under the deferred compensation plan, in addition to any other benefits to which he may be entitled pursuant to his employment agreement. Actual amounts vested will be in accordance with a retirement matrix which applies a percentage based on age and years of service.

Other Current Named Executive Officers. Upon retirement after the attainment of age 55, each current named executive officer, other than the CEO, will be eligible for (i) accelerated vesting of all unvested equity-

based compensation granted prior to January 1, 2013 and continued post-retirement vesting of the unvested awards granted after January 1, 2013, provided that PSUs shall only be payable subject to the attainment of the performance measures for the applicable performance period; and (ii) immediate vesting of unvested Company matching contributions under the deferred compensation plan. Named executive officers who are terminated without cause after the age of 55 will be eligible for such continued vesting in addition to termination without cause benefits described above. Actual amounts vested will be in accordance with a retirement matrix which applies a percentage based on age and years of service.

The Compensation Committee believes continued vesting more closely aligns departing named executive officers with the long-term interests of the Company and its shareholders.

EXECUTIVE COMPENSATION	47

Death or Disability

Pursuant to their respective employment agreements, if a named executive officer becomes disabled, as determined by the Company’s Board, and is unable to perform the duties set out in his employment agreement for a period of twelve consecutive weeks (four consecutive months for Mr. Lawler), the Board can terminate his services. If such a termination occurs, the named executive officers are entitled to receive the following:

Robert D. Lawler. If Mr. Lawler’s employment is terminated due to death or disability, Mr. Lawler, or his estate, will receive (i) immediate vesting of all unvested awards granted to Mr. Lawler under the Equity Compensation Plans, including the Equity Makeup Restricted Stock and the Pension Makeup Restricted Stock (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance period); (ii) immediate vesting of unvested Company matching contributions under the deferred compensation plan; and (iii) payment of accrued but unused paid time off.

Other Current Named Executive Officers. Upon termination as a result of death or disability, each current named executive officer, other than the CEO, or such executive’s estate, shall receive (i) accelerated vesting of all unvested long-term incentive compensation, including the Equity Makeup Restricted Stock Units granted to Messrs. Doyle and Pigott (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance period); (ii) immediate vesting of unvested Company matching contributions under the deferred compensation plan; and (iii) payment of accrued but unused paid time off.

Payment Conditions

The right to severance compensation is subject to the named executive officer’s execution of a severance agreement which operates as a release of all legally waivable claims against the Company. The named executive officers’ employment agreements also provide for a one-year non-competition period after termination of employment and a one-year non-solicitation period with respect to employees, contractors, customers, vendors and subcontractors.

Former Named Executive Officer Separations

Aubrey K. McClendon

On April 1, 2013, Mr. McClendon ceased serving as President and CEO of the Company and resigned as a director of the Board. In connection with Mr. McClendon’s separation from the Company, on April 18, 2013, the Company and Mr. McClendon entered into a Founder Separation and Services Agreement, or the Separation Agreement, which was effective January 29, 2013. The Separation Agreement provided that Mr. McClendon would receive all of the rights, benefits and obligations owed to him for a termination without cause under his employment agreement. Mr. McClendon is entitled to continued payment of his base salary and bonus compensation for the remaining term of his employment agreement, which would have terminated December 31, 2016 (the Board tolled the automatic renewal provision in Mr. McClendon’s employment agreement in 2012 thus reducing the remaining term by one year). For purposes of calculating the cash compensation payable to Mr. McClendon thereunder, annual base salary and bonus compensation was $975,000 and $1,950,000, respectively, for a total of $10,950,000 to be paid in 33 installments of $112,500 per pay period from April 12, 2013 through July 3, 2014, plus a lump sum payment in the amount of $7,237,500 on July 1, 2014 in full satisfaction of the remaining payments that would have otherwise been made through December 31, 2016. Mr. McClendon also received $112,500 for accrued and unused vacation. The Separation Agreement provided that the grants of restricted stock, stock options and PSUs made to Mr. McClendon pursuant to the Company’s Amended and Restated Long Term Incentive Plan in 2013 would vest in three equal annual installments beginning January 29, 2014 in accordance with the terms of the agreements relating thereto. The Committee granted Mr. McClendon long-term incentive awards in an effort to promote an orderly CEO transition and also to maintain Mr. McClendon’s alignment with the Company’s interests. All other outstanding equity compensation rights became 100% vested immediately after Mr. McClendon’s resignation as a director and separation from employment with the Company on April 1, 2013. Pursuant to the Separation Agreement, the Company also transferred (in a manner that affords the full right to use, but not the ownership of) a

28.125% interest in a Citation X aircraft to an entity controlled by Mr. McClendon until December 31, 2016, and during this period will pay all costs, fees and expenses associated with such interest (other than special catering and ground transportation), in fulfillment of the Company’s obligations under Mr. McClendon’s employment agreement requiring him to use Company aircraft through the expiration of the employment agreement. In addition, he will continue to receive certain designated health and welfare benefits from the Company through June 30, 2014 and will then receive a lump sum payment of $26,320 in exchange for termination of any remaining benefit continuation.

Under the Separation Agreement, Mr. McClendon also agreed, for one year from the effective date of January 29, 2013, not to hire any employee of the Company as of or after April 1, 2013, except for (a) employees that have been assigned to him to provide the accounting support set forth in his employment agreement, (b) any employee assigned to Mr. McClendon as an assistant, (c) any employee who has been terminated by the Company (but who has not voluntarily departed the Company), (d) any employee who elects (or has elected) to accept any voluntary severance or retirement program offered by the Company or (e) any employee for whom the Company consents in advance to the soliciting and hiring by Mr. McClendon. In addition, if, during the relevant non-competition period set forth in Mr. McClendon’s employment agreement, Mr. McClendon acquires, attempts to acquire or aids another in acquisition of an interest in oil and gas assets or certain other oil and gas activities within a spacing unit in which the Company owned an oil and gas interest on April 1, 2013, other than additional interests that Mr. McClendon may acquire in jointly owned spacing units through the exercise of his rights as a joint interest owner, referred to as the Restricted Properties, the Company has a preferential right to purchase any such Restricted Properties at the cost paid by Mr. McClendon. If Restricted Properties constitute more than 40% of the properties being acquired by Mr. McClendon, in addition to such preferential right, the Company’s consent is required for the completion of the acquisition.

48	CHESAPEAKE ENERGY CORPORATION

The Separation Agreement also confirmed that Mr. McClendon would retain all rights and benefits under the FWPP until June 30, 2014. Consistent with Mr. McClendon’s prior election to participate in the FWPP through June 30, 2014, he is obligated to participate in each eligible program well spud on or before June 30, 2014, subject to the terms and conditions of the FWPP.

Pursuant to the Separation Agreement, the Company entered into certain other agreements with Mr. McClendon and his affiliates relating to jointly owned oil and gas interests and the rescission of the 2008 sale to the Company by Mr. McClendon of a historical map collection. See “Corporate Governance—Transactions with Related Persons—Transactions with Former Chief Executive Officer” beginning on page 15 for a discussion of these agreements and the FWPP described above.

Other Former Named Executive Officers

Effective September 24, 2013, the Company terminated the employment of Messrs. Dixon and Fisher without cause. Pursuant to their employment agreements, each received the following compensation: (i) a lump sum payment equal to 100% of their respective base salary and annual bonus, which was equal to the average annual bonus paid over the preceding three-year period; (ii) accelerated vesting of unvested long-term incentive compensation awarded prior to January 1, 2013, subject to the attainment of any necessary performance measures, and immediate vesting of unvested Company matching contributions under the deferred compensation plan; (iii) pro rata vesting of all unvested equity-based compensation awarded on or after January 1, 2013, subject to the attainment of any necessary performance measures; and (iv) payment of accrued but unused paid time off. In addition, Mr. Dixon received continued post-retirement vesting of all otherwise unvested awards granted to him on or after January 1, 2013 as a result of his attaining the necessary age and years of service requirements.

EXECUTIVE COMPENSATION	49

Termination and Change of Control Tables

The tables below provide estimates of the compensation and benefits that would have been payable under each of the above described arrangements if such termination events had been triggered as of December 31, 2013. For named executive officers who separated from the Company in 2013, amounts shown are actual severance benefits received by such named executive officers as a result of the separation.

Current Named Executive Officers

	Termination without Cause/Good Reason Termination(a)		Change of Control(b)	Termination by Executive/ Retirement(c)		Death or Disability of Executive(d)
Robert D. (“Doug”) Lawler
Cash Severance	$3,967,465		$6,234,588	$—		$—
Repayment of Signing Bonus	—		—	(2,000,000	)(e)	—
AIP Award	—		1,619,260	—		1,619,260
PSU Awards(f)	1,020,962		5,674,892	—		5,674,892
Restricted Stock Awards	3,224,829	(g)	9,674,460	—		9,674,460
Stock Option Awards(h)	685,085		3,807,968	—		3,807,968
401(k) Plan and Deferred Comp Plan Matching	—		—	—		—
Accrued Paid Time Off	48,683		48,683	—		48,683
TOTAL	8,947,024		27,059,851	(2,000,000)		20,825,263
Domenic J. (“Nick”) Dell’Osso, Jr.
Cash Severance	1,534,517		3,069,033	—		—
AIP Award	—		1,442,750	—		1,442,750
PSU Awards(f)	3,920,199		6,506,389	—		6,506,389
Restricted Stock Awards	4,962,033		6,387,616			6,387,616
Stock Option Awards(h)	2,937,997	(i)	4,038,104	—		4,038,104
Deferred Comp Plan Matching	498,399		498,399	—		498,399
Accrued Paid Time Off	39,833		39,833	—		39,833
TOTAL	13,892,978		21,982,124	—		18,913,091
Douglas J. Jacobson
Cash Severance	1,834,250		3,668,500	—		—
AIP Award	—		1,592,000	1,592,000		1,592,000
PSU Awards(f)	6,626,018	(j)	6,626,018	6,626,018	(j)	6,626,018
Restricted Stock Awards	8,095,455	(j)	8,095,455	8,095,455	(j)	8,095,455
Stock Option Awards(h)	1,449,072	(j)	1,449,072	1,449,072	(j)	1,449,072
Deferred Comp Plan Matching	723,744		723,744	723,744		723,744
Accrued Paid Time Off	44,881		44,881	—		44,881
TOTAL	18,773,420		22,199,670	18,486,289		18,531,170
M. Christopher Doyle
Cash Severance	950,000		1,900,000	—		—
Repayment of Signing Bonus	—		—	(500,000	)(e)	—
AIP Award	—		400,000	—		400,000
PSU Awards(f)	87,192		649,490	—		649,490
Restricted Stock Awards	3,457,717	(g)	3,836,728	—		3,836,728
Stock Option Awards(h)	4,064		30,275	—		30,275
401(k) Plan and Deferred Comp Plan Matching	—		—	—		—
Accrued Paid Time Off	28,816		28,816	—		28,816
TOTAL	4,527,789		6,845,308	(500,000)		4,945,308

50	CHESAPEAKE ENERGY CORPORATION

	Termination without Cause/Good Reason Termination(a)		Change of Control(b)	Termination by Executive/ Retirement(c)		Death or Disability of Executive(d)
Mikell J. (“Jason”) Pigott
Cash Severance	700,000		1,400,000	—		—
Repayment of Signing Bonus	—		—	(500,000	)(e)	—
AIP Award	—		244,252	—		244,252
PSU Awards(f)	87,192		649,490	—		649,490
Restricted Stock Awards	3,457,717	(g)	3,836,728	—		3,836,728
Stock Option Awards(h)	4,064		30,275	—		30,275
401(k) Plan and Deferred Comp Plan Matching	—		—	—		—
Accrued Paid Time Off	26,196		26,196	—		26,196
TOTAL	4,275,169		6,186,940	(500,000)		4,786,940

(a)

Includes 1 times (1.75 times in the case of Mr. Lawler) the sum of base salary and annual bonus, accelerated vesting of unvested equity awards granted prior to January 1, 2013, pro rata vesting of unvested equity awards granted after January 1, 2013, acceleration of unvested supplemental matching contributions under the DCP and any accrued but unused paid time off.

(b)

Assumes change of control followed by termination of executive without cause or good reason termination. Includes 2 times (2.75 times in the case of Mr. Lawler) the sum of base salary and annual bonus, amounts payable under the Annual Incentive Plan, accelerated vesting of unvested equity awards, acceleration of unvested supplemental matching contributions under the DCP and any accrued but unused paid time off.

(c)

Includes accelerated vesting of unvested equity awards granted prior to January 1, 2013, continued vesting of unvested equity awards granted after January 1, 2013 and acceleration of unvested supplemental matching contributions under the DCP in accordance with retirement matrix in employment agreement if over age 55.

(d)	Includes accelerated vesting of unvested equity awards, acceleration of unvested supplemental matching contributions under the DCP and accrued but unused paid time off.

(e)	Cash signing bonuses granted to Messrs. Lawler, Doyle and Pigott were repayable upon termination by any such executive at December 31, 2013.

(f)

Includes 2012 PSU awards for Messrs. Dell’Osso and Jacobson and 2013 PSU awards for all named executive officers. The 2012 PSUs shown consist of PSUs for the period ending December 31, 2013 at 143.9% of target and PSUs for the period ending December 31, 2014 at target. The 2013 PSUs are shown at target. All PSU values are based on the 20-day average closing price of the Company’s stock ending on December 31, 2013, $26.98 per share, in accordance with the 2012 and 2013 PSU award agreements. PSUs are not paid out until the end of the applicable performance period and the values realized at the end of the performance period may differ from the values shown.

(g)	Includes makeup restricted stock and restricted stock unit awards in the case of Messrs. Lawler, Doyle and Pigott for which vesting would be accelerated in full.

(h)	Value of accelerated stock option awards calculated using the “spread” between the exercise price and the closing price of the Company’s common stock on December 31, 2013, $27.14 per share.

(i)	Includes retention stock options granted January 29, 2013 for which vesting would be accelerated in full.

(j)	Includes the following awards which are subject to continued vesting: 87,521 PSUs, 47,960 shares of restricted stock and 122,941 stock options.

In addition to the amounts shown above, the named executive officers would have been entitled to receive the distributions reflected in the Aggregate Balance at Last Fiscal Year-End column of the Nonqualified Deferred Compensation Table for 2013 (payments of which may be deferred to satisfy the provisions of Section 409A or made over time pursuant to individual elections).

EXECUTIVE COMPENSATION	51

Former Named Executive Officers

	Aubrey K. McClendon(a)		Steven C. Dixon(b)		Jeffrey A. Fisher(b)
Cash Severance	$10,950,000		$2,108,333		$1,631,250
AIP Award(c)	—		—		—
PSU Awards(d)	13,520,542	(e)	6,896,249	(e)	1,581,400
Restricted Stock Awards	20,523,911	(e)	10,016,090	(e)	3,558,292
Stock Option Awards(f)	629,397	(e)	4,357,413	(e)	2,055,905
Deferred Comp Plan Matching	652,319		784,141		588,929
Accrued Paid Time Off	112,500		136,406		107,007
Benefit Continuation(g)	7,266,151		—		—
Other Benefits(h)	33,781		4,279		1,127
TOTAL	53,688,601		24,298,632		9,522,783

(a)

Includes (i) base salary, annual bonus and benefit continuation for the remaining term of Mr. McClendon’s employment agreement, (ii) accelerated vesting of unvested equity awards granted prior to January 1, 2013, (iii) amounts related to equity awards granted after January 1, 2013 subject to continued vesting, (iv) acceleration of unvested supplemental matching contributions under the DCP and (v) accrued but unused paid time off. All payments are subject to certain restrictions provided in the Founder Separation and Services Agreement and Mr. McClendon’s employment agreement, including non-disparagement, restrictions on hiring and solicitation and non-competition and other agreements.

(b)

Includes (i) 1 times the sum of base salary and annual bonus, (ii) accelerated vesting of unvested equity awards granted prior to January 1, 2013, (iii) pro rata vesting of unvested equity awards granted after January 1, 2013, other than retention stock options granted January 29, 2013 for which vesting was accelerated in full, (iv) acceleration of unvested supplemental matching contributions under the DCP and (v) accrued but unused paid time off. Also includes amounts related to equity awards granted after January 1, 2013 subject to continued vesting for Mr. Dixon. All payments are subject to certain restrictions provided in their respective separation agreements, including non-disparagement, restrictions on solicitation and non-competition and other agreements.

(c)	Mr. McClendon did not receive an Annual Incentive Plan award for 2013. Awards granted to Messrs. Dixon and Fisher were forfeited in accordance with the terms of the plan.

(d)

Includes 2012 and 2013 PSU awards. The 2012 PSUs shown consist of PSUs for the period ending December 31, 2013 at 143.9% of target and PSUs for the period ending December 31, 2014 at target. The 2013 PSUs are shown at target. All PSU values are based on the 20-day average closing price of the Company’s stock ending on December 31, 2013, $26.98 per share, in accordance with the 2012 and 2013 PSU award agreements. PSUs are not paid out until the end of the applicable performance period and the values realized at the end of the performance period may differ from the values shown.

(e)

Includes the following awards which are subject to continued vesting: (i) Mr. McClendon, 324,680 PSUs, 177,915 shares of restricted stock and 456,085 stock options; and (ii) Mr. Dixon, 162,340 PSUs, 66,720 shares of restricted stock and 171,034 stock options.

(f)	Value of accelerated stock option awards calculated using the “spread” between the exercise price and the closing price of the Company’s common stock on the termination date.

(g)

Includes $7,226,151 related to the transfer by the Company of a 28.125% interest in a Citation X aircraft through December 31, 2016, which is the Company’s estimated value of the interest, and $40,000 related to continuation of medical, dental and other benefits. Mr. McClendon also received certain other services following his departure in 2013 pursuant to the Founder Joint Operating Services Agreement, which is described in detail under “Corporate Governance—Transactions with Related Persons—Transactions with Former Chief Executive Officer—Separation Arrangements”.

(h)	Includes the value of certain used electronic equipment that Messrs. McClendon, Dixon and Fisher were allowed to keep in connection with their separation.

52	CHESAPEAKE ENERGY CORPORATION

Voting Item 6:	Shareholder Advisory Vote to Approve
Named Executive Officer Compensation

In accordance with Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The affirmative vote of the holders of a majority of the shares of common stock present at the meeting, in person or by proxy, will be required for approval of the shareholder advisory vote on named executive officer compensation.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2014 annual meeting of shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure provided in this proxy statement.

Even though this vote is advisory and not binding on the Company or the Board in any way, we value the opinions of our shareholders expressed through your vote on this item. Accordingly, the Compensation Committee will evaluate the outcome of this vote in making future compensation decisions with respect to our named executive officers.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement

EXECUTIVE COMPENSATION	53

Equity Compensation Plan Information

The following table provides information as of December 31, 2013 about shares of the Company’s common stock issuable under the equity compensation plans we maintain for our employees, non-employee directors and consultants:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1)) (3)
Equity compensation plans approved by shareholders	5,255,927	$19.29	15,875,662(a)
Equity compensation plans not approved by shareholders(b)	12,000	$12.83	—
Total	5,267,927	$19.28	15,875,662

(a)

For the 2005 LTIP, consists of 12,704,868 shares, including 3,040,794 shares issuable upon the vesting of outstanding restricted stock units, and for our 2003 Stock Award Plan for Non-Employee Directors, consists of 130,000 shares available for awards of a maximum of 10,000 shares to each newly appointed non-employee director on his or her first day of service. As noted below, only 9,529,331 shares remain available for future awards under the 2005 LTIP after accounting for awards made to employees and non-employee directors in 2014 through the record date.

(b)

Outstanding stock options granted under our 2002 Non-Qualified Stock Option Plan at fair market value on the grant date to an employee, all of which were exercised prior to their expiration on January 15, 2014.

54	CHESAPEAKE ENERGY CORPORATION

Voting Item 7:	Proposal to Adopt 2014 Long Term
Incentive Plan

We are asking shareholders to vote to approve our 2014 Long Term Incentive Plan, or 2014 LTIP. On April 12, 2014, the Compensation Committee recommended to the Board of Directors that it adopt the 2014 LTIP to replace our Amended and Restated Long Term Incentive Plan, or 2005 LTIP, which was originally approved by shareholders on June 10, 2005 and expires by its terms on September 30, 2014. The 2014 LTIP was unanimously approved by our Board on April 14, 2014. The 2014 LTIP will become effective as of June 13, 2014 only if approved by our shareholders. If approved, the 2014 LTIP will provide for up to 36,600,000 shares of common stock that may be issued as long-term incentive compensation to our employees and non-employee directors.

The 2014 LTIP shares would be an increase of approximately 27,100,000 shares above the approximately 9,500,000 shares available for award under the 2005 Plan as of the record date. If the proposed 2014 LTIP is approved by shareholders, the 2005 LTIP will be terminated and equity-based awards to employees and non-employee directors (other than one-time grants to non-employee directors upon their appointment which are made under the 2003 Non-Employee Director Plan) will thereafter be made only from the 2014 LTIP. Equity-based awards previously granted under the 2005 LTIP will remain outstanding in accordance with their terms. As of April 14, 2014, we had the following with regard to all of our stock-settled equity plans:

Total Stock Options Outstanding	5,052,121
Total Restricted Stock Units/Awards Outstanding	14,195,711
Total Common Stock Outstanding	666,166,151
Weighted-Average Exercise Price of Stock Options Outstanding	$20.3780
Weighted-Average Remaining Duration of Stock Options Outstanding	8.07
Total Shares Available for Grant Under the 2005 Long Term Incentive Plan	9,529,331
Total Shares Available for Grant Under the 2003 Non-Employee Director Plan	130,000

Summary of the 2014 Long Term Incentive Plan

The following summary of the material features of our 2014 LTIP is qualified by reference to the full text of the 2014 LTIP, which is attached to this proxy statement as Exhibit F. Capitalized terms not defined in the summary are defined in the plan document.

Highlights of the 2014 LTIP

•

Fungible share pool. The 2014 LTIP uses a fungible share pool under which each share issued pursuant to a stock option or stock appreciation right, or SAR, will reduce the number of shares available under the 2014 LTIP by 1.0 share, and each share issued pursuant to awards other than options and SARs will reduce the number of shares available by 2.12 shares.

•

No liberal share counting. The 2014 LTIP prohibits the reuse of shares withheld or delivered to satisfy the exercise price of, or to satisfy tax withholding requirements for, an option or SAR. The 2014 LTIP also prohibits “net share counting” upon the exercise of options or SARs.

•	No repricing of stock options or SARs. The 2014 LTIP prohibits the direct or indirect repricing of stock options or SARs without shareholder approval.

•

No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant.

•	“Double-trigger” change of control vesting. If awards granted under the 2014 LTIP are assumed by a successor in connection with a change of control of the Company, such awards will not automatically vest and pay out solely as a result of the change of control.

•

Definition of change of control. The 2014 LTIP defines “change of control” in a manner such that a change of control would not be deemed to occur until the actual consummation of the event that results in the change of control.

•

Administered by an independent committee. The Compensation Committee, which is made up entirely of independent directors, will have ultimate administration authority for the 2014 LTIP. See page 3 for more information about the Compensation Committee.

•

Awards subject to clawback. Awards under the 2014 LTIP will be subject to clawback under certain circumstances. See “Executive Compensation—Compensation Discussion and Analysis—Other Compensation Matters—Compensation Recovery or “Clawback” Policy” on page 34.

EXECUTIVE COMPENSATION	55

Purpose of the 2014 LTIP

In order to effectively execute our business strategy, it is essential for us to manage our talent in an industry where there is extreme competition for qualified individuals. We need to (1) attract highly qualified new industry professionals, (2) reward and retain our experienced professionals and (3) properly develop our less experienced employees. Chesapeake believes that the issuance of equity-based incentive compensation is a key component of its comprehensive human resource strategy, and that such compensation fosters and promotes the sustained progress, growth and profitability of the Company by:

•	attracting, motivating and retaining individuals of exceptional ability;

•	reinforcing a pay for performance culture;

•	allowing employees and non-employee directors to acquire a proprietary and vested interest in the growth and performance of the Company;

•	providing incentives and rewards to employees and non-employee directors who are in a position to contribute materially to the success and long-term objectives of the Company; and

•	aligning the interests of employees and non-employee directors with those of the Company’s shareholders.

The Company typically grants restricted stock to all employees upon joining the Company and annually thereafter. The extreme competition in the industry for highly qualified talent has increased the importance of equity-based compensation as a key component for employee recruitment and retention and the need for available shares under an equity compensation plan. Chesapeake’s culture makes the Company an employer of choice when we are recruiting new talent. We have been named one of the Fortune 100 Best Companies to Work For® for seven consecutive years, including 2014, and have received various other employment-related awards.

We believe that stock-based compensation and employee and director stock ownership have greatly contributed to the Company’s growth and success to date and should continue to contribute to its success in the future. In 2013, equity compensation awards to employees consisted of 5,330,236 shares of restricted stock, 3,712,467 shares underlying restricted stock units and 5,264,313 shares underlying stock options, and equity compensation awards to non-employee directors consisted of 36,980 shares of restricted stock and 110,128 shares underlying restricted stock units. If the 2014 LTIP is not approved by shareholders, the Company will no longer be able to provide equity compensation to its employees and non-employee directors. The “Summary Compensation Table” on page 37 reflects the importance of equity to our executive compensation program, and the “Director Compensation Table for 2013” on page 14 shows that stock awards constituted at least 71% of total compensation of non-employee directors in 2013.

The 2014 LTIP is designed to enable our employees and directors to increase their ownership of our common stock through the grant of restricted stock, restricted stock units, stock options, PSUs and other awards, and to reward employees and non-employee directors for the creation of shareholder value through the grant of stock-based and performance-based awards. In addition, the 2014 LTIP will provide longer-term “at risk” compensation to our executives. The Board believes that shareholder approval of this proposal will further align the goals of our employees and directors with those of the shareholders.

Shares Available for Award and Share Counting

Subject to the approval of the shareholders, the aggregate number of shares of common stock which are available for award under the 2014 LTIP will not exceed 36,600,000 shares. If the proposed 2014 LTIP is approved by shareholders, no further awards will be made under the 2005 LTIP and equity-based awards to employees and non-employee directors (other than one-time grants to non-employee directors upon their appointment which are made under the 2003 Non-Employee Director Plan) will be made only from the 2014 LTIP. Awards under the 2014 LTIP will reduce the shares available for grant under the 2014 LTIP as follows: each share issued pursuant to a stock option or SAR will reduce the number of shares available under the 2014 LTIP by 1.0 share, and each share issued pursuant to awards other than stock options and SARs will reduce the number of shares available by 2.12 shares.

We believe we have demonstrated our commitment to sound equity compensation practices. Management and our Board are cognizant of the expense attributable to compensatory stock awards, as well as dilution, and strive to maintain both at appropriate levels. As of April 14, 2014, the 36,600,000 shares of common stock the Board has reserved for issuance under the 2014 LTIP represent approximately 5% of our outstanding common shares. This level of dilution is comparable to equity plan dilution of our peer group companies. The three-year average annual percentage of the Company’s outstanding common stock that was issued under the Company’s various equity incentive plans, or the Company’s “burn rate”, was 3.19%, well below the ISS cap for our industry of 4.30%.

We calculated our burn rate by (a) applying a factor of two to restricted stock and restricted stock unit awards of our common stock and a factor of one to stock option awards during the calendar year and (b) dividing the resulting number by the weighted average number of shares of the Company’s common stock outstanding during such year. Based on recent and expected granting practices and the trading price of the Company’s common stock, the 2014 LTIP is expected to cover awards for approximately four years.

Any of the authorized shares of common stock may be used for any of the types of awards described in the 2014 LTIP, except that no more than 3,000,000 shares of common stock may be issued pursuant to incentive stock options. Shares of stock related to performance awards that are payable solely in cash, which include PSUs to be awarded under the 2014 LTIP, will not be counted against the aggregate number of shares of common stock available under the 2014 LTIP. The aggregate number of shares of common stock underlying options and SARs that may be granted to any participant in any calendar year may not exceed 1,000,000 shares and the aggregate number of shares of common stock pursuant to restricted stock, restricted stock unit or other stock awards granted to any participant in any calendar year may not exceed 1,000,000 shares. In addition, the maximum amount granted to a participant pursuant to a performance award in any calendar year may not exceed 3,000,000 shares of common stock or the value of 3,000,000 shares of common stock (valued as of the settlement date) if settled in cash.

56	CHESAPEAKE ENERGY CORPORATION

If any shares of common stock subject to an award under the 2014 LTIP or, after June 13, 2014 any shares of common stock subject to an award under the 2005 LTIP, are forfeited, expire, are settled for cash or, with respect to an award other than an option or SAR, are tendered by the participant or withheld by us to satisfy any tax withholding obligation, then, in each case, the shares subject to the award may be used again for awards under the 2014 LTIP to the extent of the forfeiture, expiration, cash settlement or withholding. The shares of common stock will be added back as one (1) share for every share of common stock if the shares were subject to options or SARs granted under the 2014 LTIP or under the 2005 LTIP and (ii) as 2.12 shares for every share of common stock if the shares were subject to awards other than options or SARs granted under the 2014 LTIP or under the 2005 LTIP.

The following shares of common stock will not be added to the shares authorized for grant as described above:

(i)	shares tendered by the participant or withheld by us in payment of the purchase price of an option;

(ii)	shares tendered by the participant or withheld by us to satisfy any tax withholding obligation with respect to an option or SAR;

(iii)	shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise; and

(iv)	shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

The 2014 LTIP provides for appropriate adjustments in the event of a merger, consolidation, recapitalization, reclassification, stock split, combination of shares, stock dividend or similar transaction involving the Company.

Administration

The Compensation Committee of the Board has overall authority to administer the 2014 LTIP. The Board may designate another committee or committees to administer the 2014 LTIP with respect to non-executive officer participants. The Board has designated the members of the Employee Compensation and Benefits Committee, or ECBC, that are members of the Board to grant and determine the terms and conditions of awards granted to employees who are not executive officers. Mr. Lawler functions as the ECBC for purposes of granting equity awards to employees who are not executive officers. Any awards or formula for granting awards under the 2014 LTIP made to executive officers or non-employee directors must be approved by the Compensation Committee. The Compensation Committee is authorized and has complete discretion to formulate policies and establish rules and regulations for the administration of the 2014 LTIP.

Eligible Participants

As of the record date, the Company had more than 10,000 employees (nine of whom were executive officers) and eight non-employee directors who would be eligible to participate in the 2014 LTIP.

Types of Awards

The 2014 LTIP authorizes the issuance of the following types of awards:

•

Nonqualified and Incentive Stock Options. Nonqualified stock options and incentive stock options may be granted under the 2014 LTIP. The exercise price of options may not be less than the fair market value of our common stock on the date of grant (or 110% of the fair market value of such shares in the case of an incentive stock option granted to a person who holds more than 10% of the combined voting power of the Company’s outstanding securities) and no option may be exercised after the expiration of ten years from the date of grant. The fair market value of our common stock is determined by reference to the reported closing price on the NYSE on the date of grant. An option may be exercised only to the extent that the option is vested in accordance with a schedule determined by the Compensation Committee in its sole discretion. The aggregate fair market value of incentive stock options (determined as of the grant date) which are exercisable for the first time by an optionee pursuant to the exercise of any incentive stock options in any calendar year under all incentive stock options of the Company may not exceed $100,000. In the event options exceed the $100,000 annual limitation, the optionee will be deemed to have been granted incentive stock options with respect to shares within the $100,000 limitation and nonqualified stock options with respect to shares which cause such limitation to be exceeded.

•

Stock appreciation rights. SARs may be granted to participants under the 2014 LTIP. The exercise price of a SAR may not be less than the fair market value of our common stock on the date of grant and no SAR may be exercised after the expiration of ten years from the date of grant. The payment of the appreciation associated with the exercise of a SAR will be made by the Company in shares of our common stock or in cash as determined by the Compensation Committee.

•

Restricted stock and restricted stock units. Restricted stock and restricted stock units, or RSUs, may be granted under the 2014 LTIP. Restricted stock and RSUs issued under the 2014 LTIP will vest in accordance with a schedule or achievement of certain performance or other criteria as determined by the Compensation Committee. Upon termination of service or employment prior to vesting, the shares of restricted stock or RSUs will be forfeited, unless otherwise determined by the Compensation Committee. The Compensation Committee has the discretion to grant a holder of restricted stock the right to vote such shares and to receive dividends. In 2012, the Compensation Committee granted holders

EXECUTIVE COMPENSATION	57

of all outstanding and future restricted stock awards the right to receive dividends on unvested restricted shares and, effective for grants of restricted stock on or after January 1, 2013, granted full voting rights to future unvested restricted stock awards. RSUs do not entitle a holder to any of the rights of a shareholder with respect to the shares, however the Compensation Committee has the discretion to grant dividend equivalents with respect to the RSUs. The Compensation Committee determined to grant dividend equivalents with respect to shares underlying RSUs granted subsequent to January 1, 2013. The minimum restriction period applicable to any restricted stock or RSUs granted to an employee that are not subject to performance criteria will be three years from the date of grant.

•

Performance awards. Performance awards may be granted under the 2014 LTIP. Performance awards issued under the LTIP will become payable in accordance with the achievement of certain performance or other criteria as determined by the Compensation Committee, provided that a performance period may be no less than one year in duration. Performance measures may be based on the achievement of target levels of one or more of the following: aggregate earnings; earnings per share; share price; net income; operating income; gross revenue; cash flows; reserve additions or replacements; progress toward debt reduction goals; credit rating upgrades; production volume; meeting geographic expansion goals; objectively identified project milestones; market share; expense levels; finding costs; operating costs; overhead or other costs; drilling results; new discoveries; development or use of new technology; acquisitions and divestitures; risk management activities; asset monetization strategies; environmental compliance and safety and accident rates;

return on equity; return on invested capital; total or comparative shareholder return; or changes in capital structure. Approval of the 2014 LTIP will be considered approval of the use of these performance measures for purposes of Section 162(m) of the Code. The Compensation Committee has the discretion to (i) permit a participant who ceases to be an eligible participant in the 2014 LTIP before the end of any performance period, or the personal representative of a deceased participant, to continue to be subject to a performance award relative to the current performance period until such awards are forfeited or earned pursuant to their terms and conditions; or (ii) authorize the payment to such participant, or the personal representative of a deceased participant, of the performance shares which would have been paid to the participant had the participant remained an eligible participant in the 2014 LTIP to the end of the performance period. In the absence of such authorization, any unvested performance awards shall be forfeited when a participant ceases to eligible for such award.

•

Other stock awards. The Compensation Committee, in its sole discretion, may specify the terms and provisions of other forms of equity-based or equity-related awards not described above which the Compensation Committee determines to be consistent with the purpose of the 2014 LTIP and the interests of the Company, which awards may provide for cash payments based in whole or in part on the value or future value of our common stock, for the acquisition or future acquisition of common stock, or any combination thereof. The minimum restriction period applicable to other stock awards that are not subject to performance criteria will be three years from the date of grant.

Prohibitions Related to Stock Options and SARs

The LTIP does not permit the granting of discounted stock options or SARs and, without the approval of shareholders, prohibits the repricing or cancellation and re-grant of stock options, and the repurchase of underwater stock options or SARs. The LTIP also prohibits dividend equivalents with respect to stock options and SARs.

Treatment of Awards Upon Certain Events

Retirement, Death, Disability or Involuntary Termination. The Committee may, in its sole discretion, accelerate the vesting, or permit the continued vesting, of unvested awards in the case of retirement from employment or service on the Board, death, disability or involuntary termination, except to the extent that such acceleration would cause an award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code to not so qualify.

Change of Control. Unless otherwise provided in a separate agreement with a participant governing an award:

•

Awards Assumed or Substituted by Surviving Entity. In connection with a Change of Control in which awards are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Compensation Committee or the Board, if within two years after the effective date of the Change of Control a participant’s employment is terminated other than for Cause or with Good Reason, then (i) outstanding options and SARs will be fully exercisable; (ii) any restrictions on outstanding awards will lapse; and (iii) each outstanding performance award will be deemed to have achieved a level of performance as specified by the Committee in the agreement governing such performance award.

•

Awards Not Assumed or Substituted by Surviving Entity. In connection with a Change of Control in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Compensation Committee or the Board, then (i) outstanding options and SARs will be fully exercisable; (ii) any restrictions on outstanding awards will lapse; and (iii) each outstanding performance award will be deemed to have achieved a level of performance as specified by the Committee in the agreement governing such performance award.

The Committee may, in its sole discretion, determine that upon a Change of Control, all or a portion of such participant’s awards shall become fully or partially exercisable, that some or all restrictions shall lapse, and that any performance criteria shall be deemed fully or partially satisfied.

58	CHESAPEAKE ENERGY CORPORATION

Termination and Amendment

If approved by shareholders, the 2014 LTIP will terminate at 11:59 p.m., Central Time, on June 12, 2024, but will continue in effect until all matters relating to the exercise or settlement of awards outstanding as of the time of termination of the 2014 LTIP have been completed. Prior to such time, the 2014 LTIP may be earlier terminated or amended by the Board. Shareholder approval is required for any amendment to the 2014

LTIP if (i) such approval is necessary or desirable to qualify or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply; or (ii) in the opinion of counsel to the Company, shareholder approval is required by any federal or state laws or regulations or the rules of any stock exchange on which the common stock may be listed.

Transferability

Awards are not transferable except by will or by the laws of descent and distribution.

U.S. Federal Income Tax Consequences

Under current federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to restricted stock, performance shares, other stock awards and options granted under the LTIP. The discussion is not a complete analysis of all federal income tax consequences and does not cover all specific transactions which may occur.

Absent the filing of a Section 83(b) election with the IRS, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of restricted stock, performance shares or other stock awards. Upon the vesting of an award for which no payment was made by the participant, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock on the vesting date. Income recognized upon vesting by a participant who is an employee will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. Stock awards provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. A participant’s adjusted basis in the common stock received through stock awards is equal to any ordinary income related to the award recognized by the participant. If a participant thereafter sells the common stock, any amount realized over (under) the adjusted basis of the common stock will constitute capital gain (loss) to the participant for U.S. federal income tax purposes. If a participant forfeits an award prior to its vesting, the participant will not recognize any ordinary income as a result of such forfeiture, and no deduction will be provided to the Company.

Upon the grant of restricted stock, performance shares or other stock awards, the participant may file an election under Section 83(b) of the Code to accelerate the recognition of ordinary income to the grant date of the award. Such ordinary income is equal to the fair market value of the common stock on the grant date (assuming no payment by the participant for the stock) and is considered compensation subject to withholding for employees. If a participant subsequently forfeits the stock or the stock depreciates in value after a Section 83(b) election is filed, the participant will not be eligible for capital loss treatment with respect to the stock.

There are no tax consequences associated with the grant or timely exercise of an incentive stock option. If a participant holds the common stock acquired upon the exercise of an incentive stock option for at least one year after exercise and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the common stock equal to the difference between the amount realized on the sale and the exercise price. If the common stock is not held for the required period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price, up to the amount of the gain on disposition. Any additional gain realized by the participant upon disposition will be capital gain. The excess of the fair market value of common stock received upon the exercise of an incentive stock option over the option price for the common stock is a preference item for purposes of the alternative minimum tax. An expense deduction by the Company in connection with the exercise of an incentive stock option is not allowed unless the participant recognizes ordinary income.

Generally, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the amount of the exercise price. Income recognized by a participant who is an employee, upon the exercise of a nonqualified stock option, will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. Nonqualified stock options provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. The adjusted basis of common stock transferred to a participant pursuant to the exercise of a nonqualified stock option is the price paid for the common stock plus an amount equal to any income recognized by the participant as a result of the exercise of the option. If a participant thereafter sells common stock acquired upon exercise of a nonqualified stock option, any amount realized over (under) the adjusted basis of the common stock will constitute capital gain (loss) to the participant for U.S. federal income tax purposes.

If a participant surrenders common stock which the participant already owns as payment for the exercise price of a stock option, the participant will not recognize gain or loss as a result of such surrender. The number of shares received upon exercise of the option equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. The holding period for such shares will include the holding period for the shares surrendered. The remaining shares received will have a basis equal to the amount of income the participant recognizes upon receipt of such shares. The participant’s holding period for such shares will commence on the day after such exercise.

EXECUTIVE COMPENSATION	59

Generally, no income will be recognized by a participant for U.S. federal income tax purposes upon the grant of a SAR. Upon exercise of a SAR, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the amount of the exercise price. Income recognized by a participant who is an employee, upon the exercise of a SAR, will be considered compensation subject to withholding at the time the income is recognized and, therefore, the Company must make the necessary arrangements with the participant to ensure that the amount of tax required to be withheld is available for payment. SARs provide the Company with a deduction equal to the amount of income recognized by the participant, subject to certain deduction limitations. The adjusted basis of common stock transferred to a participant pursuant to the exercise of a SAR is the price paid for the common stock plus an amount equal to any income recognized by the participant as a result of the exercise of the SAR. If a participant thereafter sells common stock acquired upon exercise of a SAR, any amount realized over (under) the adjusted basis of the common stock will constitute capital gain (loss) to the participant for U.S. federal income tax purposes.

Upon the receipt of a cash award, the participant will recognize ordinary income in an amount equal to the cash received. Income recognized upon the receipt of a cash award by a participant who is an employee will be considered compensation subject to withholding at the time the cash is received and, therefore, the Company must properly withhold the required tax.

Section 162(m) limits the annual tax deduction to $1 million for compensation paid by a publicly held company to its chief executive officer and each of the company’s three other most highly compensated named executive officers (other than the chief financial officer), unless certain performance-based requirements are met. Stock option and SARs granted under the LTIP meet the performance-based requirements. PSUs and other awards will meet such requirements if they are subject to performance objectives and administered in a manner that satisfies Code Section 162(m).

New Plan Benefits

The selection of officers, employees, and non-employee directors who will receive future awards under the 2014 LTIP and the size and types of awards will be determined by the Board, Compensation Committee and ECBC, as applicable. Equity awards are expected to be made to non-employee directors in the amounts described under “Corporate Governance—Director Compensation” on page 14. Other than projected director awards, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups eligible to receive future awards.

Effectiveness and Vote Required

If the 2014 LTIP is approved, future equity-based awards will be made from the 2014 LTIP, and we will not grant any additional awards under the 2005 LTIP. The affirmative vote of a majority of the votes cast for this proposal is required to approve the adoption of the 2014 LTIP.

The Board of Directors recommends a vote “FOR” the 2014 Long Term Incentive Plan

60	CHESAPEAKE ENERGY CORPORATION

AUDIT MATTERS

Audit Committee Report

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing audit reports or performing other services for the Company. The independent auditor reports directly to the Audit Committee.

Pursuant to its charter, the Audit Committee is also charged with the oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function, independent auditor and Chief Compliance Officer.

Management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles, or GAAP, and for developing, maintaining and evaluating the Company’s internal control over financial reporting and other control systems. The independent registered public accountant is responsible for auditing the annual financial statements prepared by management, assessing the Company’s internal control over financial reporting, and expressing an opinion with respect to each.

In connection with fulfilling its responsibilities under its charter, the Audit Committee met with management and PwC throughout the year, and met with PwC at each quarterly meeting without the presence of management. The Audit Committee also reviewed with management the Company’s audited financial statements as of and for the year ended December 31, 2013. The Committee discussed with PwC the matters required to be discussed under auditing standards adopted by the Public Company Accounting Oversight Board, or the PCAOB, and reviewed and discussed with PwC the auditor’s independence from the Company and its management. As part of that review, PwC provided the Committee the written disclosures and letter concerning independence required by the PCAOB.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Members of the Audit Committee:

Louis A. Raspino, Chair

Vincent J. Intrieri

Thomas L. Ryan

AUDIT MATTERS	61

Voting Item 8:	Ratification of Independent Registered
Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2014. PwC, or its predecessor firms, has served as our independent accountants since our initial public offering in 1993. We are asking shareholders to ratify the appointment of PwC as our independent registered public accounting firm at the annual meeting. Representatives of PwC are expected to attend the meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to shareholders’ questions.

The ratification of PwC is not required by our Bylaws or other organizational documents, but we are submitting the selection to our shareholders for ratification as a matter of good corporate governance.

The affirmative vote of holders of a majority of shares of common stock present at the meeting in person or by proxy and entitled to vote will be required to ratify the appointment of our independent registered public accounting firm. If the Company’s shareholders do not ratify the selection of PwC as the Company’s independent public accounting firm, the Audit Committee will consider whether to engage another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent public accounting firm at any time during the year if it determines that the change would be in the Company’s best interests and in the best interests of our shareholders.

Aggregate fees for professional services rendered for the Company by PwC in 2013 and 2012 were:

	2013	2012
Audit(a)	$6,850,960	$7,249,342
Audit-related(b)	80,000	87,000
Tax(c)	481,456	466,245
All other(d)	—	237,300
TOTAL	$7,412,416	$8,039,887

(a)

Fees were for audits and interim reviews, as well as the preparation of comfort letters, consents and assistance with and review of documents filed with the SEC. In 2013, $5,097,000 related to the annual audit and interim reviews, $209,200 related to services provided in connection with our issuance of securities and $1,544,760 related to the audit of subsidiaries of the Company. In 2012, $5,640,842 related to the annual audit and interim reviews, $300,000 related to services provided in connection with our issuance of securities, and $1,308,500 related to the audit of subsidiaries of the Company.

(b)	These amounts related to the audits of employee benefit plans.

(c)	These amounts related to professional services rendered for preparation of Form K-1 statements for Chesapeake Granite Wash Trust unitholders.

(d)	In 2012, this amount related to an information technology security assessment.

The Audit Committee pre-approves audit and non-audit services provided by the Company’s independent registered public accounting firm. In addition to separately approved services, the Audit Committee’s pre-approval policy provides for pre-approval of specifically described audit and non-audit services and related fee levels on an annual basis. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee reviews the services performed pursuant to its pre-approval policy at its next scheduled quarterly meeting.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2014

62	CHESAPEAKE ENERGY CORPORATION

SHAREHOLDER PROPOSALS

Submitting Shareholder Proposals

At each annual meeting, the Board submits to shareholders its nominees for election as directors and may submit other matters to the shareholders for action. Shareholders also may submit proposals for inclusion in the Company’s proxy materials. These proposals must meet the shareholder eligibility and other requirements of the SEC. In order to be included in proxy material for our 2015 annual meeting, a shareholder’s proposal must be received not later than January 2, 2015 by the Company at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, Attention: Mr. James R. Webb, Executive Vice President—General Counsel and Corporate Secretary.

Our Bylaws provide that any shareholder intending to nominate a candidate for election to the Board or proposing any business to be brought before an annual shareholders’ meeting must deliver written notice to the Company not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The notice must include information specified in the Bylaws, including information concerning the nominee or proposal, as the case may be, the shareholder’s ownership of and agreements related to our common stock, any material interest of the shareholder in the proposal and any arrangements between such shareholder and any other persons in connection with the proposal or nomination of the candidates, as the case may be. The Bylaws further provide that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Company.

In the event that our shareholders vote to implement proxy access, certain shareholders and/or shareholder groups will be permitted to include shareholder-nominated director candidates in our proxy materials. Please see “Voting Item 4: Proposal to Implement Proxy Access” and Exhibit C for more details about the proposed process to include shareholder-nominated director candidates in our proxy materials.

Our annual meeting of shareholders has generally been held on the second Friday of June. However, we anticipate that future annual meetings will be held at the end of the third full week in May. Assuming that our 2015 annual meeting is held on schedule, we must receive notice of your intention to introduce an item of business at that meeting, other than notice related to proxy access, which is detailed in Exhibit C, no earlier than February 13, 2015 and no later than March 15, 2015. The Chairman of the meeting may disregard any nomination of a candidate for director or refuse to allow the transaction of any business under a proposal if such is not made in compliance with the procedures in our Bylaws or other requirements of rules under the Exchange Act.

Additional Shareholder Engagement: Community-Focused Initiatives

Chesapeake strives to be a charitable, engaged and responsible partner in the communities where we live and work. We pay close attention to concerns regarding our operations through a variety of active community engagement initiatives. We recognize that despite its over 150 year history in the U.S., oil and natural gas development is still a very new industry in several areas of the country. We understand the importance of educating community members about our activities, maintaining open lines of communication and proactively seeking out opportunities to provide further information about our safe and responsible drilling and completion processes, including the 65 year old process of hydraulic fracturing. Following discussions with shareholders, we recognize that addressing the community impacts of our operations has become increasingly important to a wider audience of stakeholders, including our shareholders. Consequently, we intend to continue to interact with our shareholders on these issues. We believe this furthers our goal of continuous improvement in all of our operations, including our community engagement strategies and public disclosures.

SHAREHOLDER PROPOSALS	63

MEETING INFORMATION

Shareholders of record on April 14, 2014, the record date, are entitled to notice of, and to vote at the meeting and any adjournment or postponement thereof. On the record date, there were 666,166,151 shares of our common stock outstanding and 659,365,706 shares entitled to vote at the meeting. A majority of the shares of common stock entitled to vote must be represented at the annual meeting, in person or by proxy, to constitute a quorum and to transact business. Each outstanding share of common stock is entitled to one vote, except unvested shares of our restricted stock issued prior to January 1, 2013 to our directors, employees and consultants, which do not have voting rights.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials, including our annual report, to each shareholder of record, we now generally furnish proxy materials to our shareholders on the Internet at www.chk.com/proxy. Unless you have previously signed up to receive your materials in paper, you will receive a document entitled Notice of Internet Availability of Proxy Materials, which we also refer to as the Notice, and will not receive a printed copy of the proxy materials unless you specifically request them. Instead, the Notice will provide instructions for using the Internet to access and review all of the information contained in the proxy materials. The Notice also provides instructions for submitting your proxy via the Internet. Instructions for requesting printed proxy materials are included in the Notice. We are distributing Notices by mail and, for shareholders who previously asked to receive proxy materials electronically, by email. Below is a summary of the various delivery methods:

•

Shareholders who previously signed up to receive proxy materials electronically. If you previously requested delivery of proxy materials electronically, we will send the Notice to you via email, to the last email address you have supplied to us. We will email electronic Notices on or about May 2, 2014.

•

Shareholders who previously signed up to receive printed proxy materials by mail. If you previously requested delivery of proxy materials in printed format, we will send you a full set of printed proxy materials, including our annual report. We will begin mailing these materials on or about May 10, 2014.

•	All other shareholders. If you have not submitted any delivery instructions, we will send you a printed Notice by mail. We will begin mailing Notices on or about May 2, 2014.

If you are interested in receiving all future shareholder communications electronically, including proxy statements and annual reports, please visit www.icsdelivery.com/chk and register for electronic distribution. You will continue to receive all shareholder communications electronically until you change this election at www.icsdelivery.com/chk. Electronic distribution saves us the cost of printing and mailing the documents to you, reduces the amount of mail you receive and is environmentally friendly by helping to conserve natural resources consumed in the printing process.

Voting Methods

You may vote your shares through one of the following methods:

•

In person at the annual meeting. All shareholders of record may vote in person at the meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy from their bank, broker or other intermediary.

•

By telephone or Internet. All shareholders of record may vote by telephone from the U.S., Puerto Rico and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. Beneficial owners may vote by telephone or Internet if their bank, broker or other intermediary makes those methods available, in which case they will include the instructions with the proxy materials. Shareholders may also vote through the Internet via www.proxyvote.com.

•	By written proxy. All shareholders of record can vote by written proxy card. If you received a printed copy of these proxy materials by mail, you may vote by signing, dating and mailing the enclosed proxy card, or if you are a beneficial owner, you may request a written proxy card or a vote instruction form from your bank, broker or other intermediary.

If you are a Chesapeake employee and you participate in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, or the 401(k) Plan, you may receive a proxy via email so that you may instruct the trustee of the 401(k) Plan how to vote your 401(k) Plan shares. If you also hold shares directly, you may receive one proxy for both your directly held and 401(k) Plan shares which will allow you to vote those shares as one block. Please note, however, that since you only vote one time for all shares you own directly and in the 401(k) Plan, your vote on each voting item will be identical across all of those shares. To allow sufficient time for the trustee to vote the 401(k) Plan shares, your voting instructions must be received by 10:59 p.m. (CDT) on June 11, 2014. If you do not vote your proxy, the trustee will vote the 401(k) Plan shares credited to your 401(k) Plan account in the same proportion as the 401(k) Plan shares of other participants for which the trustee has received proper voting instructions.

64	CHESAPEAKE ENERGY CORPORATION

Voting Instructions

Your shares of Chesapeake common stock will be voted in accordance with your instructions. If you return the proxy card but do not specify voting instructions on the proxy card, the shares will be voted:

•	FOR all director nominees (see page 5);

•	FOR the proposal to declassify our Board (see page 9);

•	FOR the proposal to increase the maximum size of our Board (see page 10);

•	FOR the proposal to implement proxy access (see page 11);

•	FOR the proposal to eliminate supermajority voting requirements (see page 13);

•	FOR the shareholder advisory vote to approve named executive officer compensation (see page 53);

•	FOR the adoption of a new Long Term Incentive Plan (see page 55); and

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (see page 62).

In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment of the person exercising the proxy on any other matter properly presented at the annual meeting.

Under the rules of the New York Stock Exchange, or NYSE, brokers who hold shares on behalf of their customers have the authority to vote on certain proposals when they have not received instructions from beneficial owners. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares only in the ratification of the appointment of our independent public accountants. In the absence of specific instructions from you, your broker is not empowered to vote your shares on any other matter to be voted on at the meeting.

Votes Necessary on Ballot Items

Voting Item	Vote Required to Elect or Approve

•Election of Director Nominees	•Each director must receive a number of “for” votes equal to or greater than votes cast “against” with respect to such director, or such director will comply with the Company’s resignation procedures.
•Declassify Board	•Each proposal requires the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding common stock of the Company.
•Increase Maximum Board Size
•Implement Proxy Access
•Eliminate Supermajority Voting Requirements
•Adoption of Long Term Incentive Plan • Shareholder Advisory Vote to Approve Named Executive Officer Compensation •Ratification of Appointment of Independent Registered Public Accounting Firm	•Each proposal requires the affirmative vote of a majority of shares of common stock present, in person or by proxy.

Revoking Proxies

You may revoke your proxy at any time before it is voted by (i) executing and submitting a revised proxy; (ii) providing a written revocation to the Corporate Secretary of the Company; or (iii) voting in person at the meeting. If you do not hold your shares directly, you should follow the instructions provided by your bank, broker or other intermediary to revoke your previously voted proxy.

Counting Votes

The Company will appoint an inspector of election to tabulate votes and certify the results of matters voted upon at the meeting. It is the Company’s policy to (i) count abstentions and broker non-votes for purposes of determining the presence of a quorum at the meeting; (ii) treat abstentions as shares represented at the meeting and voting against a proposal and to disregard broker non-votes in determining results on proposals requiring a majority or higher vote; and (iii) consider neither abstentions nor broker non-votes in determining results of plurality votes.

Voting Results

We will announce preliminary voting results at the meeting and publish final results in a current report on Form 8-K filed with the SEC within four business days after the meeting.

Proxy Solicitation

The Company will bear the cost of solicitation of proxies. We have engaged AST Phoenix Advisors to assist in the solicitation of proxies for fees and disbursements not expected to exceed $15,000 in the aggregate. In addition, employees, directors and representatives of the

Company may solicit proxies, and we will request banks and brokers or other similar agents or fiduciaries to transmit the proxy materials to the beneficial owners for their voting instructions.

MEETING INFORMATION	65

Householding

We are permitted to send a single Notice and any other proxy materials we choose to mail to shareholders who share the same last name and address. This procedure is called “householding” and is intended to reduce our printing and postage costs. If you would like to receive a separate copy of a proxy statement or annual report, either now or in the future, please contact us (i) by email at investorinfo@chk.com; (ii) by telephone at (405) 935-8000; or (iii) in writing to the following address:

Attn: Investor Relations, P.O. Box 18496, Oklahoma City, Oklahoma 73154. If you hold your shares through a bank, broker or other intermediary and would like additional copies of the Notice and any other proxy materials we mail, or if you are currently receiving multiple copies of the Notice or proxy materials and would like to request householding, please contact your bank, broker or other intermediary.

Attending the Annual Meeting

If you plan to attend the annual meeting, you must request an admission ticket in advance. Tickets will be issued to registered and beneficial owners as of the record date, or their legal proxy holders, and to one guest accompanying each registered or beneficial owner, subject to our discretion based on space availability and the relationship of the guest to the registered or beneficial owner. You may request tickets by visiting www.chk.com/proxy and providing the required information.

Please note that if you hold your shares through a bank, broker or other intermediary, you will be required to provide proof of share ownership, such as a copy of the portion of your voting instruction form showing your name and address, a bank or brokerage firm account statement or a letter from the bank, broker or other intermediary holding your shares, confirming ownership.

Requests for admission tickets must be received by the Company no later than June 6, 2014. Please note that seating at the annual meeting will be limited. Requests for tickets will be processed as they are received but ticket issuance will be based on ownership confirmation by the Company. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with his or her admission ticket.

Please refer to the admission ticket for details regarding safety, security and other processes related to annual meeting attendance.

66	CHESAPEAKE ENERGY CORPORATION

EXHIBIT A

Proposal to Declassify our Board

Proposed Amendments to Article VII Section 3

of the Restated Certificate of Incorporation

Section 3. ~~Classes of Directors;~~Election of Directors by Shareholders; Vacancies. All directors of the Corporation shall be elected annually. ~~The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of shareholders, the term of the initial Class II directors shall terminate on the date of the 1998 annual meeting of shareholders and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of shareholders. At each annual meeting of shareholders beginning in 1997, successors to the class of a directors whose term expires at that annual meeting a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A~~Each director shall hold office ~~until~~for a term ending at the next succeeding annual meeting beginning with the annual meeting held in 2015 ~~for the year in which his term expires~~and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office notwithstanding that any director may have been elected for a term that extended beyond the date of the annual meeting. ~~Any~~Newly created directorships resulting from an increase in the authorized number of directors, or any other vacancy on the Board of Directors, however resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected or appointed to fill a vacancy shall hold office for a term ~~that shall coincide with the term of the class to which such director shall have been elected~~to expire at the next annual meeting of shareholders following such director’s election or appointment. No reduction of the number of directorships shall remove or shorten the term of any director in office. No election of directors need be by written ballot.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Designation attributable to such Preferred Stock or the resolution or resolutions adopted by the Board of Directors pursuant to Section 2 of this Article VII applicable thereto ~~and such directors so elected shall not be divided into classes pursuant to this Article VII unless expressly provided by such terms.~~

EXHIBIT A	A-1

EXHIBIT B

Proposal to Increase the Maximum Size of our Board

Proposed Amendment to Article VII Section 2

of the Restated Certificate of Incorporation

Section 2. Number of Directors. Subject to the addition of any directors elected by a class of preferred stock as provided in Section 3 of this Article VII, the number of directors which shall constitute the whole board shall not be less than three nor more than ~~nine~~ten, and shall be determined by resolution adopted by a vote of two-thirds (2/3) of the entire board, or at an annual or special meeting of shareholders by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote. No reduction in number shall have the effect of removing any director prior to the expiration of his term.

B-1	CHESAPEAKE ENERGY CORPORATION

EXHIBIT C

Proposal to Implement Proxy Access

Proposed Amendments to Article I Section 11 of the Bylaws

Section 11. Nomination of Directors.

(a)

Nominations of persons for election to the board of directors of the corporation may only be made at an annual meeting of shareholders. Such nominations may be made (i) by or at the direction of the board of directors or (ii) by a shareholder (or group of shareholders as provided in Section 11(g) below) of the corporation who (A) was a shareholder of record at the time of giving of the notice provided for in this Section 11 and at the time of the annual meeting (including any adjournment or postponement thereof), (B) is entitled to vote at such meeting and (C) meets the requirements of and complies with the procedures set forth ~~below~~in this Section 11 as to such nomination. For the avoidance of doubt, clause (ii) of this Section 11(a) shall be the exclusive means for a shareholder to make nominations before an annual meeting of shareholders.

(b)

For any director nominations to be properly brought before an annual meeting by a shareholder pursuant to these Bylaws, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice (other than a notice submitted in order to include a Shareholder Nominee in the corporation’s proxy materials, as defined and described in Section 11(g) below) must be delivered to or mailed and received at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c)	In order to be effective, the shareholder’s notice referred to in Section 11(b) above shall set forth:

(i)

as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (A) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (B) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or such beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or such beneficial owner, if any, has a right to vote any shares of any security of the corporation, (E) any short interest in any security of the corporation directly or indirectly owned beneficially by such shareholder or such beneficial owner, if any (for purposes of this clause a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or such beneficial owner, if any, that are separated or separable from the underlying shares of the corporation, (G) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in

EXHIBIT C	C-1

which such shareholder or such beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such shareholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including any such interests held by members of the immediate family of such shareholder or such beneficial owner, if any, sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (I) a description of all agreements, arrangements and understandings between such shareholder and such beneficial owner, if any, and any other person or persons (including their names) in connection with the nomination (or, in the case of the application of this clause to Section 12(b)(i), other business) and (J) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”);

(ii)

as to each person whom the shareholder proposes to nominate for election or reelection to the board of directors (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and (C) a statement in support of the nominee stating why the person should be nominated for election to the board of directors; and

(iii)

with respect to each nominee for election or reelection to the board of directors, a completed and signed questionnaire, representation and agreement required by Section 11(~~e~~f) of this Article I. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(~~c~~d)

At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. If the chairman of the meeting shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this Section 11, the chairman of the board or the chairman of the nominating committee of the board of directors may declare the nomination defective and the nomination will be disregarded. Each person validly nominated in accordance with this Section 11 (regardless of the source of recommendation) will be evaluated consistently in accordance with the board of directors’ policy regarding the identification, evaluation and nomination of directors. Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 11.

(~~d~~e)

Notwithstanding anything in Section 11(b) or 11(g) of this Article I to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Article I shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(~~e~~f)

To be eligible to be a nominee for election or reelection as a director of the corporation, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under this Section 11) to the secretary of the corporation at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the corporation, and shall be provided by the secretary of the corporation upon written request of the nominee) and a written representation and agreement (in the form provided by the secretary of the corporation upon written request of the nominee) that such person (i) is not and will not become a party to (A) any

C-2	CHESAPEAKE ENERGY CORPORATION

agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(g)

The corporation shall include in its proxy statement for an annual meeting of shareholders the name of any person nominated for election to the board of directors (the “Shareholder Nominee”) by a shareholder or group of shareholders that satisfies the requirements of this Section 11(g) (the “Eligible Shareholder”), together with the Required Information (defined below), who expressly elects at the time of providing the notice required by this Section 11(g) to have its nominee included in the corporation’s proxy materials pursuant to this Section 11(g). Such notice shall consist of a copy of Schedule 14N filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Exchange Act and the information required by Sections 11(c)(i), (ii), and (iii) above, along with any additional information as required to be delivered to the corporation by this Section 11(g) (all such information collectively referred to as the “Notice”), and such Notice shall be delivered to the corporation in accordance with the procedures and at the times set forth in this Section 11(g).

(i)

Notwithstanding the procedures set forth in Section 11(b), the Notice, to be timely, must be received at the principal executive offices of the corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, the Notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s Notice as described above.

(ii)

For purposes of this Section 11(g), the “Required Information” that the corporation will include in its proxy statement consists of (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in a proxy statement of the corporation by the rules and regulations of the Exchange Act; and (ii) if the Eligible Shareholder so elects, a Statement (defined below).

(iii)

The corporation shall not be required to include, pursuant to this Section 11(g), any Shareholder Nominee in its proxy materials for any meeting of shareholders for which the secretary of the corporation receives a notice that the nominating shareholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Section 11(b) of these Bylaws.

(iv)

The maximum number of Shareholder Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed 25% of the number of directors in office as of the last day on which the Notice may be delivered, or if such amount is not a whole number, the closest whole number below 25%. Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in proxy materials of the corporation pursuant to this Section 11(g) but either are subsequently withdrawn, or that the Board of Directors itself determines to nominate for election, shall be included in this maximum number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 11(g) exceeds this maximum number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, proceeding in order of the amount of shares of common stock of the corporation (largest to smallest) disclosed as owned by each Eligible Shareholder in the Notice. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(v)

For purposes of this Section 11(g), an Eligible Shareholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, including short sales, (y) borrowed, for purposes other than a short sale, by such shareholder or any of its affiliates for any

EXHIBIT C	C-3

purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the board of directors.

(vi)

An Eligible Shareholder must have owned (as defined in Section 11(g)(v) above) 3% or more of the corporation’s issued and outstanding common stock continuously for at least three years (the “Required Shares”) as of both the date the Notice is required to be received by the corporation in accordance with this Section 11(g) and the record date for determining shareholders entitled to vote at the annual meeting, and must continue to hold the Required Shares through the meeting date. Within the time period specified in this Section 11(g) for delivery of the Notice, an Eligible Shareholder must provide the following information in writing to the secretary of the corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within three calendar days prior to the date the Notice is received by the corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, along with a written statement that the Eligible Shareholder will continue to hold the Required Shares through the meeting date; (ii) the information required to be set forth in the Notice, together with the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 11(g), (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the board of directors, and (D) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the corporation; and (iv) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation, (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, and (C) provide to the corporation prior to the election of directors such additional information as requested with respect thereto. The inspector of election shall not give effect to the Eligible Shareholder’s votes with respect to the election of directors if the Eligible Shareholder does not comply with each of the representations set forth in clause (iii) above.

(vii)

The Eligible Shareholder may provide to the secretary of the corporation, at the time the information required by this Section 11(g) is provided, a written statement for inclusion in the proxy statement for the corporation’s annual meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 11(g), the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(viii)

Within the time period specified in this Section 11(g) for providing Notice, a Shareholder Nominee must deliver to the secretary of the corporation the written questionnaire described in Section 11(f) above, along with representations and agreements described in Section 11(f) above. The corporation may request such additional information as necessary to permit the board of directors to determine if each Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of its directors. If the board of directors determines in good faith that the Shareholder Nominee is not independent under any of these standards, the

C-4	CHESAPEAKE ENERGY CORPORATION

Shareholder Nominee will not be eligible for inclusion in the corporation’s proxy materials.

(ix)	Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of the election of such Shareholder Nominee, will be ineligible to be a Shareholder Nominee pursuant to this Section 11(g) for the next two annual meetings of the corporation.

EXHIBIT C	C-5

EXHIBIT D

Proposal to Eliminate Supermajority Voting Requirements

Proposed Amendments to Article VII, Section 2 and Article IX, Sections 1 and 2

of the Restated Certificate of Incorporation

Article VII

Section 2. Number of Directors. Subject to the addition of any directors elected by a class of preferred stock as provided in Section 3 of this Article VII, the number of directors which shall constitute the whole board shall not be less than three nor more than nine, and shall be determined by resolution adopted by a vote of two-thirds (2/3) of the entire board, or at an annual or special meeting of shareholders by the affirmative vote of ~~sixty-six and two-thirds percent (66 2/3%)~~at least a majority of the outstanding stock entitled to vote. No reduction in number shall have the effect of removing any director prior to the expiration of his term.

Article IX

Section 1. Amendments to Certificate of Incorporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least ~~sixty-six and two-thirds percent (66 2/3%)~~a majority of the issued and outstanding stock having voting power, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Articles V, VI, VII, VIII and this Article IX of this Certificate of Incorporation; provided, however, that any amendment to or repeal of Article VI shall be made in a manner not inconsistent with the Oklahoma General Corporation Act.

Section 2. Bylaws. Prior to the receipt of any payment for any of the Corporation’s stock, the Bylaws of the Corporation shall be adopted, amended or repealed by the Incorporator. Thereafter, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of the holders of ~~sixty-six and two-thirds percent (66 2/3%)~~ at least a majority of the outstanding stock of the Corporation entitled to vote thereon.

D-1	CHESAPEAKE ENERGY CORPORATION

EXHIBIT E

Chesapeake Energy Corporation Non-GAAP Financial Measures

Certain of the financial metrics applicable to the 2013 annual incentive program described under “Executive Compensation—Compensation Discussion and Analysis—2013 Named Executive Officer Compensation—2013 Named Executive Officer Compensation Elements—Performance-Based Annual Incentives” beginning on page 25 are non-GAAP financial measures. We provide reconciliations to the most directly comparable financial measures calculated in accordance with generally accepted accounting principles in our quarterly earnings releases and post them on the Company’s website at www.chk.com in the Non-GAAP Financials sub-section of the section entitled “Investors”.

EBITDA represents net income (loss) before income tax expense, interest expense and depreciation, depletion and amortization expense. Adjusted EBITDA excludes certain items that management believes affect the comparability of operating results, including unrealized gains and losses on natural gas, oil and natural gas liquids derivatives, restructuring and other termination costs, impairments, gains and losses on sales of fixed assets and investments, losses on investments, losses on purchases of debt and extinguishment of other financing, and net income attributable to noncontrolling interests. For 2013, adjusted EBITDA was $5.016 billion.

Adjusted net income available to common stockholders represents net income available to common stockholders, excluding certain items that management believes affect the comparability of operating results, including unrealized gains and losses on derivatives, restructuring and other termination costs, impairments, gains and losses on sales of fixed assets, gains and losses on investments, losses on purchases of debt and extinguishment of other financing and other immaterial adjustments. For 2013, adjusted net income available to common stockholders was $896 million.

EXHIBIT E	E-1

EXHIBIT F

Proposal to Adopt 2014 Long Term Incentive Plan

CHESAPEAKE ENERGY CORPORATION 2014

LONG TERM INCENTIVE PLAN

1. PURPOSE

Section 1.1 Purpose. This Long Term Incentive Plan is established by Chesapeake Energy Corporation (the “Company”) to foster and promote the sustained progress, growth and profitability of the Company by:

(a)	attracting, retaining and motivating Employees and Non-Employee Directors;

(b)	allowing Employees and Non-Employee Directors to acquire a proprietary and vested interest in the growth and performance of the Company;

(c)	providing incentives and rewards to Employees and Non-Employee Directors who are in a position to contribute materially to the success and long-term objectives of the Company; and
(d)	aligning the financial interests of Employees and Non-Employee Directors with those of the Company’s shareholders.

Section 1.2 Effective Date. The Plan is effective as of June 13, 2014. The Plan is subject to the approval by the holders of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at a meeting called for such purpose. No Awards may be granted under the Plan prior to the receipt of shareholder approval. The authority to issue Awards under the Plan will terminate at 11:59 p.m. Central Time on June 12, 2024 and the remaining terms of the Plan will continue in effect thereafter until all matters relating to the exercise and settlement of Awards and administration of the Plan have been completed.

2. DEFINITIONS

Section 2.1 “Affiliated Entity” means any partnership or limited liability company in which at least 50% of voting power thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof.

Section 2.2 “Appreciation” means, with respect to a SAR (as hereafter defined), the amount by which the Fair Market Value of a share of Common Stock on the date of exercise of the SAR exceeds the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

Section 2.3 “Award” means, individually or collectively, any Option, SAR, Performance Share, Restricted Stock, Restricted Stock Unit or Other Stock Award granted under the Plan to an Eligible Person pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the applicable Committee may establish by the Award Agreement or otherwise.

Section 2.4 “Award Agreement” means any written or electronic instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

Section 2.5 “Board” means the Board of Directors of the Company.

Section 2.6 “Cause” means the occurrence of either of the following:

(i)

the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties, or

(ii)

the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this provision, no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

Section 2.7 “Change of Control” means the occurrence of any of the following:

(i)	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule

F-1	CHESAPEAKE ENERGY CORPORATION

13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). For purposes of this Section 2.6 the following acquisitions by a Person will not constitute a Change of Control: (1) any acquisition by the Company; (2) any redemption, share acquisition or other purchase of shares directly or indirectly by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii)

during any period of not more than 24 months, the individuals who constitute the board of directors (the “Incumbent Board”) of the Company as of the beginning of such 24 month period cease for any reason to constitute at least a majority of the board of directors. Any individual becoming a director whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board will not be deemed a member of the Incumbent Board;

(iii)

the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 2.8 “Change of Control Period” means the 24-month period commencing on the effective date of a Change of Control.

Section 2.9 “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

Section 2.10 “Committee” means the Compensation Committee of the Board (or any successor committee) or any other committee designated by the Board.

Section 2.11 “Common Stock” means the common stock, par value $.01 per share, of the Company and, after substitution, such other stock as shall be substituted therefor as provided in Section 3.3(b) of the Plan.

Section 2.12 “Date of Grant” means the date on which the grant of an Award is made by the Committee.

Section 2.13 “Disability” has the meaning set forth in Section 409(A)(a)(2)(C) of the Code.

Section 2.14 “Eligible Person” means any Employee or Non-Employee Director.

Section 2.15 “Employee” means any employee of the Company, a Subsidiary or an Affiliated Entity or any person to whom an offer of employment with the Company, a Subsidiary or an Affiliated Entity is extended, as determined by the Committee.

Section 2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 2.17 “Executive Officer Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act with respect to the Common Stock.

Section 2.18 “Fair Market Value” means, as of any day, the closing price of the Common Stock on such day (or on the next preceding business day, if such day is not a business day or if no trading occurred on such day) as reported on the New York Stock Exchange or on such other securities exchange or reporting system as may be designated by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

Section 2.19 “Full Value Award” means an Award other than of Options or Stock Appreciation Rights, which is settled by the issuance of Common Stock.

Section 2.20 “Good Reason” during a Change of Control Period shall mean the occurrence of one of the events set forth below:

(i)	elimination of the Participant’s job position or material reduction in duties and/or reassignment of the Participant to a new position of materially less authority;

EXHIBIT F	F-2

(ii)	a reduction in the Participant’s base salary in effect immediately prior to the effective date of a Change of Control; or

(iii)

a requirement that the Participant relocate to a location outside of a fifty (50) mile radius of the location of his/her office or principal base of operation immediately prior to the effective date of a Change of Control.

A Participant shall provide the Company written notice within ninety (90) days of an event that constitutes Good Reason, of his/her intent to resign for Good Reason and allows a thirty (30) day period for the Company to cure the Good Reason event. If the Company fails to cure the Good Reason event within the thirty (30) day cure period, the Participant may terminate and it will be deemed to be a termination for Good Reason, provided the termination of employment occurs within one hundred and eighty (180) days after the initial existence of the Good Reason event specified in the notice. The failure of a Participant to exercise his/her right to resign due to one event which qualifies as Good Reason shall not waive his/her rights within ninety (90) days of another, subsequent event that also qualifies as a Good Reason event during the Change of Control Period.

Section 2.21 “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

Section 2.22 “Non-Executive Officer Participants” means Participants who are not subject to the provisions of Section 16 of the Exchange Act.

Section 2.23 “Non-Employee Director” shall have the meaning set forth in Rule 16b-3, or any successor rule, promulgated under Section 16 of the Exchange Act.

Section 2.24 “Nonqualified Stock Option” means an Option to purchase shares of Common Stock which is not an Incentive Stock Option within the meaning of Section 422(b) of the Code.

Section 2.25 “Option” means an Incentive Stock Option or Nonqualified Stock Option.

Section 2.26 “Other Stock Award” means any right granted to a Participant by the Committee under Section 8 of the Plan.

Section 2.27 “Participant” means an Eligible Person to whom an Award has been granted by the Committee under the Plan.

Section 2.28 “Performance Award” means any award of Performance Shares granted by the Committee under Section 7 of the Plan.

Section 2.29 “Performance Measures” means the Company’s achievement of target levels of aggregate earnings, earnings per share, share price, net income, operating income, gross revenue, cash flows, reserve additions or replacements, progress toward debt reduction goals, credit rating upgrades, production volume, meeting geographic expansion goals, objectively identified project milestones, market share, expense levels, finding costs, operating costs, overhead or other costs, drilling results, new discoveries, development or use of new technology, acquisitions and divestitures, risk management activities, asset monetization strategies, environmental compliance and safety and accident rates, return on equity, return on invested capital, total or comparative shareholder return, changes in capital structure, a combination of or interrelationship among any of the foregoing, as determined by the Committee.

Section 2.30 “Performance Share” means the Common Stock or a unit having a value equivalent to the value of a share of Common Stock subject to a Performance Award granted under Section 7 of the Plan, which may be delivered or, with respect to a unit, the value of which may be delivered, to the Participant upon the achievement of such performance goals during the Performance Period as specified by the Committee.

Section 2.31 “Plan” means the Chesapeake Energy Corporation 2014 Long Term Incentive Plan.

Section 2.32 “Restricted Stock” means the Common Stock issued under Section 5 which is subject to any restrictions that the Committee, in its discretion, may impose.

Section 2.33 “Restricted Stock Unit” means the right granted under Section 6 of the Plan to receive shares of Common Stock (or the equivalent value in cash if the Committee so provides) in the future, which is subject to certain restrictions and to risk of forfeiture.

Section 2.34 “SAR” means a Stock Appreciation Right.

Section 2.35 “Shareholder Approval” means approval by the holders of a majority of the outstanding shares of Common Stock, present or represented and entitled to vote at a meeting called for such purposes.

Section 2.36 “Stock Appreciation Right” means a right, granted under Section 4, to an amount equal to any increase in the Fair Market Value of the Common Stock between the date on which the Stock Appreciation Right is granted and the date on which the right is exercised.

Section 2.37 “Subsidiary” shall have the same meaning set forth in Section 424(f) of the Code.

3. ADMINISTRATION

Section 3.1 Administration of the Plan; the Committee. The Compensation Committee shall have overall authority to administer the Plan. The Board may designate another committee or committees to administer the Plan with respect to Non-Executive Officer Participants, subject to any terms or conditions established by the Committee. Hereafter, “Committee” shall mean the Compensation Committee, except when used in reference to Awards granted to Non-Executive Officer Participants, “Committee” shall mean any applicable committee designated by the Board.

Unless otherwise provided in the bylaws of the Company or resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the valid acts of the Committee. Any action which may be taken at a meeting of the Committee may be taken without a meeting if all the members of the Committee consent to the action in writing. Although the Committee is generally responsible for the administration of the Plan, the Board in its sole discretion may take any action under the Plan that would otherwise be the responsibility of the Committee, except as such action pertains to the administration of Awards to Non-Employee Directors.

Subject to the provisions of the Plan, the Committee shall have the authority to:

(a)	Select the Eligible Persons to participate in the Plan.

F-3	CHESAPEAKE ENERGY CORPORATION

(b)	Determine the time or times when Awards will be granted.

(c)

Determine the form of Award, the number of shares of Common Stock subject to any Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration of the vesting or exercise of an Award under certain circumstances determined by the Committee (subject to Article 9 of the Plan). However, nothing in this Section 3.1 shall be construed to permit the repricing of any outstanding Award in violation of Section 4.3.

(d)	Determine whether Awards will be granted singly or in combination.

(e)	Determine whether, to what extent and under what circumstances Awards may be settled in cash or Common Stock.

(f)	Determine whether any conditions applicable to an Award have been met and whether an Award will be paid at the end of a Performance Period.

(g)	Employ attorneys, consultants, accountants and other advisors as deemed necessary or appropriate by the Committee.

(h)	Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

Section 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards granted pursuant hereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties, unless otherwise determined by the Board.

Section 3.3 Shares Subject to the Plan. Subject to adjustment as provided in paragraphs (b), (c) and (d) below, the aggregate number of shares of Common Stock which are available for Awards under the Plan will not exceed 36,600,000 shares. Upon shareholder approval of this Plan, no new Awards will be granted under the Company’s Amended and Restated Long-Term Incentive Plan approved by shareholders on June 10, 2005 (the “Prior Plan”). Any of the authorized shares of Common Stock may be used for any of the types of Awards described in the Plan. To the extent that a share of Common Stock is issued pursuant to the grant or exercise of a Full Value Award, it shall reduce the shares available under the Plan by 2.12 shares of Common Stock and to the extent a share of Common Stock is issued pursuant to the grant or exercise of an Award that is not a Full Value Award, it shall reduce the shares available under the Plan by one (1) share of Common Stock. No more than 3,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options. Common Stock delivered pursuant to an Award under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The Committee, in its sole discretion, shall determine the manner in which fractional shares arising under this Plan are treated. Additional restrictions or adjustments with respect to shares subject to the Plan are as follows:

(a)	Subject to (b) below, the aggregate number of shares of Common Stock pursuant to Options and SARs granted to any

Employee or Non-Employee Director in any calendar year under this Plan may not exceed 1,000,000 shares; the aggregate number of shares of Common Stock pursuant to Restricted Stock, Restricted Stock Unit and Other Stock Awards granted to any Employee or Non-Employee Director in any calendar year may not exceed 1,000,000 shares and the maximum grant to any Employee or Non-Employee Director pursuant to a Performance Award in any calendar year shall not exceed 3,000,000 shares of Common Stock or the value of 3,000,000 shares (at the time of settlement) of Common Stock if settled in cash.

(b)

In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or other corporate event of similar nature), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share available under and subject to the Plan as provided herein, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

(c)

If (i) any shares of Common Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after June 13, 2014 any shares of Common Stock subject to an award under the Prior Plan are forfeited, an Award expires or an award under the Prior Plan is settled for cash (in whole or in part), the shares of Common Stock subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for grant under the Plan, in accordance with Section 3.3(d) below. In the event that withholding tax liabilities arising from a Full Value Award or, after June 13, 2014, an award other than an option or stock appreciation right under the Prior Plan are satisfied by tendering of shares of Common Stock (either actually or by attestation) or by withholding of shares of Common Stock by the Company, the shares of Common Stock

EXHIBIT F	F-4

so tendered or withheld shall be added to the shares of Common Stock available for Awards under the Plan in accordance with Section 3.3(d) below. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added to the shares of Common Stock authorized for grant under Section 3.3:

(i)

shares of Common Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or after June 13, 2014 an option under the Prior Plan, or to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right, or after June 13, 2014 an option or stock appreciation right under the Prior Plan (ii) shares of Common Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof, or after June 13, 2014 a stock appreciation right under the Prior Plan and (iii) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after June 13, 2014, options granted under the Prior Plan. Shares of Common Stock related to Performance Awards or Other Stock Awards that are payable exclusively in cash as provided in the Award Agreement will not be counted against the aggregate number of shares of Common Stock available for grant under the Plan.

(d)

Any shares of Common Stock that again become available for grant pursuant to this Section 3.3 shall be added back as (i) one (1) share of Common Stock for every one (1) share of Common Stock subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) 2.12 shares of Common Stock for every one (1) share of Common Stock subject to a Full Value Award granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

4. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Section 4.1 Grant of Options and SARs. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options and Stock Appreciation Rights (SARs) to Eligible Persons and Incentive Stock Options to Employees. Each grant of an Option or SAR shall be evidenced by an Award Agreement and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 4.2.

Section 4.2 Conditions of Options and SARs. Each Option and SAR so granted shall be subject to the following conditions:

(a)

Exercise Price. As limited by Section 4.2(e) below, the Award Agreement for each Option and SAR shall state the exercise price set by the Committee on the Date of Grant. No Option or SAR shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

(b)

Exercise of Options and SARs. Options and SARs granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement.

(c)

Form of Payment. The payment of the exercise price of an Option by the Participant shall be made in cash, shares of Common Stock, a combination thereof or in such other manner as the Committee may specify in the applicable Award Agreement. The payment of the Appreciation associated with the exercise of a SAR shall be made by the Company in shares of Common Stock or cash as determined by the Committee.

(d)

Term of Option or SAR. The term of an Option or SAR shall be determined by the Committee and specified in the applicable Award Agreement, except that no Option or SAR shall be exercisable after the expiration of ten years from the Date of Grant.

(e)

Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Employees of the Company or a Subsidiary and not to Employees of an Affiliated Entity unless such entity is classified as a “disregarded entity” of the Company or the applicable Subsidiary under the Code. In addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, Options issued in the form of Incentive Stock Options shall comply with the requirements of Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or canceled, expire no later than ten years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) not exceed $100,000. Incentive Stock Options which are in excess of the applicable $100,000 limitation will be automatically recharacterized as Nonqualified Stock Options. No Incentive Stock Options shall be granted to any Employee if, immediately before the grant of an Incentive Stock Option, such Employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries (as determined in accordance with the stock attribution rules contained in Sections 422 and 424(d) of the Code) unless the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is exercisable no more than five years from the date such Incentive Stock Option is granted.

F-5	CHESAPEAKE ENERGY CORPORATION

(f)

Shareholder Rights. No Participant shall have any rights as a shareholder with respect to any share of Common Stock subject to an Option or SAR prior to the purchase or receipt of such share of Common Stock by exercise of the Option or SAR. In addition, no Option or SAR granted under the Plan shall include any dividend equivalents.

Section 4.3 No Repricing. Except for adjustments made pursuant to Section 3.3(b), in no event will the Committee, without first obtaining

Shareholder Approval, (i) decrease the exercise price of an Option or SAR after the Date of Grant; (ii) accept for surrender to the Company any outstanding Option or SAR granted under the Plan as consideration for the grant of a new Option or SAR with a lower exercise price; or (iii) repurchase from Participants any outstanding Options or SARs that have an exercise price per share higher than the then current Fair Market Value of a share of Common Stock.

5. RESTRICTED STOCK AWARDS

Section 5.1 Grant of Restricted Stock. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Restricted Stock to any Eligible Person. Restricted Stock shall be awarded in such number, for such purchase price (if any) and at such times during the term of the Plan as the Committee shall determine. Each grant of Restricted Stock shall be evidenced by an Award Agreement and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2. Restricted Stock issued pursuant to a Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates into escrow until the restrictions associated with such Award are satisfied.

Section 5.2 Conditions of Restricted Stock Awards The grant of Restricted Stock shall be subject to the following:

(a)

Restriction Period. Each Restricted Stock Award shall require the holder to remain in the employment or otherwise be classified as an Eligible Person (or in the case of a Non-Employee Director, remain a director of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period (the “Restriction Period”). The Committee shall determine the Restriction Period or Periods that shall apply to the shares of Common Stock covered by each Award or portion thereof. In addition to any time vesting conditions determined by the Committee, Restricted Stock may be subject to the achievement by the Company of specified Performance Measures or other individual criteria as determined by the Committee. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Award or portion thereof.

(b)

Code Section 162(m). If the Committee intends for a Restricted Stock Award to be granted and administered in a manner designed to preserve the deductibility of the resulting compensation in accordance with Section 162(m) of the Code, then Performance Measures applicable to such Award shall be established in writing by the Committee no later than the earlier of (i) 90 days after the commencement of the relevant Performance Period and (ii) the date as of which 25% of the Performance Period has elapsed. The Committee’s discretion to modify or waive the Performance Measures related to the vesting of the Award may be restricted in order to comply with Section 162(m).

(c)

Forfeiture. Except as otherwise determined by the Committee, upon termination of service or employment during the Restriction Period, all shares of Restricted Stock still subject to forfeiture shall be forfeited by the Participant and any purchase price paid by the Participant shall be returned to such Participant.

(d)

Shareholder Rights. During any Restriction Period, the Committee may, in its discretion, grant to or withhold from the holder of Restricted Stock all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares or to receive dividends. If any dividends or other distributions are paid in shares of Common Stock and distributed to the holder of Restricted Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Common Stock subject to the Award with respect to which they were paid.

(e)

Minimum Vesting Condition. The minimum Restriction Period applicable to any Restricted Stock granted to an Employee that is not subject to performance criteria restricting the vesting of the Award shall be three years from the Date of Grant (subject to the provisions of Article 9).

6. RESTRICTED STOCK UNITS

Section 6.1 Grant of Restricted Stock Units. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Restricted Stock Units to any Eligible Person. Restricted Stock Units shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

Section 6.2 Conditions of Restricted Stock Unit Awards The grant of Restricted Stock Units shall be subject to the following:

(a)

Restriction Period. Each Restricted Stock Unit Award shall require the holder to remain in the employment or otherwise be classified as an Eligible Person (or in the case of a Non-Employee Director, remain a director of the Company, a Subsidiary, or an Affiliated Entity for the Restriction Period. The Committee shall determine the Restriction Period or Periods that shall apply to each Award. In

EXHIBIT F	F-6

addition to any time vesting conditions determined by the Committee, Restricted Stock Units may be subject to the achievement by the Company of specified Performance Measures or other individual criteria as determined by the Committee.

(b)

Code Section 162(m). If the Committee intends for a Restricted Stock Unit Award to be granted and administered in a manner designed to preserve the deductibility of the resulting compensation in accordance with Section 162(m) of the Code, then Performance Measures applicable to such Award shall be established in writing by the Committee no later than the earlier of (i) 90 days after the commencement of the relevant Performance Period and (ii) the date as of which 25% of the Performance Period has elapsed. The Committee’s discretion to modify or waive the Performance Measures related to the vesting of the Award may be restricted in order to comply with Section 162(m).

(c)

Forfeiture. Except as otherwise determined by the Committee, upon termination of service or employment during the Restriction Period, all Restricted Stock Units still subject to forfeiture shall be forfeited by the Participant.

(d)

Shareholder Rights. Restricted Stock Units shall not entitle a Participant to any of the rights of a shareholder with respect to the shares. Provided, however, the Committee may grant dividend equivalents with respect to Restricted Stock Units granted hereunder.

(e)

Minimum Vesting Condition. The minimum Restriction Period applicable to any Restricted Stock Unit granted to an Employee that is not subject to performance criteria restricting the vesting of the Award shall be three years from the Date of Grant (subject to the provisions of Article 9).

7. PERFORMANCE AWARDS

Section 7.1 Grant of Performance Shares. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Shares to any Eligible Person. Performance Shares shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Performance Award shall be evidenced by an Award Agreement and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 7.2.

Section 7.2 Conditions of Performance Awards. The grant of Performance Shares shall be subject to the following:

(a)

Performance Period. Performance Shares will be subject to the achievement of one or more performance goals by the Company or the Participant individually, measured for a prescribed period (the “Performance Period”), as specified by the Committee, such Performance Period to be not less than one year in duration. Such performance goals may be based upon the Company’s achievement of Performance Measures or other individual criteria.

(b)

Code Section 162(m). If the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the resulting compensation in accordance with Section 162(m) of the Code, then the Performance Measures applicable to such Award shall be established in writing by the Committee no later than the earlier of (i) 90 days after the commencement of the relevant Performance Period and (ii) the date as of which 25% of the Performance Period has elapsed. The Committee’s discretion to modify or waive the Performance Measures to the vesting of the Award may be restricted in order to comply with Section 162(m).

(c)

Payment Respecting Performance Shares. Performance Shares shall be earned to the extent that their terms and conditions are met, as certified by the Committee. The form and timing of payment for Performance Shares earned shall be determined by the Committee and specified in the Award Agreement.

(d)

Termination of Employment. The Committee, in its sole discretion, may (i) permit a Participant who ceases to be an Eligible Person before the end of any Performance Period, or the personal representative of a deceased Participant, to continue to be subject to a Performance Award relative to the current Performance Period until such Awards are forfeited or earned pursuant to their terms and conditions or (ii) authorize the payment to such Participant, or the personal representative of a deceased Participant, of the Performance Shares which would have been paid to the Participant had the Participant remained an Eligible Person to the end of the Performance Period. In the absence of such permission by the Committee, any unvested Performance Shares shall be forfeited when a Participant ceases to be an Eligible Person.

8. OTHER STOCK AWARDS

Section 8.1 Grant of Other Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, specify the terms and provisions of other forms of equity-based or equity-related awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common

Stock, or any combination thereof. Each Other Stock Award shall be evidenced by an Award Agreement and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 8.2.

Section 8.2 Minimum Vesting Condition. Other Stock Awards subject to performance criteria shall not vest in less than one year and Other Stock Awards which are subject to time vesting shall not fully vest in less than three years from the Date of Grant (subject to the provisions of Article 9).

F-7	CHESAPEAKE ENERGY CORPORATION

9. TREATMENT OF AWARDS UPON CERTAIN EVENTS

Section 9.1 Change of Control.

(a)

Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change of Control, and except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control in a manner approved by the Committee, then notwithstanding any other provisions of the Plan, (i) all outstanding Options and SARs shall be fully exercisable; (ii) restrictions on outstanding Restricted Stock, Restricted Stock Units, Other Stock Awards and Performance Awards shall lapse; and (iii) each outstanding Performance Award shall be deemed to have achieved a level of performance as specified by the Committee in the Award Agreement governing such Performance Award.

(b)

Awards Assumed or Substituted by Surviving Entity. With respect any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control in a manner approved by the Committee, if during the Change of Control Period a Participant’s employment is terminated without Cause or for Good Reason, (i) the Participant’s outstanding Options and SARs shall be fully exercisable and vested; (ii) any restrictions on outstanding Restricted Stock, Restricted Stock Units, Other Stock Awards and Performance Awards held by the Participant shall lapse; and (iii) each outstanding Performance Award held by the Participant shall be deemed to have achieved a level of performance as specified by the Committee in the Award Agreement governing such Performance Award.

(c)

Committee Discretion to Accelerate Upon Change of Control. Regardless of whether an event has occurred as described in paragraphs (a) and (b) above, the Committee may, in its sole discretion, determine that upon the occurrence of a Change of Control: (i) all or a portion of the outstanding Options and SARs shall be fully exercisable; (ii) restrictions on all or a portion of the outstanding Restricted Stock, Restricted Stock Units, Other Stock Awards and Performance Awards shall lapse; and (iii) all or a portion of the outstanding Performance Award shall be deemed to have achieved a level of performance as specified by the Committee

Section 9.2 Disability, Death, Retirement or Involuntary Termination. With respect to (i) a Participant who ceases to be an Eligible Person due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who ceases to be an Eligible Person due to the Participant’s retirement or involuntary termination (as defined by the Committee), the Committee, in its sole discretion, may permit the purchase of all or any part of the shares subject to any unvested Option or waive the vesting requirements or permit the continued vesting of any Award on the date the Participant ceases to be an Eligible Person due to Disability or death, or, except to the extent that such action would cause an Award intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code to not so qualify, retirement or involuntary termination. With respect to Options which have already vested at such date or the vesting of which is accelerated by the Committee in accordance with the foregoing provision, the Participant or the personal representative of a deceased Participant shall have the right to exercise such vested Options within such period(s) as the Committee shall determine.

10. GENERAL

Section 10.1 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not adopt any amendment without Shareholder Approval if (i) Shareholder Approval is necessary or desirable to qualify or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, or (ii) in the opinion of counsel to the Company, Shareholder Approval is required by any federal or state laws or regulations or the rules of any stock exchange on which the common stock may be listed.

Section 10.2 Withholding Taxes. Required withholding taxes associated with Restricted Stock, Restricted Stock Units, Performance Shares, Options or Other Stock Awards must be paid in cash unless the Committee permits a Participant to pay the amount of taxes required by law to be withheld from such Awards by directing the Company to withhold from any Award the number of shares of Common Stock having a Fair Market Value on the date of withholding equal to the amount of required withholding taxes.

Section 10.3 Code Section 83(b) Elections. The Company, its Subsidiaries and Affiliated Entities have no responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award subject to Section 83 in the Participant’s gross income for the year of grant pursuant to Section 83(b) of the Code. Any Participant who makes an election pursuant to Section 83(b) will promptly provide the Committee with a copy of the election form.

Section 10.4 Code Section 162(m). To the extent that an Award is intended to qualify as performance-based compensation under Section 162(m) of the Code, any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention.

Section 10.5 Code Section 409A. The Plan and all Awards shall be administered, interpreted, and construed in a manner consistent with Code Section 409A or an exemption therefrom. Should any provision of the Plan, any Award hereunder, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of the Code Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Committee, and without the consent of the Participant, in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code Section 409A. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s termination date (or death, if earlier), with interest from the date such amounts would otherwise have been paid at the short-term

EXHIBIT F	F-8

applicable federal rate, compounded semi-annually, as determined under Section 1274 of the Code, for the month in which payment would have been made but for the delay in payment required to avoid the imposition of an additional rate of tax on the Participant under Section 409A. In the event an Award is subject to Section 409A, any payments to be made under this Plan upon a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Plan comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

Section 10.6 Non-Transferability. Subject to other provisions of the Plan and any applicable Award Agreement, Awards are not transferable other than by will or the laws of descent and distribution. Any attempted sale, transfer, assignment, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, any Award contrary to the provisions hereof shall be void and ineffective, shall give no right to any purported transferee, any may, at the sole discretion of the Committee, result in forfeiture of the Award involved in such attempt. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by an Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing the shares of Common Stock subject to the Award to give appropriate notice of such restrictions.

Section 10.7 Committee Discretion. The Committee’s determinations under the Plan, including without limitation, (i) the determination of the Eligible Persons to receive Awards, (ii) the form, amount and timing of such Awards, (iii) the terms and provisions of such Awards, (iv) minimum employment or service periods, and (v) agreements evidencing the same, need not be uniform and, subject to any restrictions set forth in the Plan, may be made by the Committee selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

Section 10.8 Leaves of Absence, Suspensions. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any suspension of employment or leave of absence from the Company granted to a Participant whether such suspension or leave is paid or unpaid and whether due to a Disability or otherwise. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such suspension or leave of absence shall be treated as if the Participant ceased to be an employee of the Company and (ii) the impact, if any, of any such suspension or leave of absence on Awards under the Plan.

Section 10.9 Participant Misconduct. Notwithstanding anything in the Plan to the contrary, the Committee shall have the authority under the Plan to determine that in the event of serious misconduct by the Participant (including violations of employment agreements, confidentiality or other proprietary matters) or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliated Entity, any outstanding Award granted to such Participant may be cancelled, in whole or in part, whether or not vested. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary or

Affiliated Entity shall be determined by the Committee in good faith and in its sole discretion. This Section 10.09 shall have no effect and be deleted from the Plan following a Change of Control.

Section 10.10 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following the date this Plan is effective, and keep continuously effective and usable, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates representing shares of Common Stock evidencing Awards prior to:

(a)

the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(b)	the listing of such shares on any exchange on which the Common Stock may be listed; and

(c)

the completion of any registration or other qualification of such shares under any state or federal law or regulation of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

Section 10.11 Right to Continued Employment or Board Membership. Participation in the Plan shall not give any Participant any right to remain in the employ of the Company, a Subsidiary or an Affiliated Entity or any right to remain on the Board of the Company. Further, the adoption of this Plan shall not be deemed to give any Employee or Non-Employee Director or any other individual any right to be granted an Award.

Section 10.12 Other Compensation Programs. The existence and terms of the Plan shall not limit the authority of the Board in compensating Employees and Non-Employee Directors in such other forms and amounts, including compensation pursuant to any other plans as may be currently in effect or adopted in the future, as it may determine from time to time.

Section 10.13 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than the Committee or Board member. In no event shall any person who is or shall have been a member of the Committee or the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, including the furnishing of information, or failure to act, if in good faith.

Section 10.14 Construction. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 10.15 Governing Law, Severability. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable federal law. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability will not affect any other parts of the Plan, which will remain in full force and effect.

F-9	CHESAPEAKE ENERGY CORPORATION

At Chesapeake, we are focused on delivering shareholder value through financial discipline and profitable and efficient growth from captured resources, while promoting a culture of safety and integrity. Find out more about our corporate, social and environmental initiatives on chk.com, where you will find:

2013 ANNUAL REPORT

Energy Future

2012 CORPORATE RESPONSIBILITY REPORT

INVESTOR PRESENTATION

OUR LATEST INVESTOR PRESENTATION

The PLAY
Gaining
MOMENTUM

Visit chk.com/media and read the latest issue of *The Play*, our operational magazine that spotlights the many ways Chesapeake is becoming a top-performing E&P company.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas and the 10th largest producer of oil and natural gas liquids in the U.S. Headquartered in Oklahoma City, the company's operations are focused on discovering and developing its large and geographically diverse resource base of unconventional natural gas and oil assets onshore in the U.S. The company also owns substantial marketing, compression and oilfield services businesses.

/CHESAPEAKE

MIX
Paper from responsible sources
FSC® C101537

Chesapeake ENERGY

6100 North Western Avenue
Oklahoma City, OK 73118
chk.com

Chesapeake ENERGY

6100 NORTH WESTERN AVENUE
OKLAHOMA CITY, OK 73118

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. local time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. local time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chesapeake Energy Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLAN PARTICIPANTS
If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the "Plan") you may vote the Plan shares using the methods mentioned above up until 10:59 P.M. local time on June 11, 2014. If you do not vote your proxy, Plan shares credited to this account will be voted in the same proportion as the Plan shares of other participants for which the Trustee has received proper voting instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Chesapeake Energy Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also sign up for electronic delivery by visiting www.icsdelivery.com/chk.

IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, the signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M73779-P48594 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHESAPEAKE ENERGY CORPORATION

Unless otherwise directed, this proxy will be voted FOR all nominees listed.

1. Election of Directors	**For**	**Against**	**Abstain**
1a. Vincent J. Intrieri	☐	☐	☐
1b. Robert D. Lawler	☐	☐	☐
1c. John J. Lipinski	☐	☐	☐
1d. Frederic M. Poses	☐	☐	☐
1e. Archie W. Dunham	☐	☐	☐
1f. R. Brad Martin	☐	☐	☐
1g. Louis A. Raspino	☐	☐	☐
1h. Merrill A. "Pete" Miller, Jr.	☐	☐	☐
1i. Thomas L. Ryan	☐	☐	☐

Company Proposals - The Board of Directors recommends a vote FOR Proposals 2 - 8.	**For**	**Against**	**Abstain**
2. To approve an amendment to our Certificate of Incorporation to declassify our Board of Directors.	☐	☐	☐
3. To approve an amendment to our Certificate of Incorporation to increase the maximum number of Directors that may constitute our Board	☐	☐	☐
4. To approve an amendment to our Bylaws to implement proxy access.	☐	☐	☐
5. To approve an amendment to our Certificate of Incorporation to eliminate supermajority voting requirements.	☐	☐	☐
6. An advisory vote to approve our named executive officer compensation.	☐	☐	☐
7. To adopt a new Long Term Incentive Plan.	☐	☐	☐
8. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

Chesapeake ENERGY

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.chk.com/proxy.

M73780-P48594

PROXY

CHESAPEAKE ENERGY CORPORATION

Annual Meeting of Shareholders

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

June 13, 2014 10:00 A.M.

Chesapeake ENERGY

The undersigned hereby appoints Archie W. Dunham and James R. Webb, and each of them with full power of substitution, as proxies to represent and vote all shares of Common Stock of Chesapeake Energy Corporation (the "Company") that the undersigned would be entitled to vote, if personally present, at the Company's Annual Meeting of Shareholders to be held on Friday, June 13, 2014, at 10:00 a.m., local time, and at any adjournment thereof, as stated on the reverse side, and upon such other matters as may properly come before the meeting.

If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the "Plan"), this voting instruction form is sent to you on behalf of The Principal Financial Group, as Trustee of the Plan. Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope.

As a participant in the Plan, you hereby direct The Principal Financial Group, as Trustee, to vote all shares of Common Stock of Chesapeake Energy Corporation represented by your proportionate interest in the Plan (the "Plan Shares") at the Chesapeake Energy Corporation Annual Meeting of Shareholders to be held on Friday, June 13, 2014, at 10:00 a.m., local time, and at any adjournment thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting.

Only the trustee can vote the Plan Shares. You cannot vote the Plan Shares in person at the Annual Meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.